                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT



                                     BETWEEN

                       ORIX HOGAN - BURT PINELLAS VENTURE

                                   as Landlord



                                       AND



                             DIGITAL LIGHTWAVE, INC.

                                    as Tenant



                         EFFECTIVE DATE: JANUARY 9, 1998

                                TABLE OF CONTENTS



1.  TERM OF LEASE........................................................................................2
         1.1.     Initial Term of Lease..................................................................2
         1.2.     Lease Renewal Options..................................................................3
         1.3      Initial Occupancy......................................................................3

2.  DESIGN AND CONSTRUCTION OF IMPROVEMENTS..............................................................4
         2.1.     The Building and Other Improvements....................................................4
         2.2      Basic Design Services..................................................................5
         2.3      Preparation of Plans and Specifications................................................7
         2.4      Design of Tenant Improvements.........................................................10
         2.5      Construction of the Landlord's Work and Tenant Improvements...........................10
         2.6.     Change Orders.........................................................................14
         2.7.     Correction of Improvements............................................................15
         2.8.     Savings, Contingency and Cost.........................................................16
         2.9.     Books and Records.....................................................................16
         2.10.    Landlord's Failure to Timely Deliver..................................................16
         2.11.    Outside Delivery Date.................................................................17
         2.12     Alternative Dispute Resolution (ADR)..................................................17
         2.13.    Tenant Improvements and Tenant Allowance..............................................18
         2.14.    Tenant Installation Work..............................................................19

3.  RENT................................................................................................20
         3.1.     Rent..................................................................................20
         3.2.     Delinquent Rental Payments............................................................22

4.  USE OF DEMISED PREMISES.............................................................................23
         4.1.     Permitted Use.........................................................................23
         4.2.     Preservation of Demised Premises......................................................23

5.  HAZARDOUS SUBSTANCES................................................................................23
         5.1.     Tenant's Covenants Regarding Hazardous Substances.....................................23
         5.2.     Landlord's Covenants Regarding Hazardous Substances...................................25

6.  OPERATING EXPENSES..................................................................................27
         6.1.     Payment of Operating Expenses.........................................................27
         6.2.     Definition of Operating Expenses......................................................27
         6.3.     Certain Exclusions from Operating Expenses............................................28

7.  PAYMENT OF TAXES, ASSESSMENTS, ETC..................................................................30
         7.1.     Payment of Impositions................................................................30
         7.2.     Tenant's Right to Contest Impositions.................................................31
         7.3.     Levies and Other Taxes................................................................31
         7.4.     Evidence of Payment...................................................................32

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
         7.5.     Landlord's Right to Contest Impositions...............................................32
         7.6      Installment Payments..................................................................32

8.  INSURANCE...........................................................................................32
         8.1.     Landlord's Casualty Insurance Obligations.............................................32


         8.2.     Tenant's Liability and Other Insurance Coverage.......................................33
         8.3.     Landlord's Liability Insurance Coverage...............................................33
         8.4.     Extended Coverage Insurance Provisions................................................34
         8.5.     General Insurance Requirements........................................................34
         8.6.     Waiver of Subrogation.................................................................34
         8.7.     Tenant's Personal Property Coverage...................................................34
         8.8.     Unearned Premiums.....................................................................34
         8.9.     Blanket Insurance Coverage............................................................34

9.  UTILITIES...........................................................................................35

10. REPAIRS.............................................................................................35
         10.1     Landlord's Repairs....................................................................35
         10.1     Tenant's Repairs......................................................................35
         10.2.    Maintenance...........................................................................36
         10.3.    Prohibition Against Waste.............................................................36

11. COMPLIANCE WITH LAWS AND ORDINANCES.................................................................36
         11.1.    Compliance with Laws and Ordinances...................................................36
         11.2     Compliance with Permitted Encumbrances................................................37
         11.3     Tenant's Right to Contest Laws and Ordinances.........................................38

12. MECHANIC'S LIENS AND OTHER LIENS....................................................................38
         12.1.    Freedom from Liens....................................................................38
         12.2.    Landlord's Indemnification............................................................39
         12.3.    Removal of Liens......................................................................39

13. INTENT OF PARTIES...................................................................................39
         13.1.    No Abatement..........................................................................39
         13.2.    Entry by Landlord.....................................................................40
         13.3.    Interest on Unpaid Amounts............................................................40

14. DEFAULTS............................................................................................40
         14.1     Event of Default......................................................................40
         14.2.    Reletting by Landlord.................................................................41
         14.3.    Survival of Tenant's Obligations......................................................41
         14.4.    Damages...............................................................................42
         14.5     Landlord's Default....................................................................42
         14.6.    No Waiver.............................................................................43
         14.7.    Remedies Cumulative...................................................................43
         14.8.    Bankruptcy............................................................................43
         14.9.    Waiver by Tenant......................................................................44

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
15. DESTRUCTION AND RESTORATION.........................................................................44
         15.1.    Destruction and Restoration...........................................................44
         15.2.    Application of Insurance Proceeds.....................................................44
         15.3.    Continuance of Tenant's Obligations...................................................44
         15.4.    Completion of Restoration.............................................................44
         15.5.    Adjustment of Rent and Termination of Lease...........................................45

16. CONDEMNATION........................................................................................46
         16.1.    Condemnation of Entire Demised Premises...............................................46

         16.2.    Partial Condemnation/Termination of Lease.............................................46
         16.3.    Partial Condemnation/Continuation of Lease............................................46
         16.4.    Continuance of Obligations............................................................46
         16.5.    Adjustment of Rent....................................................................48
         16.6.    Determination of "Material Partial Condemnation"
                  and "Minor Partial Condemnation;" Arbitration.........................................48

17. ASSIGNMENT, SUBLETTING, ETC.........................................................................48
         17.1.    Restriction on Transfer (Transfer Requiring Landlord Consent).........................48
         17.2.    Transfers.............................................................................48

18. SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT...................................49
         18.1.    Subordination and Attornment by Tenant................................................49

19. SIGNS...............................................................................................49

20. CHANGES AND ALTERATIONS.............................................................................50
         20.1.    Tenant's Changes and Alterations......................................................50

21. INDEMNITY...........................................................................................52
         21.1     Indemnity of Landlord.................................................................52
         21.2.    Indemnity of Tenant...................................................................52
         21.3.    Defense Provisions....................................................................53

22. MISCELLANEOUS PROVISIONS............................................................................53
         22.1.    Entry by Landlord.....................................................................53
         22.2.    Exhibition of Demised Premises........................................................54
         22.3.    Notices...............................................................................54
         22.4.    Quiet Enjoyment.......................................................................55
         22.5.    Landlord's Continuing Obligations.....................................................55
         22.6.    Estoppel..............................................................................56
         22.7.    Delivery of Corporate Documents.......................................................56
         22.8.    Short Form Lease......................................................................57
         22.9.    Severability..........................................................................57
         22.10.   Successors and Assigns................................................................57
         22.11.   Captions..............................................................................57


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
          22.12.   Relationship of Parties...............................................................57
          22.13.   Entire Agreement......................................................................58
          22.14.   No Merger.............................................................................58
          22.15.   No Surrender During Lease Term........................................................58
          22.16.   Surrender of Demised Premises.........................................................58
          22.17.   Holding Over..........................................................................59
          22.18.   Survival..............................................................................59
          22.19.   Attorneys' Fees.......................................................................59
          22.20.   Landlord's Limited Liability. ........................................................59
          22.21.   Broker's Commissions..................................................................59
          22.22.   Covenants, Representations and Warranties.............................................60
          22.23.   Landlord's and Tenant's Permission, Consent or Approval...............................60
          22.24.   FORUM AND VENUE FOR LEGAL PROCEEDINGS/WAIVER OF JURY TRIAL............................60
          22.25.   Arbitration...........................................................................61
          22.26.   Counterparts; Expiration of Lease Agreement; "Effective Date".........................61

23.      EARLY CANCELLATION OPTION.......................................................................62

24.      DECLARATION OF COVENANTS........................................................................62

25.      STREET NAME.....................................................................................62

26.      PURCHASE OPTION.................................................................................63

27.      TENANT'S LETTER OF CREDIT.......................................................................63

28.      PURCHASE AND SALE AGREEMENT ....................................................................65

29.      LANDLORD'S LETTER OF CREDIT. ...................................................................66

30.      AGREEMENT TO PROVIDE LANDLORD'S LETTER OF CREDIT................................................66
         Exhibit A -- Land
         Exhibit B -- Permitted Encumbrances
         Exhibit C -- Preliminary Outline Specifications and Conceptual Plans
         Exhibit D -- Landlord's Work and Tenant Improvements Schedule
         Exhibit E -- Landlord's Work and Tenant Improvements Cost Schedule
         Exhibit F -- Declaration of Covenants, Conditions and Restrictions of
                      Bayside Concourse
         Exhibit G -- Terms of Sale and Purchase
         Exhibit H -- Form of Tenant's Letter of Credit
         Exhibit I -- Form of Landlord's Letter of Credit


                                       iv

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                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease Agreement" or "Lease"), made as of the "Effective Date" (as defined in Section 22.26), by and between ORIX HOGAN - BURT PINELLAS VENTURE ("Landlord"), and Digital Lightwave, Inc.
("Tenant").


                                   WITNESSETH:


Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the County of Pinellas and State of Florida, described in Exhibit "A" attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit "A" (the "Land"), the Building (as hereinafter defined), together with all Other Improvements (as hereinafter defined). The term "Demised Premises" means (i) a three-story building of approximately 92,225 "Rentable Square Feet" (as such term is defined in Section 3.1(e) of this Lease Agreement), which includes a three-story atrium lobby on the first floor (including a first-class lobby and entrance), and open atrium space on each of the second and third floors (the "Building"), (ii) a free standing parking garage for the exclusive use of Tenant, consisting of no less than 450 parking spaces, of which no less than 200 parking spaces will be under cover, with a card-reader or other access card system installed ("Garage"), and
(iii) all other improvements, machinery, equipment, fixtures and other property, real, personal or mixed (except Tenant's trade fixtures) installed or located on the Land or within the Building and Garage, together with all additions, alterations and replacements thereof (the "Other Improvements"). The Demised Premises are subject to the easements, restrictions, reservations and other encumbrances (the "Permitted Encumbrances") set forth in said Exhibit "B", true and complete copies of which Landlord has furnished to Tenant at or prior to the execution and delivery hereof. Without limiting Tenant's permitted uses of the Demised Premises as set forth in this Lease Agreement, Landlord and Tenant acknowledge that Tenant's intended primary use of the Demised Premises will be for software and hardware design, testing, research, development, and general office use ("Tenant's Intended Use"). Effective on the date that Landlord purchases the Land, Landlord represents and warrants to Tenant (a) that Landlord is the sole owner in fee simple of the Land and (b) that the Landlord has the full right and authority to lease to Tenant the Demised Premises and to otherwise enter into this Lease Agreement on the terms and conditions set forth herein and (c) Landlord is not in default in any of its obligations to any existing mortgagee or ground lessor and Landlord is current in all its payments to said mortgagee(s) or ground lessor, (d) the Demised Premises is located in a municipal zoning classification that permits Tenant to use the Demised Premises for Tenant's Intended Use and related incidental uses, and (e) that none of the Permitted Encumbrances materially and adversely affect Tenant's ability to use the Demised Premises for Tenant's Intended Use.

1.       TERM OF LEASE.

         1.1.     Initial Term of Lease.

                  (a) Commencement Date. This Lease Agreement shall be for an initial term of ten (10) years (the "Initial Term") commencing on the "Commencement Date" (as hereinafter defined). The term "Commencement Date" shall mean the earlier of the date of (i) Substantial Completion, as hereinafter defined in Section 1.1(b) below, and delivery of an SNDA, as hereinafter defined, pursuant to the terms and conditions set forth in this Lease Agreement or (ii) the occupancy of the Demised Premises and commencement of business operations by Tenant or (iii) the date that Substantial Completion would have occurred but for the delay caused or contributed to by any act or neglect of Tenant or those acting for or under Tenant (including Tenant Change Orders, Tenant Installation Work, Tenant Installation Contractor and Tenant Installation Contracts) (calculated in whole days for the actual number of days of delay), including delays attributable to Tenant's responses to or delivery of plans and specifications as set forth in Article 2 of this Lease or Tenant's selection of special or long lead time items beyond Landlord's control (provided Landlord notifies Tenant in writing of any long lead items and the actual number of days it will take to receive such items within ten (10) business days after Landlord's initial receipt of plans or specifications including such item, and then only to the extent that such delay could not be avoided or reduced by Landlord's timely ordering of such item, allowing for such long lead time.) (collectively "Tenant Delay"). If Landlord desires to allege that Tenant Delay has occurred, no later than ten (10) business days after the occurrence of a Tenant Delay, Landlord shall deliver Tenant written notice that an alleged Tenant Delay has occurred; provided, however, that with respect to subparagraph
(iii) hereof, to the extent any other Force Majeure Event coincides with an event of Tenant Delay, the date that Substantial Completion would have occurred but for such other Force Majeure Event will be extended "day for day" to the extent of such other Force Majeure Event.

                  (b) Substantial Completion. The term "Substantial Completion" shall mean the last to occur of:

                           (i) Certificate of Occupancy -- the day that Landlord receives and copies Tenant with notice that a Certificate of Occupancy, (without condition which could reasonably limit, or increase the expense of, Tenant's use of the Demised Premises), which permits Tenant to use the Demised Premises for Tenant's Intended Use has been issued by Pinellas County, Florida with respect to the Landlord's Work and Tenant Improvements (as hereinafter defined);

                           (ii) Certificate of Architect -- the day that Landlord receives and copies Tenant with an original, fully executed Certificate of Substantial Completion on AIA Form G704 (1994) and issued by Smallwood, Reynolds, Stewart, Stewart & Associates, Inc. ("Architect") certifying to Landlord and Tenant that the Building and Tenant Improvements, to the best of its knowledge and belief after due review and inspection, have been substantially completed in accordance with the Final Construction Documents, with the only exception of so-called "punch list" items which, in the aggregate, do not materially interfere with the Tenant's use and enjoyment of the Building and Tenant Improvements;

                           (iii) Certificate of Completion -- the day that Landlord and Tenant receive a Certificate of Substantial Completion on AIA Form G704 (1994) from the engineer of record certifying to Landlord and Tenant that the Off-Site Improvements (hereinafter defined in Section 2.1) required to construct and operate the Building and Tenant Improvements to the best of its knowledge and belief after due review and inspection have been substantially completed in accordance with the Final Construction Documents, with the only exception of so called punch list items which, in the aggregate, do not materially interfere with the Tenant's use and enjoyment of the Building and Tenant Improvements;

                           (iv) November 15, 1998.

                  (d) Lease Year. For the purposes of this Lease Agreement, the term "Lease Year" shall be defined as follows. The first Lease Year shall begin on the Commencement Date and if the Commencement Date occurs on the first day of the month, the first Lease Year will end 12 months thereafter. If the Commencement Date occurs on other than the first day of a calendar month the first Lease Year will end on the last day of the twelfth
(12th) calendar month in which the Commencement Date occurred. (For example, if the Commencement Date occurs on November 6, 1998, the first Lease Year ends on November 30, 1999 and Rent shall be paid to Landlord, prorated for the November, 1998 period and paid in full for each month thereafter for the First Lease Year). Each subsequent Lease Year shall commence on the day immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months. Promptly after the Commencement Date the parties shall execute and deliver a written statement which verifies the actual Commencement Date.

         1.2.     Lease Renewal Options.

                  (a) Tenant shall have the right to renew this Lease Agreement for two (2) additional terms of five (5) years (each hereinafter referred to as a "Renewal Term"), provided that (i) Tenant gives Landlord written notice of its renewal of this Lease Agreement no later than one (1) year prior to the expiration of the Initial Term or Renewal Term, as the case may be, and (ii) Tenant is not then in default under the terms of this Lease Agreement, beyond any applicable notice and cure periods, and this Lease Agreement is in full force and effect. References to the "Term" shall mean the term of this Lease Agreement, and shall include the Initial Term and, if applicable, the Renewal Term(s). The Base Rent to be paid during the first year of each Renewal Term shall be equal to ninety-five percent (95%) of the Market Rent then being paid by other tenants occupying a similar amount of space at a comparable building in Pinellas County, Florida and each year thereafter the Base Rent shall be escalated by the Market Rent escalations (the "Renewal Base Rent"). In the event Tenant provides Landlord with notice of its exercise of its option to renew, Tenant and Landlord shall negotiate in good faith to determine the Market Rent to be paid during the applicable Renewal Term, based upon the foregoing criteria. If the parties are unable to agree upon the market rent as described above within thirty (30) days after the giving of Tenant's notice of intent to renew, then the parties shall submit the dispute to binding arbitration as provided in Section 22.25 below. For purposes of this provision, the term "Market Rent" shall include consideration of rent together with additional terms, including, but not limited to, concessions, allowances and annual rent escalations, if applicable.

         1.3 Initial Occupancy. Except as provided in this paragraph, Tenant shall initially occupy sixty-seven percent (67%) of the Building during the first Lease Year (the "Initial Occupancy Space"), and Base Rent payable during that period shall be based on the area contained in the Initial Occupancy Space.

Commencing on the first day of the Second Lease Year (the "Expansion Space Commencement Date") and continuing through the remainder of the Term, Tenant shall pay Rent for and have the right to occupy the entire Building. Tenant may exercise the option to occupy that portion of the Building not included in the Initial Occupancy Space (the "Expansion Space") before the commencement of the Second Lease Year by written notice to Landlord given no later than 245 days after the Commencement Date (the "Expansion Space Notice"). Within ninety (90) days after (i) receipt by Landlord of the Expansion Space Notice and Tenant and Landlord approved plans and specifications and (ii) the date on which permits related thereto are available for issuance, subject to delays for delivery of "long lead" items and Force Majeure Events, Landlord shall complete construction of the Tenant Improvements in the Expansion Space, obtain the certificate of occupancy for such space, and deliver possession thereof to Tenant. Only those items selected by Tenant and identified as "long lead" items in Landlord's written notice to Tenant given within ten (10) business days after Landlord's initial receipt of specifications containing such items will be deemed "long lead" items for purposes of this Lease. If the Tenant occupies the Expansion Space during the first Lease Year, then commencing on the day of Tenant's occupancy of the Expansion Space and continuing until the Expansion Space Commencement Date, Base Rent shall be increased by a per diem amount equal to the cost of constructing the Tenant Improvements (based on the contract price under the construction contract approved by Tenant in the same manner as provided in Article 2 hereof) in the Expansion Space, multiplied by 8.5%, and divided by 365 (the "Expansion Space Base Rent"). If Tenant elects not to deliver to Landlord the Expansion Space Notice, Landlord shall complete the Tenant Improvements for the Expansion Space and deliver possession to Tenant of the Expansion Space on or before the Expansion Space Commencement Date, provided that Tenant and Landlord approved plans and specifications have been received by Landlord no later than 245 days following the Commencement Date and permits are available for issuance no later than 275 days following the Commencement Date. If the approved plans and specifications are not delivered to Landlord within 245 days of the Commencement Date, each day that such delivery is delayed shall be deemed a Tenant Delay. In the event Landlord fails to achieve Substantial Completion of the Tenant Improvements within the Expansion Space and deliver possession of the Expansion Space on or before the date provided in this Section, and such delay is not due to delays for delivery of "long lead" items or Force Majeure Events, Landlord shall pay to Tenant as liquidated damages for such delay, and not as a penalty, an amount equal to $.08 per square foot for each square foot of Expansion Space for which Substantial Completion has not been achieved for each day of delay beyond the date specified in this Section for such delivery. Base Rent shall commence on the Expansion Space on the earlier of (i) the Expansion Space Commencement Date, as such date may be extended by Force Majeure Events or (ii) occupancy of the Expansion Space and commencement of business operations in the Expansion Space by Tenant or (iii) the date Substantial Completion of the Tenant Improvements in the Expansion Space would have occurred but for the actual number of days of delay caused by Tenant Delay. If Landlord desires to allege that Tenant Delay has occurred, no later than ten (10) business days after the occurrence of a Tenant Delay, Landlord shall deliver Tenant written notice that an alleged Tenant Delay has occurred, provided, however, that with respect to Section 1.1(a)(iii) hereof, to the extent any other Force Majeure Event coincides with an event of Tenant Delay, the date that Substantial Completion would have occurred but for such other Force Majeure Event of the Tenant Improvements in the Expansion Space will be extended "day for day" to the extent of such other Force Majeure Event.

2.       DESIGN AND CONSTRUCTION OF IMPROVEMENTS

         2.1. The Building and Other Improvements. The Landlord shall design and construct or have constructed pursuant to this Lease Agreement (i) the Building
(ii) the Garage (iii) the Other Improvements as that term is defined herein, (iv) off-site improvements necessary or appropriate for the use of the Demised Premises, including but not limited to exterior entrances features, landscaping, utilities, retention and waterways, culverts, sidewalks, and roadway improvements providing reasonable access from 49th Street and Roosevelt Boulevard to the Land ("Off-Site Improvements") and
(v) environmental mitigation and enhancement to the extent permitted or required by applicable governmental agencies to the Demised Premises (the foregoing are referred to herein as the "Landlord's Work"). The Landlord's Work will be designed and constructed by Landlord at its sole cost and expense in accordance with the terms hereof and delivered to Tenant in "turnkey" condition. The Landlord's Work to be constructed by Landlord shall be designed in accordance with the Conceptual Plans and Specifications (as hereinafter defined in Section 2.3(a)) and constructed in accordance with the Tenant-approved Final Construction Documents (as hereinafter defined in Section 2.3(d)). Landlord agrees to furnish at Landlord's sole cost and expense all of the material, labor, and equipment for the construction of the Landlord's Work. The Landlord's Work shall be constructed in a good and workmanlike manner in accordance with the Tenant approved Final Construction Documents and Landlord agrees to complete the construction thereof in accordance with the applicable building code in effect at the time of issuance of the building permits and all other applicable Laws as they are presently interpreted and enforced by the governmental bodies having jurisdiction thereof and in accordance with the Minimum Building Standards (as hereinafter defined). The Off-Site Improvements shall be designed and constructed in a first-class manner, substantially consistent with the complex known as "Fountain Square Office Park" located in Tampa, Florida (except for concrete tiered retention ponds).

         2.2      Basic Design Services.

                  (a) All design services required to be performed hereunder or caused to be performed hereunder by the Landlord for the Landlord's Work, including, without limitation, the preparation of the Design Development Documents and the Final Construction Documents, both as hereinafter defined, shall be performed by the Architect who is a qualified, licensed architect who has been selected by Landlord and The Perry Company ("Design/Builder"). All such basic design services for the Landlord's Work shall be paid by the Landlord. The professional obligations of the Architect shall be undertaken and performed in the interest of the Landlord, Tenant and the Design/Builder. Landlord has employed the Design/Builder and Design/Builder has employed (i) Architect as the architect of record to prepare the Conceptual Plans and Specifications, the Design Development Documents and the Final Construction Documents, (ii) Peridian as the landscape architect (the "Landscape Architect"), and (ii) Be-Mac's Landscaping & Maintenance Service as the landscape contractor (the "Landscape Contractor"). Landlord may not replace Design-Builder, the Landscape Architect or the Landscape Contractor, without the written approval of Tenant, which approval shall not be unreasonably withheld or delayed. Neither the Landlord nor the Design-Builder may replace the Architect as the architect of record without the written approval of Tenant, which approval shall not be unreasonably withheld or delayed.

                  (b) The Landlord represents and warrants to the Tenant that Landlord shall provide all documents and materials necessary for the Design/Builder to submit an accurate and complete proposal. The Landlord further acknowledges and confirms that it has examined the site and all physical, legal and other conditions affecting the Landlord's Work and is fully familiar with the site and with such conditions and that Landlord shall fully inform the Design/Builder of all such information. The Landlord specifically represents and warrants to the Tenant that it is intimately familiar with the physical condition of the real property and has examined (1) the nature, location, and character of the Landlord's Work and the site, including, without limitation, the surface and subsurface conditions of the site and all structures and obstructions thereon and thereunder, both natural and man-made, and all surface and subsurface water conditions of the site; (2) the nature, location, and character of the general area in which the Landlord's Work is located, including without limitation, its climatic conditions, available labor supply and labor costs, and available equipment supply and equipment costs; and (3) the quality and quantity of all materials, supplies, tools, equipment, labor, and professional services necessary to complete the Landlord's Work and Tenant Improvements in the manner and within the cost and time required by this Lease Agreement. The Landlord shall be responsible for any surface, subsurface, subsurface water or soil conditions upon the site, and the cost of any remedial action necessitated thereby shall be the sole responsibility of the Landlord.

                  (c) Landlord shall prepare and Tenant shall review no fewer than three (3) separate sets of plans and specifications for each phase of the design of Landlord's Work. The phases of the design of the Landlord's Work are referred to in this Lease Agreement as the Conceptual Plans and Specifications (as hereinafter defined in Section 2.3(a)), the Design Development Documents (as hereinafter defined in Section 2.3(c) and the Final Construction Documents (as hereinafter defined in Section 2.3d). Both parties agree that the Conceptual Plans and Specifications have been agreed upon and, except through Change Orders in accordance with Section 2.6, that Tenant shall have no further right to review and approve the Conceptual Plans and Specifications. Both parties acknowledge that the Conceptual Plans and Specifications contain certain minimum building performance standards (the "Minimum Building Standards") which must be met by the Landlord, notwithstanding the Tenant's approval of the subsequent Design Development Documents and the Final Construction Documents. No change whatsoever may be made to the Minimum Building Standards set forth in the Conceptual Plans and Specifications, unless the Tenant shall approve, in Tenant's sole and absolute discretion, such change or omission pursuant to a written Change Order, numbered and dated, except for minor nonmaterial changes not involving a change in completion time, or in the aesthetics, quality or functionality of the Building.

                  (d) Conflicts. Subject to paragraph 2.2(c) above, if there shall be any conflict between the Conceptual Plans and Specifications (as hereinafter defined in Section 2.3(a)) and the Design Development Documents (as hereinafter defined in Section 2.3(c) (as approved in writing by Tenant or amended by any Change Order properly executed and delivered by the Tenant and the Landlord pursuant hereto), the Design Development Documents shall prevail and govern, except that the Landlord shall be responsible to design and construct the Landlord's Work to meet all applicable statutes, regulations, ordinances, codes, orders, and approvals, including without limitation, the Americans with Disabilities Act of 1990 and the Florida Accessibility Code (collectively referred to herein as the "Laws") and the Minimum Building Standards. Notwithstanding the foregoing, the Landlord shall be responsible to identify in writing to Tenant any material changes to the previously approved plans and specifications and shall be responsible for any errors and omissions from the previously approved plans and specifications (notwithstanding Tenant's approval of the current plans and specifications). If there shall be any conflict between the Design Development Documents and the Final Construction Documents (as approved in writing by Tenant or amended by any Change Order properly executed and delivered by the Tenant and the Landlord pursuant hereto), the Final Construction Documents shall prevail and govern, except that the Landlord shall be responsible to design and construct the Landlord's Work to meet all Laws (as defined herein) and the Minimum Building Standards.

         2.3      Preparation of Plans and Specifications.

                  (a) Conceptual Plans and Specifications. The Landlord's Work shall include and incorporate all those certain design and program elements and Minimum Building Standards contained in the Conceptual Plans and Specifications, which Conceptual Plans and Specifications are attached hereto as Exhibit "C" and incorporated herein by reference (collectively, the "Conceptual Plans and Specifications"). The Conceptual Plans and Specifications have been approved by Landlord and Tenant. Landlord shall deliver to Tenant data disks on Autocad v.12 or later for the Conceptual Plans and Specifications.

                  (b) Review Period. The term "Review Period" shall mean a five
(5) business day period after receipt by Tenant at the address set forth in
Section 22.3 below, as the case may be for applicable items requiring a Tenant response or a five (5) business day period after receipt by Landlord at the address set forth in Section 22.3 below, as the case may be for applicable items requiring a Landlord response, during which such party shall review the submitted documents and provide comment or approve such documents pursuant to the terms set forth in this Section 2.3. Landlord shall arrange for meetings, no less often than weekly, among Landlord, Tenant, Tenant's consultants, Design/Builder, and Architect to review the progress of the preparation of the plans and specifications and to obtain input and comments on an on-going basis. Such meetings shall be at times and locations convenient for all attendees.

                  (c) Design Development Documents. The Landlord shall prepare or cause to be prepared detailed and complete design development drawings and specifications (collectively, the "Design Development Documents") based on, consistent with, and being the logical extension of the Conceptual Plans and Specifications. The Design Development Documents shall indicate the requirements for the construction of the Landlord's Work, locations of all mechanical, plumbing and HVAC systems. The Design Development Documents shall be completed by the Landlord and five (5) full-size sets thereof submitted to the Tenant on or prior to January 15, 1998 ("Initial Design Deadline"). Tenant shall have a Review Period to approve, reject or comment on, in writing, a submission of the proposed Design Development Documents furnished by Landlord. The Tenant shall respond in writing within the Review Period and if such response does not unconditionally approve Landlord's submission, Tenant shall include in its response a reasonable explanation of those comments that are not self-explanatory ("Tenant's Response"). Upon Landlord's receipt of Tenant's Response, Landlord and Tenant shall meet, and endeavor to agree on changes in the proposed Design Development Documents that are not inconsistent with the Conceptual Plans and Specifications, within a Review Period commencing upon Landlord's receipt of Tenant's Response. If the proposed Design Development Documents are not approved within this Review Period, or one of the parties reasonably determines that an agreement cannot be reached within this Review Period, the proposed Design Development Documents of Landlord and the proposed Design Development Documents of Tenant shall be immediately submitted to the "Independent Architect" in accordance with Section 2.3(i). Once the Design Development Documents have been approved by Landlord and Tenant in accordance herewith, or deemed approved by the Independent Architect, such Design Development Documents shall be deemed incorporated into this Lease Agreement.

                  (d) Final Construction Documents. Once the Design Development Documents are approved, the Landlord shall prepare the permanent set of final construction documents (collectively, the "Final Construction Documents"). The Final Construction Documents shall be completed by Landlord and five (5) full-size sets submitted to the Tenant within forty-five (45) calendar days of approval of the Design Development Documents ("Second Design Deadline"). Tenant shall have a Review Period to approve, reject or comment on, in writing, a submission of the proposed Final Construction Documents furnished by Landlord. Tenant shall respond in writing within the Review Period and if such response does not unconditionally approve Landlord's submission, Tenant shall include in its response a reasonable explanation of those comments that are not self-explanatory ("Tenant's Response"). Upon Landlord's receipt of Tenant's Response, Landlord and Tenant shall meet, and endeavor to agree on changes in the proposed Final Construction Documents that are not inconsistent with the approved Design Development Documents, within a Review Period commencing upon Landlord's receipt of the Tenant's Response. If the proposed Final Construction Documents are not approved within this Review Period, or one of the parties reasonably determines that an agreement cannot be reached within this Review Period, the proposed Final Construction Documents of the Landlord and the proposed Final Construction Documents of the Tenant shall be immediately submitted to the "Independent Architect" in accordance with Section 2.3(i). Once the Final Construction Documents have been approved by Landlord and Tenant in accordance herewith, or deemed approved by the Independent Architect, such Final Construction Documents shall be deemed incorporated into this Lease.

                  (e) Notice of Changes. Upon any submission by the Landlord to the Tenant, whether such submission is required hereunder or not, the Landlord shall notify the Tenant in writing of any Change Orders that may be contemplated or required by the documents included in such submission. In giving such written notice, the Landlord shall separately list and identify each proposed change, omission or addition for which there is to be a Change Order. No such change shall be effective unless and until it is approved by the Tenant and the Landlord pursuant to a separate Change Order. Pricing for all Change Orders shall follow the procedures set forth in Section 2.6 of this Lease Agreement.

                  (f) Land Use Approvals. Prior to the Construction Start Date (as hereinafter defined in Section 2.5(e)), the Landlord shall, at Landlord's sole cost and expense, obtain all land use, zoning, platting, site plan, and all other approvals necessary to permit the commencement of construction of the Landlord's Work and shall be solely responsible for all costs, fees and submissions necessary to obtain such approvals.

                  (g) Design Responsibility. The Tenant has provided to the Landlord all relevant information requested by the Landlord regarding the Tenant's requirements for the Landlord's Work, and these have been incorporated into the Conceptual Plans and Specifications. The Tenant is relying on the Landlord to request all such necessary information and to advise the Tenant as to the best appropriate design and construction materials, means and methods to achieve a Class-A office building and related improvements within the agreed budget for the Landlord's Work. The providing of any information by the Tenant shall not relieve the Landlord of its obligations to design and construct the Landlord's Work in accordance with the Conceptual Plans and Specifications. The Tenant has reserved the right to make changes in such requirements; provided, however, that any such changes shall require a Change Order signed by the Tenant and the Landlord, numbered and dated, in accordance with Section 2.6(c) of this Lease Agreement.

                  (h) Feasible Schedule. The Landlord has carefully examined and analyzed the site, the Conceptual Plans and Specifications and all factors related to its proposal for the Landlord's Work and agrees that the Substantial Completion Date is feasible and reasonable. The Landlord further agrees that, the Landlord and the Design/Builder are better able than the Tenant, the Tenant's consultants or any other of the Tenant's representatives to provide the services herein for the Tenant in the Tenant's best interest, and to assess such feasibility and reasonableness, and do fully accept the risks of substantially completing the Landlord's Work prior to the Substantial Completion Date, subject to the other terms and conditions of this Lease Agreement.

                  (i) Independent Architect. Any disputes arising in connection with the approvals required under this Section 2.3, consistency of each of the phases of plans and specifications under Subsections 2.3(b) and (d) above, or errors and omissions from previously approved plans and specifications shall be referred to Hellmuth, Obata & Kassabaum (the "Independent Architect") for binding arbitration. These binding arbitration proceedings shall be conducted in Tampa, Florida, and the parties acknowledge that Design/Builder shall be included as a party to the binding arbitration. With respect to any binding arbitration conducted under this Section, the Independent Architect shall enter a final written decision with five (5) business days of the receipt of the proposed Design Development Documents or the proposed Final Construction Documents, as applicable, and written comments of each party. Neither party can dismiss the Independent Architect from appointment hereunder without the written consent of the other party. Should the Independent Architect be dismissed by mutual agreement of the parties, or should the Independent Architect resign this appointment, a new independent third party architect will be selected by mutual agreement of the parties. The Independent Architect's reasonable fees and costs shall be shared equally between Landlord and Tenant.

                  (j) Control of Plans. The drawings, specifications and other documents prepared by or on behalf of the Landlord pursuant to this Lease Agreement (including, without limitation, the Conceptual Plans and Specifications, the Design Development Documents and the Final Construction Documents (collectively the "Plans")) shall be conditionally assigned to the Tenant upon commencement of the Lease Agreement to secure the completion of the Landlord's Work and to secure that such plans cannot be used on any other project during the term of this Lease without the consent of Tenant. The Tenant shall be granted by the Landlord, Design/Builder and Architect, the absolute right to use the drawings, specifications and other documents for the Landlord's Work and Tenant Improvements in order to complete the Landlord's Work in the event of default by the Landlord under the Lease Agreement; provided, however, that Tenant shall indemnify, defend and hold Landlord, Design/Builder and Architect harmless from and against any and all claims, suits, actions, judgments, losses, expenses or damages resulting from:

                  (1) Tenant's use of this work product on other projects, if
                      Landlord, Design/Builder and Architect are not retained in connection therewith;

                  (2) Tenant's use for additions to the Landlord's Work and
                      Tenant Improvements after completion if Landlord, Design/Builder and Architect are not retained in connection therewith; or

                  (3) Tenant's use in completing the Landlord's Work and Tenant
                      Improvements after termination of the Lease Agreement, but only if and to the extent such documents are modified by Tenant subsequent to termination of the Lease Agreement for reasons other than errors, omissions, or changes in Laws.

During the term of this Lease, neither the Landlord, the Design/Builder nor the Architect or any of its sub-consultants shall claim any copyright in the Plans and Tenant shall be conditionally assigned all common law, statutory and other reserve rights with respect thereto, by the Landlord, Design/Builder and Architect and other sub-consultants. Copies of the Plans shall be delivered to the Tenant upon commencement of the Lease Agreement and the Plans shall not be used by the Landlord, Design/Builder, Architect or any of its sub-consultants on other projects without the specific written consent of the Tenant in each instance.

                  (k) Delivery of Documentation. For the purposes of Section 2 of this Lease Agreement, all documentation requiring approval by the Landlord or by Tenant, shall be delivered by commercial courier or overnight express service, such as Federal Express, to the attention of the specific individuals designated by Landlord and Tenant herein.

                  (l) Default of Tenant. In the event that Tenant is in default under this Lease and as a result the Lease is terminated, the conditional assignment to Tenant under Section 2.3(j) shall automatically terminate and Landlord shall, in addition and supplemental to its other rights and remedies under this Lease, be entitled to immediately, and, without restriction, use the Plans for any purpose.

         2.4 Design of Tenant Improvements. Tenant has engaged its own architect and space planner to provide "permit drawings" ("Tenant Drawings") relating to the design of the tenant improvements (the "Tenant Improvements"), Tenant shall pay for all services of its architect and space planner. The Tenant Drawings shall be consistent with the Design Development Drawings and shall include, at a minimum, the following:

                      (i)    dimension partition plans (type and location);
                      (ii)   reflected ceiling plans;
                      (iii)  interior details;
                      (iv)   materials selection and finish schedule;
                      (v)    door schedule;
                      (vi) Tenant's mechanical, electrical and plumbing requirements (including riser diagrams);
                      (vii)  fire sprinkler layout;
                      (viii) preliminary hardware specification schedule;
                             and
                      (ix) details/section drawings of any special construction items.


Landlord's only payment obligation is for the Tenant Improvement Allowance set forth in Section 2.13 of this Lease Agreement. Subject to all other terms and conditions relating to the Tenant Improvements, including the costs of such Tenant Improvements, Landlord shall be responsible for constructing the Tenant Improvements (in accordance with the Tenant Drawings) together with Landlord's Work pursuant to and in accordance with the dates (subject to Force Majeure Events) set forth in the Landlord's Work and Tenant Improvements Schedule attached hereto as Exhibit "D", as the same may be amended from time to time in accordance with the terms of this Lease (the "Landlord's Work and Tenant Improvements Schedule") and pursuant to the requirements of Section 2.5 below.

         2.5      Construction of the Landlord's Work and Tenant Improvements.

                  (a) Generally. Construction services shall be performed by Design/Builder who is a qualified licensed construction contractor. Design/Builder shall be paid by the Landlord and shall act in the interest of the Landlord and the Tenant.

                  (b) Design/Builder. Landlord shall enter into a Design/Build Agreement for construction of the Landlord's Work on the basis of a stipulated sum. This Design/Build Agreement shall be on an "open-book" format but Tenant shall not have any right to audit the charges under the Design/Build Agreement or contest any payments made by Landlord to Design/Builder. However, nothing herein shall be deemed an assignment, reduction or abrogation of Landlord's obligations and liabilities to Tenant hereunder with respect to the Design Development Documents and Final Construction Documents and for construction of the Landlord's Work and Tenant Improvements.

                  (c)      Permitting and General Conditions.

                           (i) The Landlord shall be responsible for filing any and all documents required to obtain all necessary permits and approvals from governmental authorities having jurisdiction over the Landlord's Work, and shall pay for all permits and fees;

                           (ii) Landlord shall provide or cause to be provided, and shall pay for, design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Landlord's Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Landlord's Work;

                           (iii) The Landlord shall cause the Landlord's Work and Tenant Improvements to be performed using the Landlord's best skill and attention. The Landlord shall be responsible for and shall coordinate all construction means, methods, techniques, sequences and procedures;

                           (iv) The Landlord shall keep the Tenant regularly informed of the progress and quality of the Landlord's Work and Tenant Improvements. The Landlord and Design/Builder shall provide reasonable access to the Tenant, the Tenant's employees, consultants and representatives in order to inspect the Landlord's Work and Tenant Improvements;

                           (v) The Landlord hereby warrants to the Tenant that all materials and equipment incorporated in the Landlord's Work and Tenant Improvements will be new unless otherwise specified, and that the Landlord's Work and Tenant Improvements will be of good quality, free from faults and defects, and in conformance with the requirements of Conceptual Plans and Specifications, the Design Development Documents, the Final Construction Documents. Landlord's Work and Tenant Improvements not conforming to such requirements shall be corrected in accordance herewith;

                           (vi) The Landlord shall pay all sales, consumer, use and similar taxes arising in connection with the Landlord's Work and Tenant Improvements, and shall secure and pay for all required building and other permits and governmental fees, impact fees, fees in the nature of contributions in aid of construction, zoning, platting and other development fees and costs (and the fees and costs of attorneys, consultants and others necessary to obtain any such approvals, plats, site plans or other approvals or permits), licenses and inspections necessary for the proper execution and completion of the Landlord's Work and Tenant Improvements.

                           (vii) The Landlord shall give notices as required by, and shall comply with all laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Landlord's Work and Tenant Improvements.

                           (viii) The Landlord shall pay any applicable royalties and license fees arising in connection with the Landlord's Work. The Landlord shall defend suits or claims for infringement of patent rights and shall indemnify and save the Tenant, the Tenant's subsidiaries, parents and affiliates and their respective shareholders, directors, agents and employees, harmless from and against loss or liability on account thereof. The provisions of this Section shall survive the expiration or prior termination of this Lease.

                           (ix) The Landlord shall be liable to the Tenant for acts and omissions of its contractors, agents and employees and parties who have been retained by Landlord to perform a portion of the Landlord's Work and Tenant Improvements, including the respective agents and employees of such parties.

                           (x) The Landlord shall keep the premises free from accumulation of waste materials and rubbish caused by the operations of the Landlord, Design/Builder, any subcontractor or any other party performing any portion of the Landlord's Work and Tenant Improvements. At the completion of the Landlord's Work and Tenant Improvements, the Landlord shall remove from and about the Landlord's Work and Tenant Improvements all tools, construction equipment, machinery, surplus materials, waste materials and rubbish.

                           (xi) The Landlord shall require Design/Builder to enforce strict discipline and good order among the persons carrying out the Landlord's Work and Tenant Improvements. The Landlord shall not permit unfit persons or persons not skilled in tasks assigned to them to be employed by Design/Builder in connection with the Landlord's Work and Tenant Improvements. Landlord shall also be responsible for using its best efforts to have Design/Builder maintain labor peace and harmony at all times during the term of construction, and shall require Design/Builder at all times to use its best and diligent efforts and judgment as an experienced contractor to adopt and implement policies and practices designed to avoid work stoppages, slowdowns, disputes or strikes where reasonably possible and practical under the circumstances.

                           (xii) The Landlord shall maintain in good order at the site one record copy of the Design Development Documents, Final Construction Documents, product data, samples, shop drawings, Change Orders and other modifications relating to the Landlord's Work and Tenant Improvements, marked currently to record changes made during construction. Such record copy shall be delivered to the Tenant upon completion of the Landlord's Work and Tenant Improvements, or upon any prior termination of this Lease Agreement. The provisions of this Section shall survive the expiration or prior termination of this Lease Agreement.

                  (d) Substantial Completion. The Landlord shall notify the Tenant when "Substantial Completion" (as defined in Section 1.1) has occurred. Any such notice delivered to the Tenant pursuant to the preceding sentence (a "Substantial Completion Notice") shall (a) specify the date the Landlord claims to be the date on which Substantial Completion, as the case may be, occurred,
(b) with respect to that portion of the Landlord's Work and Tenant Improvements delivered, set forth the Landlord's position regarding the respective responsibilities of the Landlord and the Tenant for security, maintenance, heat, utilities, damage to such work and insurance, (c) with respect to that portion of the Landlord's Work and Tenant Improvements delivered, set forth a list of items remaining to be completed or corrected in connection with such, and (d) specify the date or dates by which each of the remaining items referred to in clause (c) above shall be completed or corrected, not to exceed thirty (30) calendar days from the date of Substantial Completion (unless the punchlist item involves a long lead time item in which case such work shall be completed within ten (10) days after receipt of such long lead item, but in any event within ninety (90) calendar days of Substantial Completion. Should Landlord fail to complete or correct any such items within the timeframe set forth above, Tenant may, upon ten (10) calendar days written notice to Landlord, make such correction and have the option, at the sole discretion of the Tenant, to deduct said amount as an offset against Rent due by Tenant or to accept such amount in cash from the Landlord. If the Tenant shall agree with the date of Substantial Completion, as the case may be, specified in such Substantial Completion Notice, the Tenant shall confirm such date in a written notice delivered to the Landlord within five (5) business days from receipt of the Substantial Completion Notice. If the Tenant shall disagree with the date of Substantial Completion, as the case may be, specified in such Substantial Completion Notice, the Tenant shall so notify the Landlord within such five (5) business day period, setting forth with reasonable specificity the Tenant's basis for asserting that one or more of the criteria for Substantial Completion, as the case may be, have not been satisfied. The Landlord and Tenant shall then work together for a period of ten
(10) calendar days in an effort to resolve their differences with respect to Substantial Completion. Should Landlord and Tenant be unable to resolve their disputes regarding Substantial Completion, the dispute shall be resolved by the appropriate court of jurisdiction in Hillsborough County, Florida. Tenant's obligation to pay Rent shall commence on the date of Substantial Completion specified in the Substantial Completion Notice, regardless of whether Tenant disagrees with the date of Substantial Completion and elects to follow the procedure set forth in this subjection (d) to resolve the disagreement.

                 (e) The Landlord's Work to be performed by the Landlord shall commence immediately upon approval of the Final Construction Documents and Design/Builder's receipt of all required building permits (the "Construction Start Date"). The Landlord's Work shall be completed to the point of Substantial Completion by no later than November 15, 1998, (the "Substantial Completion Date"); provided, however, if delay is caused or contributed to by
(i) Tenant Delay; (ii) labor disputes (except if such dispute could have reasonably been prevented by Landlord), (iii) casualties, (iv) acts of God or the public enemy, (v) governmental embargo restrictions, (vi) shortages of fuel, labor or building materials, action or non-action of public utilities or of local, state or federal governments affecting the work or change in laws which result in the need for additional time to complete the Landlord's Work and Tenant Improvements (but only to the extent such delay could not be avoided or reduced by Landlord's duly and timely ordering of or arranging for such fuel, labor or materials allowing for foreseeable shortages, action or non-action of public utilities or of local, state or federal governments);
(vii) rain days in excess of the [twelve (12)] rain days which are currently built into the Landlord's Work and Tenant Improvements Schedule in accordance with Subparagraph 2.5(f) below (except that a rain day shall not be deemed to have occurred if the rain does not result in an actual day's delay), (viii) delays caused by or attributable to Tenant's architect relating to the preparation of plans and specifications for the Tenant Improvements, and (ix) other causes beyond Landlord's reasonable control, then the Substantial Completion Date and Outside Delivery Date shall be extended for the additional time caused by such delay. The delays resulting from the events described in this Section 2.5(e) are each hereinafter referred to as "Force Majeure Events." No condition or remediation related to the matters set forth in that certain environmental report prepared by Allied Environmental dated December 22, 1997 shall constitute a Force Majeure Event. Any Force Majeure Event which occurs with respect to the Land and the Improvements to be constructed thereon under the Purchase Agreement (as defined in Section 28 hereinafter) prior to or subsequent to Landlord's acquisition of the Land shall constitute a Force Majeure Event under this Lease, it being understood that the date of the acquisition of the Land (and any delay in the date of acquisition) is not a Force Majeure Event and is immaterial to the determination of a Force Majeure Event (except to the extent such delay in acquisition is directly attributable to a Force Majeure Event). Landlord shall make a claim for an extension of the Substantial Completion Date and/or the Outside Delivery Date due to a Force Majeure Event in writing to Tenant within seven (7) business days of the occurrence for which the Landlord is making such claim. Such notice shall specify in detail, the cause of the claimed delay, and the specific portion of the Landlord's Work and Tenant Improvements that the Landlord believes has been delayed. In the event Landlord and Tenant cannot agree on an extension of time due to a Force Majeure Event, the dispute will be resolved, if necessary, when the disputes involving the Substantial Completion Date are resolved by a court of appropriate jurisdiction in Hillsborough County, Florida. The Landlord hereby waives, and the Design/Builder shall waive in the Design/Build Agreement, any additional compensation, increase in Rent, damages, costs or expenses due to a Force Majeure Event, unless caused by Tenant's wrongful or negligent act or omission or a change in applicable laws since the date of issuance of the building permit.

                  (f) As set forth in Section 2.5(e) above, rain days have been calculated based upon historical national weather service data describing the average number of rain days per month in the Tampa Bay area. Rain days in excess of [twelve (12)] shall be the basis for an extension to the Substantial Completion Date and the Outside Delivery Date. Rain days shall be determined by Design/Builder who shall maintain a rain gauge on or adjacent to the Landlord's Work and Tenant Improvements. For the purpose of this Lease, a rain day will be one on which at least 0.25 inches of rain is observed by Design/Builder in the rain gauge and such rain actually causes a delay in the Landlord's Work or Tenant Improvements. In addition, once the Building has been closed in, any rain days which actually impact the completion of landscaping work or asphalt paving work necessary to obtain the Certificate of Occupancy shall also be deemed to be Force Majeure Events under the Lease Agreement, allowing day for day slippage in the Substantial Completion Date and Outside Delivery Date.

                  (g) The Landlord has represented to the Tenant, as a material inducement to the Tenant's execution of this Lease, that the Landlord has sufficient resources, and will devote sufficient resources, to carefully and expertly manage the Landlord's Work and Tenant Improvements so that the Substantial Completion Date can be met, and the Landlord will provide such management with the highest degree of all reasonable care and diligence.

         2.6.     Change Orders.

                  (a) "Change Order" shall mean a written order signed by the Tenant and the Landlord authorizing a change in the Conceptual Plans and Specifications or Design Development Plans or Final Construction Documents and/or an adjustment in the Substantial Completion Date and Outside Delivery Date. The Substantial Completion Date and Outside Delivery Date may be changed only by Change Order or as a result of Force Majeure Events.

                  (b) The Tenant, without invalidating this Lease, may order changes in the Conceptual Plans and Specifications or Design Development Plans or Final Construction Documents consisting of additions, deletions or other revisions. Such changes shall be documented by a Change Order, signed by Landlord and Tenant. Such changes in the work shall be authorized by Change Order, and shall be performed in accordance with the applicable conditions hereof.

                  (c) If the aggregate of all Change Orders for the Landlord's Work that are directed by Tenant (such referred to herein as a "Tenant-Directed Scope Change"), result in a net increase, or a net decrease, to the Contract Sum provided in the Design/Build Agreement, the Landlord, if a net increase, or Tenant, if a net decrease, shall be entitled to reimbursement for such net increase or decrease ("Change

Order Reimbursement") directly attributable to The Tenant-Directed Scope Change. To the extent that the Change Order Reimbursement is an increase to the Contract Sum, the Tenant shall be responsible to pay Landlord the extent of such increase within 15 days after receipt of the invoice submitted by Landlord. In the event the Change Order Reimbursement is a decrease in the Contract Sum, Landlord at its option, shall either (i) pay the amount of the decrease to Tenant in the form of cash, (ii) pay the amount of the decrease to Tenant by set off against the next Rent payment or payments due, or (iii) reduce the Base Rent by an amount calculated according to the following formula: the amount of the decrease times 9.5% divided by the Rentable Square Feet of the Building equals reduction in Base Rent. The Landlord shall confirm to Tenant's reasonable satisfaction all of the work incurred under a Change Order. In addition, the Tenant shall be entitled to audit the books and records of the Landlord and the Design/Builder in order to verify the Cost of the Change (as defined below) and the amount of the Change Order Reimbursement.

                  (d) The "Cost of the Change" shall be based on, in order of preference, a (1) mutually accepted lump sum, (2), where appropriate, on unit prices for a particular component of the work, or (3) the reasonable expenditures, together with an allowance for Landlord's Development Fee of five percent (5%) (except for item (vii) below), of Design/Builder based on the following:

                      (i) costs of labor engaged by the Design/Builder, including typical and customary fringe benefits and workers' compensation insurance, involved in performing the Change Orders, including payments to Design/Builder's subcontractors.

                      (ii) costs of materials, supplies, equipment incorporated into the work,

                      (iii)    rental value of equipment and machinery;

                      (iv) a markup of eleven (11%) percent on the foregoing items (i), (ii), and (iii) for Design/Builder's overhead and profit;

                      (v) additional actual direct costs of supervision by field office personnel of Design/Builder;

                      (vi) additional bond premium, if any, caused by the Change Order; and

                      (vii) fees of the Architect necessary for the Change Order, together with a markup of five percent (5%).

                  (e) Once the pricing of a Change Order has been provided by Landlord to Tenant, the Tenant shall have a Review Period to approve and sign the Change Order. Any delays in approval of a Change Order beyond a Review Period shall be deemed a Force Majeure Event which shall extend the Substantial Completion Date and Outside Delivery Date.

         2.7.     Correction of Improvements.

                  (a) For a period of one year from the date of Substantial Completion, the Landlord shall warrant the Landlord's Work and Tenant Improvements against defects, non-conformities and poor workmanship and labor, and, at its sole cost, shall promptly correct the Landlord's Work and Tenant

Improvements which are not in conformity with the Final Construction Documents, whether observed before or after the Construction Start Date and whether or not fabricated, installed or completed. Any such cost will not be considered part of Operating Expenses.

                  (b) If the Landlord shall fail in any material way to correct work as required or shall fail in any material way to carry out work in accordance with the Final Construction Documents, the Tenant may order the Landlord to stop the work, or any portion thereof, until the cause for such order has been eliminated; provided, however, that (i) such right to stop the work shall be in addition to, and not to the exclusion of, any other rights or remedies which may be available to the Tenant hereunder or at law or in equity by reason of such failure on the part of the Landlord, and (ii) Tenant's right to stop the work shall not give rise to a duty on the part of the Tenant to exercise the right for benefit of the Landlord or the Design/Builder or any other person or entity. If Tenant's stop work order was erroneous because the work was indeed substantially in accordance with the Final Construction Documents, any delays to the work shall be deemed to be Force Majeure Events under Section 2.5(e)(i) of this Lease and Tenant shall be responsible for all direct actual damages incurred by Landlord as a result of Tenant erroneously stopping work.

         2.8. Savings, Contingency and Cost. The anticipated budget for construction of the Landlord's Work includes a contingency fund of $230,000.00 ("Contingency Fund") as described in the Project Cost Schedule attached hereto as Exhibit "E" (the "Project Cost Schedule"). This Contingency Fund shall increase to the extent any actual costs not payable under the Design Build Agreement are less than those anticipated under the Project Cost Schedule. The Contingency Fund shall be used for (in the following order of priority: (i) unforeseeable engineering, architectural and permitting costs, (ii) any unanticipated costs of Landlord in completing the Landlord's Work, (iii) interest rate increases, (iv) enhancement of lobby areas as required by Tenant, bathrooms, cabling, signage, and (v) Tenant's legal fees (not to exceed $40,000.00). Landlord shall provide evidence satisfactory to Tenant of the expenditure of the Contingency Fund.

         2.9. Books and Records. The Landlord will follow generally accepted accounting principles and will keep complete and detailed books and records which will accurately reflect the Landlord's costs and expenses in connection with the Landlord's Work and Tenant Improvements, including, without limitation, bank statements and other documents. Such books and records and any and all supporting data (including work papers) shall at all reasonable times during the course of construction and within three (3) years thereafter be open and available for inspection, audit and photocopying by the Tenant, its authorized representatives and its inside and outside auditors. The Landlord shall cause all agreements entered into between it and the Design/Builder or consultants to provide the Tenant with the right to inspect, audit and photocopy such parties' books and records and any other supporting data relating to the Landlord's Work and Tenant Improvements. These books, records and supporting data (including wok papers) relating to the Landlord's Work and Tenant Improvements shall be retained and available for reference for a period of three (3) years after the work has been completed.

         2.10. Landlord's Failure to Timely Deliver. Landlord shall deliver the substantially completed Landlord's Work and Tenant Improvements by the Substantial Completion Date; provided, however, that the Substantial Completion Date may be extended "day for day" due to Force Majeure Events. Subject to such Force Majeure Events, in the event Substantial Completion takes place after the Substantial Completion Date, Landlord shall pay to Tenant as liquidated damages (and not as a penalty) an amount equal to two times the per diem Base Rent (calculated on that portion of the Demised Premises scheduled for occupancy on the scheduled Substantial Completion Date) for each day on which the Landlord's Work and Tenant Improvements have not achieved Substantial Completion for the period ending forty-five (45) days from the Substantial Completion Date, as extended by Force Majeure Events (the "Liquidated Damages Date"). In the event Subsequent Completion takes place subsequent to the Liquidated Damages Date, and prior to the Outside Delivery Date, as defined in
Section 2.11, Landlord shall pay to Tenant its actual damages incurred by the failure of Landlord to meet the Substantial Completion Date (including, without limitation, costs incurred in connection with relocation or occupancy and upfit of temporary space and associated design, legal and moving expenses and subject to Tenant's good faith duty to mitigate damages, but in no event will Tenant be obligated to take substitute premises of a class or condition less than the Demised Premises), such actual damages not to exceed $1,000,000.00. Such payment shall, at Landlord's option, be in the form of cash or as an offset against Rent due by Tenant, and shall be subject to the limitations set forth in Paragraph
2.11 below.

         2.11. Outside Delivery Date. In the event Landlord fails or is unable to achieve Substantial Completion of the Landlord's Work and Tenant Improvements within one hundred and eighty (180) calendar days from the Substantial Completion Date, as such date may be extended by Force Majeure Events (the "Outside Delivery Date"), then Tenant may, in its sole and absolute discretion, cancel and terminate this Lease Agreement by providing written notice thereof to Landlord within thirty (30) calendar days following the Outside Delivery Date (but prior to Substantial Completion), whereupon this Lease Agreement shall terminate effective as of the date set forth in Tenant's notice. Landlord's obligation to pay the damages in accordance with Section 2.10 above, through the termination date only, shall survive such termination, and such amount shall be paid to Tenant within thirty (30) calendar days after the date of Tenant's notice, or Tenant's right to terminate under this Section 2.11 is waived.

         2.12     Alternative Dispute Resolution (ADR).

                  (a) Any dispute or disagreement between Landlord and Tenant which is of a technical nature, and specifically identified in this Lease Agreement as being subject to resolution by the Independent Architect ("ADR Disputes") may be submitted by either party to the ADR Procedures as set forth in this Section 2.12 of this Lease Agreement. Unless ADR is specifically provided for a particular matter or a dispute, the dispute or disagreement may be resolved by litigation in the appropriate court of jurisdiction in Hillsborough County, Florida, or by other means if such other means are agreed upon in writing by all parties to this Lease Agreement. This ADR provision shall be inserted into the Design/Build Agreement, the agreement between Design/Builder and the Architect and all agreements between Design/Builder and/or Architect and its engineers.

                  (b) Landlord and Tenant represent to each other that neither has ever engaged the Independent Architect, has never asked the Independent Architect to respond to any Request for Qualifications, Request for Proposals, Invitation to Bid, or the like, to provide services in the future to Landlord or Tenant, respectively, or affiliated parties, officers, directors or employees, or shareholders thereof, and they shall not engage (nor have they had any discussions with respect to engagement of) Independent Architect within a period of two (2) years from the date hereof, to perform any services for Landlord or Tenant, respectively. The non-prevailing party (as determined by the Independent Architect) shall pay the fees of the Independent Architect.

                  (c) The Independent Architect shall have the authority to investigate the ADR Dispute, request copies of documents from all necessary parties, and to hold hearings in order to seek resolution of the ADR Disputes. All necessary parties shall be required to attend such hearing. Such hearing shall be informal in nature and all interested parties shall have the right to be heard and present evidence. The decision of the Independent Architect shall be rendered in writing and the same shall be final and binding on all parties.

         2.13.    Tenant Improvements and Tenant Allowance.

                  (a) Project Cost Schedule: The Project Cost Schedule reflects a total Project Cost of Thirteen Million Eight Hundred Ninety-Nine Thousand Two Hundred Seventy-Seven and No/100ths Dollars ($13,899,277.00). The Project Cost Schedule includes Special Tenant Improvement Allowances totaling Five Hundred Seventy-Two Thousand One Hundred Ninety-Four and No/100ths Dollars ($572,194.00) for Exterior Modifications (representing $338,631.00) and Atrium/Interior Modifications (representing $233,563.00) as shown on the Budget Reconciliation attached to the Project Cost Schedule; the sum of One Million Eight Hundred Forty-Four Thousand Five Hundred and No/100ths ($1,844,500.00) as the "Tenant Improvement Allowance" (at $20.00 per square foot for 92,225 square feet) for design and installation of the interior improvements ("Tenant Improvements"); and an additional sum of Seventy Thousand and No/100ths Dollars ($70,000.00) for lobby enhancement. The Exterior Modifications and Atrium/Interior Modifications are incorporated into the Conceptual Plans and Specifications. The Exterior Modifications, the Atrium/Interior Modifications, the Building expansion to 92,225 square feet, the increased Building elevation, the Architectural Precast Upgrade, as defined below, and the net increase in soft costs and construction interest result in an aggregate increase of $1,210,687 to the Project budget. This increase will be funded as follows:

                  (i)      $436,963 - funded by Base Rent;
                           $175,000 - paid by Landlord;
                           $ 70,000 - lobby enhancement allowance
                           --------   provided by Landlord

                           $681,963   Total

                  (ii) Subject to adjustments in the actual costs of Tenant Improvements and the Special Tenant Improvement Allowance Items (as defined below), Tenant agrees to pay to Landlord the sum of Five Hundred Twenty-Eight Thousand Seven Hundred Twenty-Five and No/100ths Dollars ($528,725.00) as follows: (a) Cushman & Wakefield of Florida, Inc. has reduced its real estate commission by the amount of $247,000.00; and
                           (b) the remainder due shall be paid by Tenant in the form of cash within fifteen (15) days of receipt of an invoice submitted by Landlord or as an offset against any unused Tenant Improvement Allowance or Special Improvement Allowance (together, referred to as the "Tenant Allowance") or a combination of both cash and offset. In connection therewith, it is understood that the Tenant Improvement Allowance shall only be applied or used as an offset pursuant to the preceding subsection (b) to the extent of space occupied by Tenant in the Demised Premises.

                  (b) Special Tenant Allowance Items/Architectural Precast Upgrade. The Preliminary Outline Specifications which are part of the Minimum Building Requirements, includes both Building Shell items and specifically designated "Special Tenant Improvements Allowance Items" ("Special Allowance Items"). The Preliminary Outline Specifications also includes an item entitled "Architectural

Precast Upgrade in the amount of $188,496.00." All items described in the Preliminary Outline Specifications and depicted on the Conceptual Plans and Specifications, excluding only the Special Allowance Items shall be designed and constructed at Landlord's sole cost and expense. The amount specified for each Special Allowance Item (each such amount referred to herein as a "Special Allowance") is to be paid as set forth in subsection (a) above. If the actual cost of Special Allowance Items exceeds the applicable Special Allowance, the excess shall be paid by Tenant to the Landlord in accordance with the procedures set forth in Paragraph 2.6(d) hereof. All Special Allowance Items and the Architectural Precast Upgrade shall be performed on an open book basis, as set forth below in this Paragraph 2.13. Notwithstanding the foregoing, the Architectural Precast Upgrade cost shall be paid by Landlord as a stipulated sum and Tenant shall not be entitled to any savings or bear any expense in connection therewith. If the Tenant changes the Architectural Precast Upgrade, such shall be treated as a Change Order under Section 2.6.

                  (c) Tenant Improvement Allowance Deficit/Tenant Allowance Surplus. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay any difference between the Tenant Improvement Allowance and the actual costs of the Tenant Improvements as approved in the Tenant's plans within fifteen (15) calendar days of receipt of an invoice, together with a copy of the payment application showing that the work has been completed, from Landlord. In the event the actual aggregate cost of the Tenant Improvements and the Special Tenant Allowance Items is less than the aggregate Tenant Allowance (the "Tenant Savings"), the Tenant Savings shall be first credited against any amount owed by Tenant to Landlord under this Section, and if any Tenant Savings thereafter remain, Landlord, at its option, shall either
(i) pay the amount of the Tenant Savings to Tenant in the form of cash, (ii) pay the amount of Tenant Savings to Tenant by set off against the next Rent payment or payments due, or (iii) reduce the Base Rent by an amount calculated according to the following formula: Tenant Savings x 9.5% divided by the Rentable Square Feet of the Building = reduction in Base Rent per Rentable Square Foot. The Tenant Improvements shall be constructed by Landlord under an open book "cost plus with a guaranteed maximum price" construction contract with Design/Builder based upon Tenant Drawings approved by Landlord, Tenant and Design/Builder and the cost of the work and fee shall be in accordance with the Change Order procedure set forth in Section 2.6. The Special Tenant Improvement Allowance Items, although part of the Design/Builder's contract for the Building, shall be constructed by Landlord for an "open book" cost. Subcontractors ("Tenant Improvement Subcontractors") qualified to perform such work shall be selected from bids or proposals submitted by not less than (3) qualified Florida-licensed subcontractors in each trade category as selected by Design/Builder. All subcontractors on the list prepared by the Design/Builder shall be requested to submit bids or proposals and, unless otherwise approved by Tenant in writing, the lowest responsible bid or proposal shall be selected by the Design/Builder to perform the applicable trade category of the work. The Design/Builder shall review the drawings prepared by Tenant and report in writing, before commencing the work, any inconsistencies or conflicts with the Building as constructed or designed. The Design/Builder shall have no claims for additional compensation for inconsistencies or conflicts which should have been discovered and were not timely reported.

         2.14. Tenant Installation Work. Tenant may purchase materials for nonstructural, interior work (including without limitation, electrical generator(s), UPS systems, and supplemental air conditioning units (which work, together with telecommunications cabling, is herein referred to as "Tenant Installation Work"). Tenant may also engage independent entities to enter into contracts to perform telecommunications cabling and other work not requiring licensed trades. Contractors who are engaged to perform the Tenant Installation Work are collectively referred to as "Tenant Installation Contractors", and the contracts pursuant to which the Additional Tenant Installation Work will be performed are collectively referred to as the "Tenant Installation Contracts"; provided however that the definitions of Tenant Installation Work, Tenant Installation Contractors and Tenant Installation Contracts expressly excludes Landlord's Work and Tenant Improvements pursuant to other provisions of this Lease Agreement.

         Tenant agrees (i) that the Tenant Installation Work shall comply with the Project Schedule, as the same may be amended from time to time, (ii) that the Tenant Installation Contractors shall provide evidence of insurance coverage satisfactory to Landlord and (iii) that the Tenant Installation Work shall be completed lien free and at absolutely no cost to Landlord.

         The parties acknowledge the Tenant Installation Work will need to be scheduled with other work under the Project Schedule (which other work will be supervised by Landlord's Design/Builder). Tenant intends to independently procure and provide certain equipment and materials to be installed pursuant to the Tenant Installation Contracts, and Tenant shall be responsible for direct payment of the costs of performing Tenant's Installation Work, including, without limitation, payment for equipment and materials to be procured by Tenant in connection with the Tenant's Installation Work; accordingly such costs shall not constitute a Tenant approved cost increase and no portion of the Rent shall be increased on the basis of such costs. Landlord agrees to use its reasonable efforts to cause the Design/Builder to accept coordination responsibility for Tenant's Installation Work. Tenant's selection of a contractor to perform Tenant's Installation Work shall be subject to Landlord's reasonable approval, not to be unreasonably withheld or delayed.

         Tenant agrees to give Landlord at least thirty (30) days prior written notice before commencing or ordering any Tenant Installation Work so that Landlord's Design/Builder may schedule the Tenant Installation Work so that Landlord and Design Builder may include Tenant Installation Work on the Project Schedule.

3.       RENT.

         3.1. Rent. In consideration of the leasing of the Demised Premises, Tenant covenants to pay Landlord, without previous demand therefor and without any right of set off or deduction whatsoever (except as otherwise expressly provided hereinafter), at the address of Landlord set forth hereinbelow, or at such other place as Landlord may from time to time designate in writing, a rental for the initial Term of this Lease Agreement as follows:

                  (a) Rent Components. For the first Lease Year, Tenant shall pay rent in an amount equal to: (i) $923,154.00 per annum ($14.94 per Rentable Square Foot) for the Initial Occupancy Space subject to adjustment pursuant to this Lease Agreement ("Base Rent"), (ii) $5.38 per Rentable Square Foot contained in the Building, which represents the estimated total annual Operating Expenses as defined in Section 6.2 (the "Estimated First Year Operating Expenses") for the entire Demised Premises, and (iii) Expansion Space Base Rent, if any, pursuant to Section 1.3.

                  For the Second Lease Year, Tenant shall pay Base Rent in an amount equal to (i) $1,400,897.76 per annum ($15.19 per Rentable Square Foot) for the Building, subject to adjustment pursuant to this Lease Agreement, and
(ii) $6.00 per Rentable Square Foot contained in the Building, which represents the estimated total of the Operating Expenses as defined in
Section 6.2 (the "Estimated Second Year Operating Expenses").

                  Rent shall be payable in equal monthly installments, in advance, together with any Federal, State, local or other jurisdictional sales or use taxes. If the Term commences on other than the first day of a calendar month, or ends on other than the last day of a calendar month, Rent for such partial calendar month shall be prorated.

                  (b) Base Rent Increase. Beginning on the first day of the third Lease Year, and continuing annually thereafter, the annual Base Rent per Rentable Square Foot shall be increased by an amount equal to two and one-half percent (2.5%) per Lease Year, cumulative and compounded. During any Renewal Term, the annual Base Rent, commencing in the Second Lease Year and each Lease Year thereafter of such Renewal Term, shall be increased in accordance with the determination of Market Rent as provided in Section 1.2(a).

                  (c) Operating Expense Adjustments. The parties each acknowledge that the Rent shall provide for increases or decreases, as the case may be, in Operating Expenses (as hereinafter defined) which may hereafter affect the Demised Premises. Accordingly, during the Term of this Lease, and any extension(s) thereof, beginning with the first day of any Lease Year, Tenant shall pay to Landlord estimated Operating Expenses (the "Estimated Operating Expenses") in the form of additional rent, plus any applicable taxes ("Additional Rent"). The Estimated Operating Expenses shall be calculated on a calendar year basis and prior to each calendar year, Landlord shall provide Tenant with the basis for the Estimated Operating Expense for the upcoming calendar year.

                  To implement and effect the foregoing obligation of Tenant to pay the Estimated Operating Expenses, Tenant shall pay Landlord on or before the first day of each calendar month one-twelfth (1/12) of the amount of the Estimated Operating Expenses for the then current Lease Year. There shall be an annual reconciliation between what Tenant paid and what Tenant should have paid, and Landlord shall deliver to Tenant a statement reflecting such reconciliation with a reasonably detailed statement of actual Operating Expenses for the preceding year, with appropriate back-up data (together, the "Reconciliation Statement"), within ninety (90) days following the end of each calendar year. Any amount paid by Tenant which exceeds the actual Operating Expenses due shall be credited to the next succeeding payment of Estimated Operating Expenses due under this Section 3.1 (except that if the amount paid exceeds 110% of the actual Operating Expenses for the preceding year, Landlord shall refund the overpayment to Tenant simultaneous with the delivery to Tenant of the Reconciliation Statement). If Tenant has paid less than the correct amount due, Tenant shall pay the balance within thirty (30) days of receipt of written notice from Landlord. Tenant's obligation to pay the adjustments described in this Section 3.1(e) shall survive the expiration or earlier termination of this Lease.

                  Tenant shall have ninety (90) days after receipt of a Reconciliation Statement to notify Landlord of its election to audit the preceding year's Operating Expenses. Upon such notice, Tenant shall have the right, by itself, or through its employees or agents, at reasonable times and at a reasonable place designated by Landlord, to audit Landlord's books and records in support of the then applicable year-end adjustment calculation. Upon reasonable notice and at Tenant's expense, Landlord shall forward copies of such books and records to Tenant for such audit. Tenant agrees that it will not divulge or disclose to third parties (other than Tenant's attorneys, accountants, auditors or similar professionals, where in each instance such "outside" parties have a bona fide "need to know") any data, information, etc., disclosed by

Landlord to Tenant (or its auditors) under the terms and provisions of this
Section 3.1(c). If there is a timely written objection to the Reconciliation Statement by Tenant, and if Landlord and Tenant are unable to resolve such objection within thirty (30) days following the delivery by Tenant to Landlord of such written notice of audit, then Tenant shall immediately thereafter pay Landlord what Landlord claims is due. The dispute may then be submitted by Tenant to binding arbitration by the American Arbitration Association in Tampa, Florida, in accordance with its then prevailing rules. Judgment upon the arbitration award may be entered in any court in Tampa, Florida, having jurisdiction. The arbitrators shall have no power to change the provisions of this Lease. The arbitration panel shall consist of three arbitrators, one of whom shall be a commercial real estate attorney actively engaged in the practice of law for at least the last 5 years, another of whom shall be a certified public accountant actively engaged in the practice of accounting in the commercial real estate area for at least the last 5 years, and the third of whom shall be a licensed real estate broker actively engaged in the commercial leasing brokerage area for at least the last 5 years. Both parties shall continue to perform their respective Lease obligations during the pendency of any arbitration proceedings. If it is determined by such arbitration that Tenant overpaid the amount due, the overpaid amount, together with interest thereon at the rate of two percent (2%) above the "prime rate" or "base rate" from time to time announced by NationsBank, N.A. [or its successors] (such rate of interest is sometimes referred to herein as the "Maximum Rate of Interest and shall be charged from the date when the same was paid to Landlord until the same shall be repaid to Tenant, but in no event shall such rate be in excess of the maximum rate permitted by law), shall be paid by Landlord to Tenant within ten (10) days, or, at Landlord's election, applied to the Rent next due under this Lease. For the purposes of that portion of this Lease Agreement dealing with attorney's fees, Tenant shall not be deemed to be "the prevailing party" unless it is determined by such arbitration that Tenant overpaid by more than three percent (3%) of the Operating Expenses. Likewise for the purposes of that portion of this Lease Agreement dealing with attorney's fees, Landlord shall not be deemed to be "the prevailing party" unless it is determined by such arbitration that Tenant has underpaid by more than three percent (3%) the Estimated Increases. Subject to the foregoing, the arbitrators shall have the power to award reasonable attorney's fees and reasonable expenses and costs.

                  (d) Rentable Square Feet. For the purposes of this Lease Agreement, the term "Rentable Square Feet" shall mean the total square footage of the three floors of the Building measured from the exterior surface of each outer wall to the exterior surface of the opposite outer wall. On or before the date which is thirty (30) days prior to the anticipated Commencement Date, Landlord shall submit to Tenant a statement in writing, certified as being true and correct by Landlord's architect, of the exact number of Rentable Square Feet contained in the Demised Premises. Such calculation and certification shall be subject to verification by Tenant and/or Tenant's architect at Tenant's cost and expense. In the event of a dispute as to the Rentable Square Feet, Landlord and Tenant agree to submit the dispute to the Independent Architect.

         3.2. Delinquent Rental Payments. All payments of Base Rent and Additional Rent (collectively referred to herein as "Rent") shall be payable without previous demand therefor and without any right of set off or deduction, except as expressly provided in this Lease Agreement, and in case of nonpayment of any item of Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease Agreement or by law in the case of nonpayment of Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid within five (5) days after written notice to Tenant that such installment is due shall bear interest at the Maximum Rate of Interest from the date when due. If any such installment is not paid within seven (7) days after the date when such installment is due, Tenant shall also be obligated to pay a late fee equal to five percent (5%) of such installment ("Late Fee"), provided, however, Landlord agrees that the first three (3) Late Fees payable in any calendar year shall not be due unless Tenant fails to pay such installment within five (5) business days after written notice to Tenant that each such installment is due.

4.       USE OF DEMISED PREMISES.

         4.1. Permitted Use. The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for such activities as may be lawfully carried on in and about the Demised Premises, including, without limitation, Tenant's Intended Use. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder, or which would cause structural injury to the Demised Premises or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

         4.2. Preservation of Demised Premises. Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease Agreement contained and no action nor inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

5.       HAZARDOUS SUBSTANCES.

         5.1. Tenant's Covenants Regarding Hazardous Substances.

              (a) In connection with Tenant's use and occupancy of the Demised Premises, Tenant shall at all times and in all respects comply with all applicable federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "Hazardous Materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

              (b) Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for

Tenant's use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises (excluding therefrom, however, normal sanitary sewer discharge, it being understood and agreed by the parties hereto that Landlord shall be responsible for costs and expenses associated with normal sanitary sewer permits and authorizations with respect to the Demised Premises). Except as installed in the Demised Premises or discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials placed or installed on the Demised Premises by Tenant, its agents, employees or contractors, to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials. Tenant shall in all respects, handle, treat, deal with and manage any and all such Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws regarding such Hazardous Materials are solely the responsibility of Tenant unless otherwise required by law. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials which were installed or placed in the Demised Premises by Tenant, its agents, employees or contractors, to be removed from the Demised Premises and transported for use, storage or disposal in accordance with and in complete compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any such Hazardous Materials in, on, about or under the Demised Premises or in any Improvement situated on the Land, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any such Hazardous Materials in any way connected with the Demised Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, Tenant shall remove all tanks or fixtures which were installed or placed in or on the Demised Premises by Tenant, its agents, employees or contractors, and which contain or contained or are contaminated with Hazardous Materials.

                  (c) Promptly after Tenant acquires actual knowledge of same, Tenant shall notify Landlord in writing of (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws with respect to the Demised Premises; (ii) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials placed or installed on the Demised Premises by Tenant, its agents, employees or contractors; and (iii) any reports made to any environmental agency arising out of or in connection with any such Hazardous Materials in, on or about the Demised Premises or with respect to any such Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant's use thereof. Upon written request therefor by Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed from the Demised Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

                  (d) Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises placed or installed thereon by Tenant, its agents, employees or contractors in violation or alleged to be in violation of Hazardous Materials Laws or from the transportation or disposal of such Hazardous Materials in violation or alleged to be in violation of Hazardous Materials Laws to or from the Demised Premises to the extent caused by Tenant whether knowingly or unknowingly. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease Agreement. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sub-lessees, assignees, contractors or subcontractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

                  (e) Landlord may, at its expense, commission an environmental audit of the Demised Premises at any time after prior written notice to Tenant.

         5.2.     Landlord's Covenants Regarding Hazardous Substances.

                  (a) Except as otherwise provided in the reports provided to Tenant by Landlord, Landlord warrants and represents (i) that, to the best of its present knowledge, the Demised Premises will be at the Commencement Date free from any Hazardous Materials and shall comply with all applicable Hazardous Materials Laws; (ii) as of the Commencement Date, the contamination disclosed in the Environmental Site Assessment dated December 22, 1997, prepared by Allied Engineering will be diligently addressed or remediated in accordance with a plan prepared by environmental consultants and in accordance with Hazardous Materials Laws and the performance of such plan shall be enforced by Landlord in accordance with the Purchase Agreement, as defined in Section 28; (iii) that the Demised Premises will be at the Commencement Date free of any asbestos or asbestos containing substance; (iv) that Landlord has never received any notice of any violation of or non-compliance with any Hazardous Material Laws as regards the Demised Premises; and (v) that, except for use or discharge in strict accordance and conformity with all applicable laws, Landlord has never caused or permitted any Hazardous Material, asbestos or asbestos-containing substance to be placed, held, located or disposed of on, under or at the Premises or any part thereof. Landlord shall indemnify and hold Tenant harmless from and against any and all loss, damage, cost or expense (including but not limited to clean-up costs and losses relating to interruption or cessation of operations) arising out of or relating to any breach of any of the foregoing warranties and representations.

                  (b) In connection with Landlord's ownership, development, operation, management and maintenance and replacement of the Demised Premises (such status of Landlord as owner, developer, operator and manager of the Demised Premises, and such activity by or at the bequest of Landlord and/or its affiliate being hereinafter collectively called the "Landlord's Activities"), Landlord shall at all times and in all respects comply with all Hazardous Materials Laws.

                  (c) Landlord shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals in connection with Landlord's Activities, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Landlord shall cause any and all Hazardous Materials to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials. Landlord shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws with respect to the Landlord's Activities are solely the responsibility of Landlord. Landlord shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Demised Premises without first notifying Tenant of Landlord's intention to do so and affording Tenant ample opportunity to appear, intervene or otherwise appropriately assert and protect Tenant's interest with respect thereto.

                  (d) Promptly after Landlord acquires actual knowledge of same, Landlord shall notify Tenant in writing of (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws with respect to the Demised Premises; (ii) any claim made or threatened by any person against Tenant, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Landlord shall also provide to Tenant, as promptly as possible, and in any event within five (5) business days after Landlord first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Landlord's Activities.

                  (e) Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold Tenant and each of Tenant's officers, directors, partners, employees, agents, (including, without limitation, Tenant's representatives on the board of directors of Bayside Concourse Association, Inc.), attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly: (i) from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises or the Landlord's Work and Tenant Improvements located thereon or upon or from the Common Area Parcel, as defined in the Declaration, in violation or alleged to be in violation of Hazardous Materials Laws (except to the extent caused by Tenant); or (ii) from the transportation or disposal of Hazardous Materials to or from the Demised Premises in violation or alleged to be in violation of Hazardous Materials Laws to the extent resulting from or related to Landlord's Activities; or (iii) the violation or alleged violation of Hazardous Materials Laws caused by Landlord, its agents, employees or contractors, whether knowingly or unknowingly. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Landlord's Work and Tenant

Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease Agreement. For purposes of the indemnity provided herein, any acts or omissions of Landlord, or its employees, agents, customers, sub-lessees, assignees, contractors or sub-contractors of Landlord (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord.



6.       OPERATING EXPENSES.

         6.1. Payment of Operating Expenses. Tenant shall pay to Landlord as Additional Rent actual Operating Expenses for each calendar year in accordance with Section 3.1 above.

         6.2. Definition of Operating Expenses. Subject to the exclusions set forth in Section 6.3 below, for the purposes of this Lease Agreement, the term "Operating Expenses" shall mean the total cost or expense, incurred by Landlord operating, repairing or maintaining the Demised Premises and sales, use and other similar taxes which are paid by Tenant to Landlord together with the monthly installments of Base Rent. Operating Expenses shall include, without limitation, the following:

                  (a) Wages, salaries, payroll costs, and benefits paid to or on behalf of Landlord's employees at or below the level of building manager directly engaged in the operation, maintenance, repair and security (pro rated to reflect only that portion of the employee(s) time serving the Demised Premises and excluding any time, expenses, etc. to the extent relating to any other building or property owned, operated or managed by Landlord or any affiliate of Landlord).

                  (b) A reasonable and customary management fee, provided the management fee does not exceed three (3) percent of the Rent. For purposes of calculating this three percent (3%) cap, any amounts paid directly by Tenant under Section 6.3(c) below shall be excluded from Rent.

                  (c) Cost of insurance required to be carried by Landlord under
Article 8.

                  (d) Elevator maintenance;

                  (e) Exterior window cleaning;

                  (f) Utilities not directly billed to Tenant (if any);

                  (g) Payments to independent contractors under service contracts for security, pest control, cleaning, operating or maintaining the Demised Premises, including operating, maintenance and repair of the heating, air conditioning and electrical systems servicing the Building;

                  (h) Repairs and maintenance (except as expressly excluded from Operating Expenses or as such costs are expressly imposed on Landlord);

                  (i) Costs of supplies, materials and equipment used in performing any of the activities involved in owning, operating, maintaining, managing or repairing the Parcels;

                  (j) Trash removal;

                  (k) Snow or ice removal;

                  (l) Maintenance of the Land (including water retention areas), including costs of landscaping, gardening, planting, Garage and parking lot sweeping and repairs;

                  (m) Assessments and charges imposed on the Land by the Bayside Concourse Association, Inc.;

                  (n) Costs and expenses of Tenant as set forth under Section 6.3(b) and Section 11.1; or

                  (o) Signage maintenance.

In calculating Operating Expenses, Operating Expenses shall be reduced by all cash, trade or quantity discounts to the extent actually received by Landlord in the purchase of any goods, utilities or services in connection with the Demised premises. All Operating Expenses shall be accounted for with the utilization of generally accepted accounting principles consistently applied.

         6.3.     Certain Exclusions from Operating Expenses.

                  (a) Notwithstanding the terms and provisions of Section 6.2 or of any other terms or provision of this Lease Agreement, the following shall be excluded from Operating Expenses: (1) leasing commissions, (2) subject to Tenant's obligation to make "Tenant's Compliance Contribution" pursuant to
Section 11.1, costs incurred by Landlord for alterations or additions that are considered capital improvements and/or replacements (For purposes of this section 6.3, capital improvements and/or replacements are items deemed to have a useful life in excess of two (2) years); (3) any depreciation or amortization on the Demised Premises; (4) subject to Tenant's obligation to make "Tenant's Compliance Contribution" pursuant to Section 11.1, costs of a capital nature including, without limitation, capital improvements, capital repairs, capital equipment and capital tools; (5) costs, fines or penalties incurred due to a violation by Landlord of any of the terms and conditions of this Lease Agreement, or of any Laws; (6) interest on debt, amortization payments, or increases in principal or interest on debt, or any mortgages and rental under any ground or underlying lease, or any other debt for borrowed money; (7) repairs and any other work occasioned by fire, windstorm or other casualty required under this Lease Agreement to be covered by insurance (exclusive of a reasonable deductible which shall be an Operating Expense), or repairs required as a result of eminent domain exercise; (8) fines, penalties or late charges incurred because of Landlord's failure to promptly pay an obligation; (9) any cost or expense which is already passed onto Tenant (or reimbursed to Landlord) pursuant to some other term or provision of this Lease Agreement, or any expense billed to and paid directly by Tenant on its own account or on behalf of Landlord; (10) the cost of constructing the Landlord's Work and preparing the Demised Premises for occupancy by Tenant; (11) the cost of repairing latent defects in the design or construction of the Demised Premises; and (12) Landlord's general overhead and other administration costs except for the management fee as permitted in Section 6.2(b) above.

                  (b) Capital Improvements. Tenant shall not be obligated to pay for any costs of a capital nature, subject to the following two qualifications:
(1) Tenant shall be obligated to pay "Tenant's

Compliance Contribution" pursuant to Section 11.1; and (2) if during the Initial Term (or any Renewal Term) Landlord and Tenant mutually agree that a capital improvement would result in a reduction in Operating Expenses, Landlord and Tenant may (at the time that they mutually approve such capital improvement) agree upon a portion of the amortization of such capital improvement to be included in the definition of "Operating Expenses", provided, however, it is the intent of the parties that in no event will the portion of the amortization included in Operating Expenses exceed the cost savings associated with the capital improvement and if Landlord incurs a cost of a capital nature without obtaining Tenant's prior written consent and agreement, Tenant shall not be responsible for paying any portion of such capital cost.


                  (c) Tenant's Direct Obligations. Except for Landlord's obligations under Section 10.1(a) and Operating Expenses as set forth in Section 6.2, Tenant shall directly maintain, pay and perform any and all other obligations and charges in connection with business licenses or similar permits pertaining to Tenant's use and occupancy of the Demised Premises, (but not Certificate of Occupancy or construction related permits, licenses or other authorizations, all of which shall be paid by Landlord). In the event Tenant fails to perform, pay or discharge any such obligations or charges when due without penalty or interest which would result in a lien against the Demised Premises if not timely performed or paid, Landlord may, but shall not be obligated to pay the same. In the event Landlord makes any such payment, Tenant shall immediately reimburse Landlord therefore together with interest at the Maximum Rate of Interest on such amount within 15 days of demand by Landlord. Further, Tenant agrees to indemnify, defend and hold Landlord harmless from and against Tenant's failure to comply with this Section 6.3(c). Tenant, upon thirty
(30) days' prior notice to Landlord, may elect to purchase directly any services, materials or utilities included in Operating Expenses under Section
6.2 above, provided that such election does not adversely affect Landlord's ability to perform its obligations under this Lease Agreement. In that event, Landlord shall fully cooperate in shifting such obligation to Tenant. The calculation of Operating Expenses and determination of Estimated Operating Expenses shall be appropriately adjusted to account for Tenant's assumption of such Costs. Tenant shall initially contract and pay for the following utilities and services:

                           (i)      Cost of all utilities as set forth in

                  Article 9 including but not limited to electricity, water and sewer.

                           (ii)     All impositions as set forth in Article 7.

                           (iii) Cost to provide janitorial service for the Demised Premises.

                           (iv) Cost to furnish and provide the Demised Premises with electricity.

                           (v) Cost to provide adequate security services for the Demised Premises, the Building and common areas in and around the Building, including fire and burglar alarm devices and guard protection, to perform annual inspection and/ or testing of the smoke detectors and fire extinguishers in the Demised Premises and elsewhere in the Building and to provide for the periodic maintain and annual inspection of the Building fire alarm system.

         Tenant hereby acknowledges that Landlord shall have no responsibility or liability arising from matters relating in any way, directly or indirectly, to Tenant's Direct Obligations under this Section 6.3(c) and Tenant hereby agrees to indemnify and hold Landlord harmless from and against all such claims, losses and charges.

7.       PAYMENT OF TAXES, ASSESSMENTS, ETC.

         7.1. Payment of Impositions. Tenant covenants and agrees to pay during the Term directly to the applicable authority before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the Term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Within ten (10) days after receipt, Landlord shall deliver to Tenant any Imposition bill or statement sent by the pertinent governmental agency or utility to Landlord. Tenant shall be able to take advantage of all applicable discounts for early payment of Impositions. Neither the Impositions nor any other charge passed onto Tenant shall ever include any
(i) profit, income, revenue or similar tax upon the income of Landlord or any franchise, excise, corporate, estate, partnership, inheritance, succession, capital levy, transfer, documentary or similar tax of Landlord, or (ii) any charge, fee or amount due and payable in connection with the design, development or construction of the Demised Premises, including without limitation impact fees; utility connection, inspection or impact fees; and building fees. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the Term shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof, provided, however, that if by law any special assessment is payable (without default) or, at the option of the owner, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the Term. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the commencement and after the expiration or sooner termination of the Term. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which pertain to the Term. Landlord shall pay all real estate taxes which pertain to the period prior to the commencement of the Term. Any provision herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments attributable to the Demised Premises prior to and after the Term which the number of days in said years not within the Term bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

         7.2. Tenant's Right to Contest Impositions. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 7.1 hereof, Tenant may postpone or defer payment of such Imposition if (i) neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (ii) Tenant shall have deposited with Landlord cash or a certificate of deposit or irrevocable letter of credit payable to Landlord issued by a national bank or federal savings and loan association or other security reasonably acceptable to Landlord in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Demised Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit or irrevocable letters of credit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorney's fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination or final determination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including reasonable attorney's fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts, certificates or other security deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 7.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, within ten (10) days of Landlord's demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit or other security is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon. Cash deposits shall bear interest.

         7.3. Levies and Other Taxes. If, at any time during the term of this Lease Agreement, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Rent, or on the Demised Premises, or any portion thereof, a capital levy, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease Agreement otherwise expressly provided. Nothing in this Lease Agreement shall require Tenant to pay any profit, income, revenue or similar tax upon the income of Landlord or any franchise, excise, corporate, estate, partnership, inheritance, succession, capital, levy, transfer, documentary or similar tax of Landlord.

         7.4. Evidence of Payment. Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any ad valorem tax or special assessment (or at Landlord's request, any other Imposition or tax, assessment, levy or charge) is payable by Tenant without imposition of any fine, penalty, interest or cost, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

         7.5. Landlord's Right to Contest Impositions. In addition to the right of Tenant under Section 7.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense, provided, however that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for Landlord's actual and reasonable costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions.

         7.6. Installment Payments. To the extent permitted by law, Tenant may pay any real estate tax and special assessments in annual installments. If Tenant elects to pay such tax or assessment on an installment basis, then Tenant shall pay only those installments which become due and payable during the Lease Term. Any such installment due and payable in the year in which the Lease Agreement commences or terminates shall be prorated.

8.       INSURANCE.

         8.1. Landlord's Casualty Insurance Obligations. Landlord agrees to obtain and continuously maintain in full force and effect during the Term, commencing with the date that Rent (full or partial) commences, policies of insurance with a reputable insurance company, with an AM Best rating of "A" or better, covering the Landlord's Work and Tenant Improvements constructed, installed or located on the Demised Premises against: (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage and water damage; (iii) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (iv) loss from explosion, collapse and underground hazards; (v) loss of rental insurance for at least a twelve (12) month period; and (vi) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to



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

improvements similar in construction, design, general location, use, occupancy and location to the Landlord's Work and Tenant Improvements. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "full replacement cost" of the Landlord's Work and Tenant Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the Landlord's Work and Tenant Improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Landlord's Work and Tenant Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Landlord's Work and Tenant Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Landlord. For the period prior to the date when full or partial Rent commences hereunder Landlord, at its sole cost and expense, shall also maintain in full force and effect, on a completed value basis, insurance coverage on the Landlord's Work and Tenant Improvements on Builder's Risk or other comparable coverage. Landlord and Tenant shall require any contractor, subcontractor, sub-subcontractor, supplier, or laborer that works on the Demised Premises for Landlord or Tenant to provide a satisfactory certificate of insurance to the other prior to commencement of any such work.

         8.2. Tenant's Liability and Other Insurance Coverage. During the Term, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

                  (a) Commercial general liability insurance (which is primary and non-contributory to any insurance available to Landlord) against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit coverage, per occurrence and aggregate, on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable insurance company, with an AM Best rating of "A" or better, authorized to issue such insurance in the State of Florida. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Section 21.2 of this Lease Agreement.

                  (b) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use, occupancy and location to those on or appurtenant to the Demised Premises and at commercially reasonable rates.

         The insurance set forth in this Section 8.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord.

         8.3. Landlord's Liability Insurance Coverage. During the Term, Landlord shall obtain and continuously maintain in full force and effect commercial general liability insurance alone, or on conjunction with a commercial umbrella against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit coverage, per occurrence and aggregate, on an occurrence basis and containing standard form contractual liability coverage. Any such insurance obtained and maintained by Landlord shall name Tenant as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the State of Florida.

         8.4. Extended Coverage Insurance Provisions. All policies of insurance required by Section 8.1 shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any contract purchaser of the Demised Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 8.1 hereof, unless Landlord is named therein as additional insured and loss payee as in said Section 8.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

         8.5. General Insurance Requirements. Each policy required under Sections 8.1, 8.2 and 8.3 shall have attached thereto an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to the party named therein as an additional insured. All policies of insurance shall be written on companies reasonably satisfactory to the party named as an additional insured therein and licensed in the State of Florida. Certificates evidencing insurance shall be in a form reasonably acceptable to the recipient party, shall be delivered to such party upon commencement of the Term and prior to expiration of such policy, new certificates evidencing such insurance, shall be delivered to such party not less than twenty (20) days prior to the expiration of the then current policy term.

         8.6. Waiver of Subrogation. Except for the insurance coverages required under Section 8.2(a) and Section 8.3, Landlord and Tenant shall include in the policy or policies of insurance required by this Article 8 a waiver by the insurer of all rights of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against. Neither party, nor its agents, employees or guests, shall be liable to the other for loss or damage caused by the risk typically covered by such insurance.

         8.7. Tenant's Personal Property Coverage. Tenant, at its option, shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire.

         8.8. Unearned Premiums. Upon expiration or sooner termination of the Term, the unearned premiums upon any insurance policies required by this Article 8 shall, subject to the provisions of Article 14 hereof, be payable to Tenant.

         8.9. Blanket Insurance Coverage. Nothing in this Article shall prevent Tenant or Landlord from taking out insurance of the kind and in the amount provided for under the preceding Sections of this Article under a blanket insurance policy or policies (evidence thereof reasonably satisfactory to the other party shall be delivered to the other party by the insuring party) which may cover other properties owned or operated by the insuring party as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (i) specify therein the amounts thereof exclusively allocated to the Demised Premises or the insuring party shall furnish the other party and the holder of any mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (ii) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement



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

Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and provided further, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article.

9.       UTILITIES.

         During the Term, Tenant will pay directly to the applicable utility company, when due without the imposition of any fine, penalty, interest of costs, all charges of every nature, kind or description for utilities furnished solely to the Demised Premises or chargeable solely against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Commencement Date, Landlord shall pay for all utilities or services at the Demised Premises used by it or its agents, employees or contractors (excluding therefrom, however, any utilities consumed in connection with construction of the Demised Premises). Except as otherwise provided under
Section 6.3 of the Lease, Landlord shall furnish the services (and use diligent efforts to operate the systems as designed) necessary to operate, repair and maintain the Demised Premises as a first-class office building in the Pinellas County, Florida market, the cost of which shall be paid as Operating Expenses under the Lease. Such services shall be provided twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year to the Demised Premises, subject to unanticipated interruptions. If during the Term there is an interruption in the provision of facilities, utilities or services essential to Tenant's business operations, Landlord shall promptly (but in no event later than 24 hours after telephonic notice, which shall be simultaneously confirmed in writing) commence action to restore same and thereafter diligently continue such action until same are restored.

10.      REPAIRS.

         10.1. (a) Landlord's Repairs. Landlord, at its sole cost and expense (subject only to Landlord's right to receive Tenant's Compliance Contribution pursuant to Section 11.1(b) as a component of Operating Expenses pursuant to
Section 6.1), throughout the Term, shall maintain, replace and repair in first-class condition (normal wear and tear excepted so long as it remains in first-class condition) the roof and the load bearing elements of the Building and Garage and shall make and perform all routine maintenance thereof and all necessary repairs thereto, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. Landlord shall also maintain, repair and replace the paved parking areas, provided however, ordinary and typical maintenance, including patching, shall be Operating Expenses. When used in this Article, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Landlord shall be at least equal in quality to the original work and shall be made by Landlord in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Landlord shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Building and Garage.

               (b) Tenants Repairs. Except to the extent otherwise set forth in Article 6 and Section 10.1(a) above, Tenant, at its sole cost and expense, throughout the Term, shall take good care of the non-structural, interior surfaces of Demised Premises and shall keep the same in first-class condition (normal wear and tear excepted so long as it remains in first-class condition), and shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article,



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

"repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with ALL laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any damage or injury to the Demised Premises.

         10.2. Maintenance. Except to the extent otherwise set forth in Section 10.1(a) and (b) above, Landlord shall take good care of, repair and maintain in first-class condition all portions of the Demised Premises, including without limitation, utility conduits and connections, landscaped areas, and other portions of the Demised Premises, and keep all portions of the Demised Premises including areas appurtenant thereto, in a clean and orderly condition free of dirt, rubbish, debris and unlawful obstructions, and the cost of such maintenance and repair shall be included in Operating Expenses. Upon sixty (60) days prior written notice from Tenant to Landlord, Landlord agrees to perform any obligations of Tenant under Section 6.3(c) of this Lease Agreement on behalf of Tenant, which can reasonably be performed by Landlord, provided that Tenant is not in breach of any of its obligations under this Lease Agreement and provided that all such costs and expense of such performance by Landlord shall be included in Operating Expenses.

         All work performed by Landlord and Tenant under this Article 10 shall provide for containment of any toxic materials which may be encountered and shall be in strict conformance with OSHA and EPA standards and local building codes and regulations. Landlord shall not use toxic paint or other materials which may emit fumes or odors harmful to Tenant's employees.

         10.3. Prohibition Against Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any Landlord's Work and Tenant Improvements hereafter erected thereon, or to the fixtures or equipment therein or permit or suffer any overloading of the floors or other use of the Landlord's Work and Tenant Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

11.      COMPLIANCE WITH LAWS AND ORDINANCES.

         11.1. Compliance with Laws and Ordinances. As used in this Lease Agreement, the term "Laws" shall mean all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof or the sidewalks, curbs, roadways, alleys, entrances or railroad tract facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, including, without limitation, the Americans with Disabilities Act. Landlord shall be responsible for constructing the Landlord's Work in accordance with all Laws, as such laws exist as of the date of the issuance of its building permits and certificate of occupancy. At all times during Tenant's occupancy of the Demised Premises (or any portion thereof), Tenant shall cease and remove any violation of Laws resulting from Tenant's specific use of the Demised Premises other than for Tenant's Intended Use. Landlord and Tenant mutually acknowledge that amendments to existing Laws or enactment of new Laws taking effect after the Commencement Date may




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

require that substantial cost be incurred in making physical alterations or improvement to the Landlord's Work (physical alterations or improvements to the Landlord's Work that are required to be made during the initial term or any renewal term to bring the Demised Premises into compliance with amendments to existing Laws or enactments of new Laws are collectively referred to as "Future Compliance Landlord's Work"). The term "Future Compliance Landlord's Work" shall not include any improvements necessary due to Landlord's failure to comply with all existing Laws as they related to construction of the Landlord's Work. Because the cost of making the Future Compliance Landlord's Work is unforeseeable as of the Effective Date of this Lease Agreement and may be substantial, the parties hereby agree to the following with respect to making Future Compliance Landlord's Work:

                  (a) Landlord shall have the responsibility, at Landlord's sole expense, for constructing or making the Future Compliance Landlord's Work which are attributable solely to changes in Laws and are required for Tenant to continue to utilize Landlord's Work for the purposes permitted under this Lease, subject only to Tenant's obligation to pay Landlord the "Tenant's Compliance Contribution."

                  (b) Except to the extent otherwise elected by Tenant or Landlord herein below, Tenant shall be required to reimburse Landlord for the cost of constructing or making the Future Compliance Landlord's Work by paying Landlord additional Operating Expenses in a monthly amount during the Lease Term equal to the amortized cost of the Future Compliance Landlord's Work constructed or made by Landlord, amortized over the useful life of such Future Compliance Landlord's Work ("Tenant's Compliance Contribution"). As conditions precedent to Landlord's right to receive the Tenant's Compliance Contribution, (i) Landlord shall have delivered a written notice to Tenant stating that Landlord intends to commence a Future Compliance Improvement, which notice shall also cite the applicable Law pursuant to which the Future Compliance Improvement is being made and provide an estimate of Tenant's Compliance Contribution, and (ii) Landlord shall submit to Tenant invoices and other reasonable documentation evidencing the amounts paid by Landlord in making or constructing the Future Compliance Landlord's Work. Upon Tenant's receipt of a notice from Landlord of Future Compliance Landlord's Work to be constructed by Landlord, Tenant may provide Landlord with notice that Tenant will not pay Tenant's Compliance Contribution and if Tenant does not agree to pay, Landlord shall, within thirty (30) days of such notice from Tenant, elect to terminate the Lease or to pay Tenant's Compliance Contribution. If Tenant agrees to pay Tenant's Compliance Contribution, Landlord agrees to provide Tenant with reasonable documentation supporting the cost to construct the Future Landlord's Work and Tenant's Compliance Contribution prior to the initial payment of Tenant's Compliance Contribution.

                  (c) Tenant shall have the responsibility, at Tenant's sole expense, for constructing or making the Future Compliance Landlord's Work which are solely attributable to changes in use by Tenant or alterations by Tenant.

         11.2 Compliance with Permitted Encumbrances. Tenant shall not violate the terms and provisions of the agreements, contracts, easements, restrictions, reservations or covenants, if any, set forth in EXHIBIT "B" attached hereto, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant; provided, however, that, although Tenant shall not violate the terms of such documents identified on Exhibit "B" as aforesaid, the parties acknowledge and agree that, Tenant is not a party to any such documents and, except for the Declaration, (as defined in Section 24), nothing in this Lease Agreement is intended or shall be deemed or construed to impose upon Tenant the duties, obligations or liabilities of Landlord or of any other party under such documents (except for Tenant's



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

covenant to Landlord not to violate such documents as provided in this Section
11.2 and Tenant's covenants to pay assessments and charges as provided in
Section 6.2(m).

         11.3 Tenant's Right to Contest Laws and Ordinances. After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article 11 in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if the terms of any such law or ordinance, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the termination or final determination of such proceeding; provided, however if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant: (i) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay; (ii) prosecutes the contest with due diligence and in good faith; and (iii) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever. The security furnished to Landlord by Tenant shall be in the form of a cash deposit, a Certificate of Deposit issued by a national bank or federal savings and loan association payable to Landlord or irrevocable letter of credit payable to Landlord or other form reasonably acceptable to Landlord. Said deposit shall be held, administered and distributed in accordance with the provisions of Section
7.2 hereof relating to the contest of the amount or validity of any Imposition.

         If necessary or proper to permit Tenant to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorneys fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, however, that Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

12.      MECHANIC'S LIENS AND OTHER LIENS.

         12.1. Freedom from Liens. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien caused by or attributed to Tenant shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded within thirty
(30) days after the date of filing the same. If Tenant shall fail to discharge or bond such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five (5) days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit into the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.1 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits penalties, claims, demands and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

         All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment finished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the state or interest of Landlord in and to the Demised Premises, or any portion thereof.

         12.2. Landlord's Indemnification. The provisions of Section 12.1 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligation to construct the Landlord's Work and Tenant Improvements required by the provisions of Article 2 hereof, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

         12.3. Removal of Liens. Except as otherwise provided for in this Article, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

13.      INTENT OF PARTIES.

         13.1. No Abatement. Except as may be otherwise set forth in this Lease Agreement, all Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or set off, nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the express intent of Landlord and Tenant that unless otherwise set forth herein: (i) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease Agreement or under applicable Law; (ii) all costs or expenses of any character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the Term, shall be paid by Tenant except to the extent otherwise set forth in this Lease Agreement; (iii) all Impositions, insurance premiums, utility expense and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the Term, or any extension or renewal thereof, shall be paid or discharged by Tenant; and
(iv) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, any interest thereon.

         13.2. Entry by Landlord. If Tenant shall at any time default in the payment of Rent or any other payment, or in the performance of any other act on its part to be made or performed, then Landlord, after prior written notice to Tenant as provided in Section 14 and any applicable cure period (or without notice or cure in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease Agreement, may, but shall be under no obligation to do so, make any payment or perform any act on Tenant's part to be paid or performed as set forth in this Lease Agreement in such manner and to such extent as Landlord may deem necessary or desirable, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease Agreement contained.

         13.3. Interest on Unpaid Amounts. If Landlord performs Tenant's obligations as set forth in Section 13.2, all sums so paid by Landlord and all necessary and incidental costs and expenses, including reasonable attorneys' fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest provided for in Section
3.1 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord within ten (10) days of demand or, at the option of Landlord, may be added to any monthly installment of Rent then due or thereafter becoming due under this Lease Agreement, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Base Rent.

14.      DEFAULTS.

         14.1 Event of Default. Any one or more of the following events are deemed an "Event of Default" in the singular and "Events of Default" in the plural;

               (a) If breach shall be made by Tenant, by operation of law or otherwise, under the provisions of Article 17 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease Agreement or in the Demised Premises or in the income arising therefrom;

               (b) If breach shall be made in the due and punctual payment of any Base Rent or Additional Rent payable under this Lease Agreement or in the payment of any obligation to be paid by Tenant hereunder, when and as the same shall become due and payable without imposition of any fine, penalty, interest or cost, and such breach shall continue for a period of ten (10) days after written notice thereof given by Landlord to Tenant in accordance with Section 22.3;

                  (c) If a breach shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in Subsections (a) and (b) of this Section 14.1, which does not expose Landlord to criminal liability, and such breach shall continue for a period of thirty (30) days after written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within thirty (30) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a breach which does not expose Landlord to criminal liability, not susceptible of being cured with due diligence and in good faith within thirty (30) days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith;

                  (d) If breach shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in subsections (a), (b) and (c) of this Section 14.1, and which exposes Landlord to criminal liability, and such breach shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such breach with all due diligence, it being intended that in connection with a breach which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith; then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease Agreement shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease Agreement, all rights of Tenant under this Lease Agreement, including all rights of renewal whether exercised or not, shall expire and terminate. In the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed at law, or in equity under the laws of the State of Florida.

         14.2. Reletting by Landlord. At any time, or from time to time after any such expiration or termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Landlord, in its sole and absolute discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting. Landlord agrees to use reasonable good faith efforts to relet the Demised Premises to mitigate damages.

         14.3.    Survival of Tenant's Obligations.

                  (a) Landlord's exercise of its remedies following an Event of Default shall not relieve Tenant of its liabilities and obligations under this Lease Agreement. In that event, whether or not the Demised Premises, or any portion thereof, shall have been relet, Tenant shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default:

                      (i) The equivalent of the amount of the Rent and any other charges which would be payable by Tenant under this Lease Agreement, less

                           (ii) The net proceeds of any reletting effected pursuant to the provisions of Section 14.3 hereof after deducting all of Landlord's actual and reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

                  (b) Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Rent and other charges payable by Tenant would have been payable under this Lease Agreement if this Lease Agreement were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

         14.4. Damages. At any time after an Event of Default, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 14.4, Landlord shall, at its option, be entitled to recover from Tenant, and Tenant shall pay to Landlord, within ten (10) days of Landlord's demand, as and for final damages for Tenant's default, an amount equal to the positive difference (if any) between (A) the then present value of the aggregate of the Rent, Additional Rent and other charges (as set forth in Section 6.3(c)) to be paid by Tenant hereunder for the unexpired portion of the term of the Lease Agreement (assuming this Lease Agreement had not been so terminated), minus (B) the present value of the then aggregate fair and reasonable market rent of the Demised Premises and Additional Rent and other charges (as set forth in Section 6.3(c)) to be paid by Tenant for the same period less a good faith estimate of the customary and reasonable expenses that may be incurred by Landlord in reletting the Demised Premises.

         14.5 Landlord's Default. In the event of the Landlord's defaults in its performance of any covenant or obligation in this Lease Agreement, Tenant shall not exercise any remedy until Tenant has given Landlord and its mortgagee (provided that Tenant has been given written notice of the name and address of such mortgagee) prior written notice of such act or omission and until a thirty
(30) day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided however, that if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said thirty (30) day period and proceeds with due diligence to prosecute the curing of such act or omission. Notwithstanding the foregoing, in the event Landlord's default hereunder results in the reasonable possibility of criminal liability, or an immediate threat of bodily harm to Tenant's employees, agents or invites, or damage to Tenant's property, or material adverse interference with or impact on Tenant's conduct of its business, Tenant may proceed to cure the default without prior notice to Landlord provided, however, that in that event Tenant shall give written notice to Landlord as soon as possible upon commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission. Landlord shall reimburse Tenant for any reasonable costs or expenses paid by Tenant on behalf of Landlord under this Section 14.5, together with interest at the Maximum Rate of Interest, within thirty (30) days of written demand by Tenant. If Landlord fails to timely reimburse Tenant for such costs or expenses, Tenant may deduct such amounts from subsequent payments of Rent. Nothing herein shall provide any extension or cure right with respect to the time frames for design and construction set forth in Article 2 of this Lease Agreement or for the Substantial Completion Date.

         14.6. No Waiver. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease Agreement. None of the terms of this Lease Agreement to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease Agreement, but each of the terms of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease Agreement. No waiver of any default of Landlord or Tenant herein shall be implied from any omission by non-defaulting party to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

         14.7. Remedies Cumulative. In the event of any breach or breach by either party of any of the terms contained in this Lease Agreement, the non-breaching party shall be entitled to enjoin such breach or breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease Agreement. Each remedy or right of either party provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement, or now or hereafter existing under Florida law or in equity or otherwise, and the exercise or the beginning of the exercise by Landlord or Tenant of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all other rights or remedies.

         14.8. Bankruptcy. If, during the term of this Lease Agreement, (i) Tenant shall make an assignment for the benefit of creditors, (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (iii) a receiver be appointed for the property of Tenant, or (iv) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant as a result of the breach of any Law on the part of Tenant, the occurrence of any such event shall be deemed a breach of the Lease Agreement and this Lease Agreement shall, ipso facto upon the happening of any of said events, be terminated and the same shall expire as fully and completely as if the day of the happening of such event were the date hereon specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease Agreement, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) the damages set forth in Sections 14.2, 14.3 and
14.4 above, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for damages by reason of such breach and termination of this Lease Agreement the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or



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

not such amount be greater equal to, or less than the amount of damages to which Landlord is entitled under Section 14.4. Specified remedies to which Landlord may resort under the terms of this Section 14.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

         14.9. Waiver by Tenant. Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease Agreement in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease Agreement or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease Agreement.

15.       DESTRUCTION AND RESTORATION.

         15.1. Destruction and Restoration. Landlord covenants and agrees that in case of damage to or destruction of the Landlord's Work and Tenant Improvements after the Commencement Date by fire or otherwise, Landlord, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same within a period of twelve (12) months from the date of the damage or destruction (provided, however, such period shall be subject to a Force Majeure Event). The Demised Premises (including Tenant Landlord's Work and Tenant Improvements, and Tenant's changes and alterations made pursuant to Section 20.1), shall be restored as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article 20 hereof) as may be reasonably acceptable to Landlord and Tenant or required by Law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of this
Article 15.

         15.2. Application of Insurance Proceeds. All insurance monies recovered by Landlord on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses.

         15.3. Continuance of Tenant's Obligations. Except as provided for in
Section 15.5, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease Agreement or shall relieve Tenant from its liability to pay to Landlord the Rent and Additional Rent payable under this Lease Agreement or from any of its other obligations under this Lease Agreement, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease Agreement or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

         15.4. Completion of Restoration. The foregoing provisions of this Article apply only to damage or destruction of the Landlord's Work and Tenant Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord. During all periods of construction Landlord shall obtain and maintain the builder's risk insurance coverage referred to in Article 2 hereof all monies received by Landlord under its builder's risk insurance coverage shall be applied by Landlord to complete the Restoration of such damage or destruction and if such insurance proceeds are insufficient Landlord shall provide all additional funds necessary to complete the Restoration of the Landlord's Work and Tenant Improvements.

         15.5. Adjustment of Rent and Termination of Lease. In the event of damage to or destruction of the Landlord's Work and Tenant Improvements, in whole or in part, under Section 15.1 hereof, the Base Rent payable hereunder for the period from and after such damage or destruction to the date of Substantial Completion of the Restoration of the Landlord's Work and Tenant Improvements shall be equitably adjusted and abated based on the portion of the Landlord's Work and Tenant Improvements, parking and access not being utilized by Tenant after such damage or destruction. If Landlord fails to complete the Restoration of the Demised Premises required under this Lease Agreement within the time period set forth under Section 15.1 above, Tenant may terminate this Lease upon giving Landlord written notice of its election to terminate fifteen (15) days following the expiration of such time period or Tenant shall have waived its right to terminate for this breach of the Lease, except to the extent otherwise provided under this Section 15.5. If, within twenty-four (24) months prior to the expiration of the Term, the Landlord's Work and Tenant Improvements shall be destroyed or damaged to such an extent that the Restoration thereof will cost an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) over and above the net proceeds of the insurance required to be and maintained by Landlord, hereinafter referred to as the "Excess Funds", Landlord shall, with reasonable promptness, notify Tenant, in writing, of such fact, which notice shall be accompanied by a detailed statement of the nature and extent of such damage or destruction and detailed estimates of the total cost of Restoration. Within thirty (30) days after the giving of such notice, Tenant shall notify Landlord either that (i) it will furnish, at its sole cost and expense, the Excess Funds which are necessarily required in connection with the Restoration (to be disbursed in conformity with the requirements of Section 15.2 hereof), or
(ii) it is unwilling to expend the Excess Funds for such purpose. Failure to give such notice within such thirty (30) day period shall be deemed an election by Tenant not to make such expenditure. In the event that Landlord, subsequent to Tenant's election not to make such expenditure, elects by written notice to Tenant ("Landlord's Second Notice") not to expend the Excess Funds, then Tenant shall have the option, within thirty (30) days after receipt of Landlord's Second Notice to either expend the Excess Funds or terminate this Lease Agreement and surrender the Demised Premises to Landlord by a notice, in writing, addressed to Landlord, specifying such election accompanied by Tenant's payment of the then remaining balance, if any, of the Rent and other charges hereafter specified in this Section. Upon the giving of such notice and the payment of such amounts, the Term shall cease and come to an end on a day to be specified in Tenant's notice, which date shall not be more than thirty (30) days after the date of delivery of such notice by Tenant to Landlord. Tenant shall accompany such notice with its payment of all Rent and other charges payable by Tenant hereunder, justly apportioned to the date of such termination. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried hereunder.

         If, within twenty-four (24) months prior to the expiration of the Term, the Landlord's Work and Tenant Improvements shall be destroyed or damaged to such an extent that the Restoration thereof cannot be reasonably completed by Landlord within six (6) months of such damage or destruction, Landlord may terminate this Lease by written notice of the foregoing to Tenant with a demand for the payment of the remaining balance of the Rent and other charges due under the Lease through the date of termination. If Landlord does not elect to terminate, Landlord shall, with reasonable promptness notify Tenant in writing of such fact, which notice shall be accompanied by a detailed statement of the proposed schedule for the Restoration period. Within thirty (30) days after the giving of such notice, Tenant shall notify Landlord either that (i) it will agree to the construction schedule of Landlord or (ii) it will elect to terminate this Lease Agreement and surrender the Demised Premises to Landlord by notice in writing addressed to Landlord specifying such election accompanied by Tenant's payment of the then remaining balance, if any, of the Rent and other charges due and owing by Tenant under this Lease Agreement. Upon the giving of such notice and the payment of such amounts, the Term shall cease and come to an end on a day to be specified in Tenant's notice, which date shall not be more than 30 days after the delivery of such notice by Tenant to Landlord. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried hereunder.

         In the event of any termination of this Lease Agreement under this
Section 15, Landlord shall refund to Tenant any prepaid Rent pertaining to that period after the date of such termination and the actual out-of-pocket unamortized contribution of Tenant ("Tenant's Contribution") to Landlord's Work and Tenant Improvements to the extent of its proportionate share of insurance proceeds.

16.      CONDEMNATION.

         16.1.    Condemnation of Entire Demised Premises.

                  (a) If, during the Term, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease Agreement and all right, title and interest of Tenant hereunder shall cease and come to an end on the sooner of (i) the date of vesting of title pursuant to such Proceedings, or (ii) the date on which Tenant can no longer occupy the Demised Premises as set forth herein and Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such awards, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement, except as hereinafter provided in subsection (b).

                  (b) In any taking of the Demised Premises, or any portion thereof, whether or not this Lease Agreement is terminated as in this Section provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Landlord's Work and Tenant Improvements, except as otherwise provided for in Section 16.3 with respect to the restoration of the Landlord's Work and Tenant Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's trade fixtures and equipment, the damage to Tenant's business and for Tenant's relocation costs, and moving expenses in connection therewith and for Tenant's Contribution.

         16.2. Partial Condemnation/Termination of Lease. If, during the Initial Term of this Lease Agreement, or any extension or renewal thereof, less than the entire Demised Premises, shall be taken in any such Proceedings, this Lease Agreement shall, upon the sooner of (i) the date of vesting of title in the Proceedings or (ii) the date on which Tenant can no longer occupy the Demised Premises as set forth herein that constitutes a "Material Partial Condemnation" (as defined below), terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease Agreement as to the remainder of the Demised Premises. A "Material Partial Condemnation" shall mean a taking pursuant to which the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same scope, utility and efficiency in the remainder of the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the Term, and all right, title and interest of Tenant hereunder, shall cease and come to an end. In the event that Tenant elects not to terminate this Lease Agreement as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of
Section 16.3 below.

         16.3. Partial Condemnation/Continuation of Lease. If, during the Initial Term, or any extension or renewal thereof, less than the entire Demised Premises shall be taken in any such Proceeding, and this Lease Agreement is not terminated as in Section 16.2 hereof provided (a "Minor Partial Condemnation"), this Lease Agreement shall, upon the sooner of (i) the date of vesting of title in the Proceedings or (ii) the date on which Tenant can no longer occupy the Demised Premises as set forth herein, terminate as to the parts so taken. The net amount of the award (after deduction of all costs and expenses, including attorneys" fees) shall be held by Landlord and applied as hereinafter provided. Landlord, in such case, covenants and agrees, at Landlord's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Landlord's Work and Tenant Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease Agreement. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorneys' fees) that may be received by Landlord in any such Proceedings for physical damage to the Landlord's Work and Tenant Improvements as a result of such taking, to the costs of such restoration work. If payment of the award for physical damage to the Landlord's Work and Tenant Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Landlord shall, nevertheless, perform and fully pay for such work without delay (except such Force Majeure Events as are referred to in Article
2.5 hereof). If Landlord appeals an award and payment of the award is delayed pending appeal, Landlord shall, nevertheless, perform and fully pay for such work without delay (except Force Majeure Events as are referred to in Article
2.3 hereof.)

         16.4. Continuance of Obligations. In the event of any termination of this Lease Agreement, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease Agreement shall have terminated justly apportioned to the date of such termination, and Landlord shall refund to Tenant any Rent paid pertaining to that portion of the Demised Premises for the period after the date of such termination. In the event this Lease Agreement is not terminated in accordance with the terms of this Article 16, then from and after the sooner of (i) the date of vesting of title in such Proceedings or (ii) the date on which Tenant can no longer occupy the Demised Premises as set forth herein , Tenant shall continue to pay the Rent and other charges payable hereunder, as in this Lease Agreement provided, to be paid by Tenant subject to an abatement of a just and proportionate part of the Base Rent and Estimated Operating Expenses according to the extent and nature of such taking as provided for in Section 16.5 with respect to the Demised Premises remaining after such taking.

         16.5. Adjustment of Rent. In the event of a partial taking of the Demised Premises under Section 16.2 hereof, or a partial taking of the Demised Premises under Section 16.3 hereof, followed by Tenant's election not to terminate this Lease Agreement, the fixed Base Rent payable hereunder during the period from and after the sooner of the date of vesting of title in such Proceedings or the date on which Tenant can no longer occupy the Demised Premises as set forth herein to the termination of this Lease Agreement shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the value of the Demised Premises prior to such taking.

         16.6. Determination of "Material Partial Condemnation" and "Minor Partial Condemnation;" Arbitration. Landlord and Tenant shall make reasonable, good faith efforts to reach agreement whether a taking pursuant to Proceedings constitutes a "Material Partial Condemnation" or a "Minor Partial Condemnation" as defined in this Article 16. If the parties are unable to reach agreement, such dispute shall be resolved by binding arbitration using the same procedure as is set forth in Section 22.25, subject to the following modifications: (i) the appraiser(s) shall be instructed to determine whether the applicable condemnation constitutes a "Material Partial Condemnation" or a "Minor Partial Condemnation" as defined in Article 16 (not market value); and (ii) the last sentence of Section 22.25 will be deemed modified to provide that the determination of at least two of the three appraisers shall prevail.

17.      ASSIGNMENT, SUBLETTING, ETC.

         17.1. Restriction on Transfer (Transfer Requiring Landlord Consent). Except with respect to Affiliate Transfers (as described in Section 17.2 below), Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease Agreement, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof under this Lease Agreement (collectively, a "Transfer") without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld, delayed or conditioned. In the event of a Transfer (or an Affiliate Transfer), Tenant shall remain liable under the Lease Agreement, and the Letter of Credit shall remain in full force and effect (except as otherwise provided in Section
27).

         17.2. Transfers. Notwithstanding anything in this Lease Agreement to the contrary, Tenant may, upon fifteen (15) days prior written notice (unless such disclosure is prohibited because of laws relating to public offerings, then within fifteen (15) days subsequent to such transfer) to Landlord, in its sole and absolute discretion and without the prior written consent or approval of Landlord, assign, sublease, transfer, or otherwise dispose of any or all of its interest in, to or under this Lease Agreement or in, to or under the Demised Premises to an "Affiliate" (as such term as hereinafter defined) (any such transaction or event being herein called an "Affiliate Transfer"), provided that such Affiliate assumes Tenant's obligations under the Lease Agreement. For the purposes of this Section, the term "Affiliate" shall mean and refer to: (i) any person or entity which acquires all or substantially all of the assets or the issued and outstanding capital stock of Tenant; (ii) any corporation or other entity resulting from reorganization, consolidation or merger of Tenant into or with any other entity; (iii) the holder or holders of the majority of the issued or outstanding capital stock of Tenant or of any of the entities described in this Section; or

(iv) any parent, subsidiary, brother, sister, or affiliate corporation or entity of Tenant. As used in the foregoing clause (iv), the expression "affiliate corporation or entity" shall mean and refer to a corporation or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under the control of, Tenant. The term "control" as used in the foregoing provision shall mean and refer to the right and power, direct or indirect, to direct or cause the direction of the management and policies of such corporation.

         In the case of any Transfer under this Section other than an Affiliate Transfer, Tenant's notice to Landlord of the proposed Transfer shall include information regarding the identity and financial condition of the proposed transferee. Landlord shall have thirty (30) days after receipt of such notice and information to notify Tenant of its approval or disapproval of the proposed Transfer. Any notice of disapproval shall contain the reasons for such disapproval. Landlord's failure to notify Tenant of its approval or disapproval of such proposed Transfer within such thirty (30) day period shall be deemed an approval. Tenant shall reimburse Landlord for reasonable costs incurred in reviewing Tenant's request for Landlord's consent to a proposed Transfer, including without limitation, reasonable attorneys' fees for outside counsel).

18.      SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT.

         18.1. Subordination and Attornment by Tenant. This Lease Agreement and all rights of Tenant herein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature ("Mortgage"), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. The subordination and attornment provided for in this
Section 18.1 is conditioned upon Landlord obtaining a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") from the existing mortgagee, and from any future mortgagee providing that: (i) such ground lessee or mortgagee will fully recognize Tenant's rights under this Lease Agreement (including without limitation, Tenant's rights under the Purchase Option), and in the event of a termination of or foreclosure under any such ground lease or mortgage, such holder will respect Tenant's rights under this Lease Agreement (including without limitation, Tenant's rights under the Purchase Option), and shall not disturb Tenant's possession of the Demised Premises, provided that Tenant is not in default of any of its material obligations under this Lease Agreement subject to the giving of notice, if any, and the expiration of any applicable cure period; and (ii) that upon mortgagee acquiring title to the Demised Premises, Tenant shall attorn directly to said mortgagee or its purchaser. Tenant shall agree to such other terms and conditions in the SNDA as may be reasonably required by said mortgagee provided that such terms and conditions do not increase or alter any of Tenant's obligations under this Lease Agreement.

19. SIGNS. Tenant shall have the right to install exclusive signage on the side of the Building or parapets, subject to all applicable rules, ordinances and laws, including without limitation, approval of the Federal Aviation Administration ("FAA") and approval under the Declaration (as defined in Section
24). Tenant shall have the right to install rooftop signage subject to all applicable rules, ordinances and laws, including without limitation, rules and regulations of the FAA, and subject to Landlord's right to approve its structural integrity. Additionally, Tenant's right to install roof-top signage is subject to compliance with all terms and conditions of Landlord's roof warranty. This signage will be provided and installed by Tenant, at Tenant's cost, which may be reimbursed from available allowances for Tenant Improvements (but not from the Contingency Fund in the Budget). Subject to the terms of the License Agreement, Tenant will have the right to one-half (1/2) of the available space on the proposed monument sign that will be visible from Roosevelt Boulevard and the maximum size permitted by local rules, ordinances and laws. Tenant acknowledges that the adjoining hotel shall also have signage rights to one-half (1/2) of the available space on the proposed monument sign and that the design of the monument sign will be mutually agreed upon by Tenant and the owner of the hotel parcel to the extent permitted under local rules, regulations and ordinances. At Tenant's request, Landlord, at its sole cost and expense, agrees to use its diligent good faith efforts to seek approval (including any necessary variances) for a monument sign for Tenant's sole use, of a size, shape and color and other characteristics as Tenant determines at the entrance on Roosevelt Boulevard (one for the Demised Premises and one for the owner of the hotel parcel) as opposed to one shared monument sign.

20.      CHANGES AND ALTERATIONS.

         20.1. Tenant's Changes and Alterations. Subject to the terms and conditions of this Section 20, Tenant shall have the right at any time, and from time to time during the term of this Lease Agreement, to make such changes and alterations, structural or otherwise, to the Landlord's Work and Tenant Improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

                  (a) Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

                  (b) Compliance with Final Plans and Specifications. Before commencement of any change, alteration, restoration or construction involving
(a) alteration of a structural component of the Building, (b) alteration of the exterior surface of the Building (excluding signage, landscaping and other matters that do not directly or permanently affect the exterior surface of the Building, and (c) non-structural alterations to the interior of the Building with an estimated cost of more than $100,000.00) (collectively, "Restricted Alterations"), Tenant shall: (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent, which consent shall not be dependent on aesthetic considerations and shall not be unreasonably withheld or delayed or conditioned so long as the Restricted Alterations do not affect any Building systems; (iii) obtain Landlord's prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work if Tenant elects to engage such architect or engineer (hereinafter referred to as "Alterations Architect or Engineer"); and (iv) obtain Landlord's prior written approval of detailed Final Plans and Specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto. With respect to Landlord's prior approval of Restricted Alterations, (A) Landlord shall not unreasonably withhold, condition or delay its approval of non-structural Restricted Alterations, and (B) Landlord may withhold its approval of structural Restricted Alterations in its sole discretion. All changes or alterations under this Article 20 other than


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

Restricted Alterations are referred to as "Unrestricted Alterations." Tenant shall have the right to commence and proceed with Unrestricted Alterations without obtaining Landlord's prior consent or approval; provided, however, that Tenant shall give Landlord reasonable notice prior to commencement of the Unrestricted Alteration that it is making an Unrestricted Alteration.

                  (c) Utility Maintained. Any change or alteration shall, when completed, be of such character as not to materially reduce the utility of the Demised Premises or the Building for Tenant's Intended Use below its utility for such use immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

                  (d) Compliance with Laws. All work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all Laws. The cost of any such change or alteration shall be paid in cash so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof provided, however that the foregoing is not intended to prohibit progress payments, retainages, escrows and related payment mechanisms which are customary among prudent and well represented owners in the commercial construction industry. The work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the work, workers' compensation insurance covering all persons employed in connection with the work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than Two Million Dollars ($2,000,000.00) in the event of injury to one person, Two Million Dollars ($2,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section
8.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the work. All such insurance shall be in a company or companies authorized to do business in the State of Florida and reasonably satisfactory to Landlord, and all such policies of insurance or certificates evidencing insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium reasonably satisfactory to Landlord.

                  (e) Removal of Improvements. Tenant's business and trade fixtures, machinery and equipment, whether or not attached to the Demised Premises, and all furniture, furnishings and other articles of movable personal property shall be and remain Tenant's property and may be removed by Tenant prior to the expiration date of this Lease Agreement at Tenant's sole cost and expense and Tenant shall repair and restore any damage caused by such removal. Landlord agrees that Tenant shall not be required to remove any part of the Landlord's Work and Tenant shall not be required to remove any alteration, installation, addition or improvement made by or on behalf of Tenant, after completion of the Landlord's Work, unless: (i) such alteration, installation, or improvement does not constitute a normal office alteration, installation, addition or improvement, and (ii) Landlord, at that time it grants its approval to such alteration, installation or improvement, notifies Tenant in writing that the same must be removed at the end of the Lease Term.

21.      INDEMNITY.

         21.1 Indemnity of Landlord. Tenant shall pay and discharge, and shall defend, indemnify and hold Landlord (and Landlord's Affiliates and the respective officers, directors, agents, employees, representatives, successors and assigns of each), forever harmless from, against and in respect of all obligations, settlements, liabilities, losses, damages, injunctions, suits, actions, proceedings, fines, penalties, claims, liens, demands, costs, charges and expenses of every kind or nature, including, without limitation, reasonable fees of attorneys and other professionals, and disbursements which may be imposed on, incurred by or asserted against the persons hereby required to be indemnified (but not against any of the same to the extent that a negligent or willful act or omission of any of such parties was the cause of the same), arising directly or indirectly from or out of:

                  (a) any failure by Tenant to perform any of the agreements, terms, covenants or conditions on Tenant's part to be performed under this Lease Agreement;

                  (b) any wrongful act or negligence on the part of Tenant or its Affiliates, or their respective agents, employees, contractors or invitees, or any failure of Tenant to comply with any applicable Laws or with the directive of any governmental authority that Tenant is required to comply with pursuant to this Lease Agreement; or

                  (c) any other provision of this Lease Agreement which provides that Tenant shall indemnify and/or hold harmless Landlord in respect of the matters contained in such provision.

         21.2. Indemnity of Tenant. Landlord shall pay and discharge, and shall defend, indemnify and hold Tenant (and Tenant's Affiliates and their respective officers, directors, agents, employees, representatives, successors and assigns of each) forever harmless from, against and in respect of all obligations, settlements, liabilities, losses, damages, injunctions, suits, actions, proceedings, fines, penalties, claims, liens, demands, costs, charges and expenses of every kind or nature, including, without limitation, reasonable fees of attorneys and other professionals, and disbursements which may be imposed on, incurred by or asserted against the persons hereby required to be indemnified (but not against any of the same to the extent that a negligent or willful act or omission of any such parties was the cause of same), arising directly or indirectly from or out of:

                  (a) any failure by Landlord to perform any of the agreements, terms, covenants or conditions on Landlord's part to be performed under this Lease Agreement;

                  (b) any wrongful act or negligence on the part of Landlord or its Affiliates, or their respective agents, employees or contractors or invitees or any failure of Landlord to comply with any applicable Laws or with the directive of any governmental authority that Landlord is required to comply with pursuant to this Lease Agreement; or

                  (c) any other provision of this Lease Agreement which provides that Landlord shall indemnify and/or hold harmless Tenant in respect of the matters contained in such provision.

         21.3.    Defense Provisions.

                  (a) Any party seeking indemnification under this Lease Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification hereunder (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which Indemnity may be sought hereunder, and the Indemnified Party shall permit the Indemnifying Party (at the expense of the Indemnifying Party) to assume the defense of any claim or litigation resulting therefrom; provided, however that: (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party (The parties agree that if any claim is covered by insurance that the insurance company counsel shall be deemed to be satisfactory); (ii) the Indemnified Party may participate in such defense, but only at the Indemnified Party's own cost and expense; and
(iii) the omission by the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is actually and materially damaged as a result of such failure to give notice.

                  (b) The Indemnifying Party shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or administrative order or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation.

                  (c) In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. Any such defense, settlement or payment by the Indemnified Party shall not constitute a waiver, release or discharge of the Indemnifying Party's obligations under this Article, it being understood and agreed that any such defense, settlement, or payment shall be without prejudice to the right of the Indemnified Party to pursue remedies against the Indemnifying Party arising out of or related to the Indemnifying Party's failure or refusal to defend the Indemnified Party as required herein. Notwithstanding the foregoing, any Indemnified Party shall have the right to settle any such action or proceeding at any time, provided that it releases the Indemnifying Party from any further indemnification obligation hereunder with respect to such settlement.

                  (d) The provisions of this Article shall survive the expiration or sooner termination of this Lease.

22.      MISCELLANEOUS PROVISIONS.

         22.1. Entry by Landlord. Upon at least one (1) business day's notice, Tenant agrees to permit Landlord and authorized representatives of Landlord, accompanied by a representative of Tenant, to enter upon the Demised Premises at all reasonable times during ordinary business hours (or at other times, and upon such notice as is reasonable under the circumstances, in bona fide emergency situations) for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease Agreement, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform



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

the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord agrees to use reasonable good faith efforts to minimize any interference or disruption of Tenant's use of the Demised Premises. However, Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease Agreement shall not be thereby affected in any manner whatsoever.

         22.2. Exhibition of Demised Premises. Upon prior appointment and at least two (2) business' days notice, Landlord is hereby given the right during usual business hours at any time during the Term to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. Tenant may, at is option, elect to require that one or more agents or representatives of Tenant be present during all such activity. During the final year of the Term or Renewal Term, if applicable, Landlord shall be entitled to display on the Land, in a location reasonably acceptable to Tenant, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Land and that Landlord may exhibit said premises to prospective Tenants during said period as set forth above.

         22.3. Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be (i) when delivered by personal delivery or (ii) subject to verification by the date of the return receipt, three (3) business days after having been deposited in the United States Mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) subject to verification of receipt by the courier service's record of delivery, one (1) business day after having been deposited with an expedited overnight courier service (such as, by way of example, but not limitation, U.S. Express Mail, Federal Express or Purolator), addressed to the party to whom notice is intended to be given at the address set forth below:

         To Landlord:          Hogan-Burt Development, Inc.
                               101 E. Kennedy Blvd., Suit 4000
                               Tampa, FL  33602
                               Attention:  James T. Burt, II

         With a copy to:       ORIX Real Estate Equities, Inc.
                               100 North Riverside Plaza, Suite 1400
                               Chicago, Illinois 60606
                               Attention:  James Purinton

                               and

         With a copy to:       Hill, Ward & Henderson
                               101 East Kennedy Boulevard
                               Suite 3700
                               Tampa, Florida 33602
                               Attention:  W. Lawrence Smith, Esq.



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

         To Tenant:            Digital Lightwave, Inc.
                               601 Cleveland St., 5th Floor
                               Clearwater, FL  34615
                               Attention:  Seth Joseph

         With a copy to:       Holland & Knight
                               400 N. Ashley Dr., Suite 2300
                               Tampa, FL  33602
                               Attention:  Richard D. Eckhard

or at such other place as the parties may from time to time designate by written notice to each other.

         22.4.    Quiet Enjoyment.

          Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease, [that its general partner is validly formed and in good standing and has full right and power to execute this Lease] and has full right and power to grant the estate demised herein and that Tenant, on payment of the Rent, Additional Rent and other charges payable by Tenant pursuant to this Lease Agreement and performance of the covenants and agreements hereof, except for the Permitted Encumbrances shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging in or otherwise appertaining thereto during the Lease Term without molestation or hindrance by Landlord or of any person whomsoever.

         Effective on the date that Landlord purchases the Land pursuant to
Section 28 of this Lease Agreement, Landlord covenants, represents and warrants that it is seized of an indefeasible estate in fee simple or has a good and marketable leasehold title to the Land, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as follows:

         (i) Public utility easements or licenses not impairing Tenant's use of the Demised Premises nor located under the Building nor impairing the visibility of the Building or any signage of Tenant (whether Building signage, pylon signage or monument signage);

         (ii)     The "Permitted Encumbrances"

         Landlord shall, without expense to Tenant as a condition of the occurrence of the Commencement Date, furnish to Tenant (i) a copy of an American Land Title Association Policy for leasehold title insurance in the amount of $1,800,000.00 certifying to Tenant that Landlord's title, together with the appurtenant easements created under the Declaration, is as herein represented and insuring that the Demised Premises are within the bounds of the property described in EXHIBIT "A", and (ii) a survey prepared in compliance with the minimum requirements of the State of Florida by a licensed surveyor of the land described in EXHIBIT "A" certified to Tenant which shall plot all easements and exceptions noted in the American Land Title Association Policy.

         22.5. Landlord's Continuing Obligations. The term "Landlord," as used in this Lease Agreement so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance (with respect to which Landlord shall provide at least ten

(10) days advance notice and such notice shall at a minimum include information regarding the identity and ownership of the prospective grantee or and a copy of the agreement evidencing Landlord's assignment and the grantee's assumption of Landlord's obligations hereunder) the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease Agreement thereafter to be performed, provided that the Letter of Credit and any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease Agreement shall be paid to Tenant. Notwithstanding the foregoing, if Tenant has pending at any time prior to the effective date of such transfer any action or suit against the transferring "Landlord" hereunder, the foregoing is not intended and shall not be deemed or construed to prevent or impair the pendency of such action or suit or the rights of Tenant with respect thereto. The covenants and obligations contained in this Lease Agreement on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as relieving Landlord of its obligations under Article 2 of this Lease Agreement, or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises.

         22.6. Estoppel. Landlord and Tenant shall, each without charge at any time and from time to time, (but not more than four (4) times in a Lease
Year) within ten (10) days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised
Premises:

                  (a) That this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

                  (b) The dates to which the Rent or Tenant's Direct Obligations under Section 6.3(c) have been paid in advance;

                  (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease Agreement, and specifying such breach or default, if any, or any set offs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease Agreement upon the part of Landlord or Tenant as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

                  (d) Such other factual statements or certificates as the requesting party may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Section 22.6 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises.

         22.7. Delivery of Corporate Documents. In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time (but not more than two (2) times in any

Lease Year) within ten (10) days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Demised Premises, the following instruments and documents:

                  (a) Certificate of Good Standing in the state of incorporation of Tenant issued by the appropriate state authority and bearing a current date (such certificate shall be deemed to bear a current date if issued on any date after the most recent mandatory reporting date to avoid potential revocation of corporate charter or authorization to do business); and

                  (b) A copy of Tenant's certificate of incorporation and any amendments thereof, as such documents appear in the public records.

         22.8. Short Form Lease. Upon not less than ten (10) days prior written request by either party, the parties hereto agree to execute and deliver to each other a Short Form Lease, in recordable form, setting forth the follows:

                  (a) The date of this Lease Agreement;

                  (b) The parties to this Lease Agreement;

                  (c) The Term;

                  (d) The legal description of the Demised Premises;

                  (e) The Purchase Option; and

                  (f) Such other matters reasonably requested by either party to be stated therein.

         22.9. Severability. If any covenant, condition, provision, term or agreement of this Lease Agreement shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease Agreement shall be valid and in force to the fullest extent permitted by law. This Lease Agreement shall be construed and be enforceable in accordance with the laws of the state in which the Demised Premise are located.

         22.10. Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its successors and assigns (provided that Tenant has complied with the applicable terms of Section 17).

         22.11. Captions. The caption of each section of this Lease Agreement is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such or of this Lease Agreement.

         22.12. Relationship of Parties. This Lease Agreement does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

         22.13. Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement together with the Exhibits contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

         22.14. No Merger. There shall be no merger of this Lease Agreement or the leasehold estate created by this Lease Agreement with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (i) this Lease Agreement or the leasehold interest created by this Lease Agreement of any interest therein, and (ii) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease Agreement or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same conditions, provisions, terms and agreements set forth in this Lease Agreement.

         22.15. No Surrender During Lease Term. No surrender to Landlord of this Lease Agreement or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease Agreement shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

         22.16. Surrender of Demised Premises. At the expiration of the Term, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date (reasonable wear and tear excepted and damage by condemnation or fire or other casualty excepted as provided in this Lease Agreement), and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Base Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord as provided in Section 20.1 above. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease Agreement. All property of Tenant which Tenant is obligated to remove that is not removed within thirty (30) days after the last day of the Term shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease Agreement and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

         22.17. Holding Over. In the event Tenant remains in possession of the Demised Premises after expiration of this Lease Agreement, and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a Tenant from month to month, subject to all the provisions, conditions and obligations of this Lease Agreement insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Base Rent for the Demised Premises.

         22.18. Survival. All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease Agreement.

         22.19. Attorneys' Fees. In the event of any litigation or judicial action in connection with this Lease Agreement or the enforcement thereof, the prevailing party in any such arbitration, litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, actual attorneys' and paralegals' fees reasonably incurred) from the other party.

         22.20. Landlord's Limited Liability. Tenant agrees to look solely to Landlord's interest in this Lease Agreement, the Demised Premises, and all profits, rents and sales proceeds arising therefrom for recovery of any monetary judgment from Landlord, it being agreed that Landlord, so long as it owns the Demised Premises (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders), shall not be personally liable for any monetary judgment or deficiency decree or judgment against Landlord. Notwithstanding the foregoing, Landlord shall be personally liable for the full and timely performance of its obligations under this Lease Agreement from the Effective Date until Substantial Completion, and after the date of Substantial Completion, Landlord shall be personally liable for the payment of any funds in Landlord's control or possession to which Tenant has express rights under this Lease Agreement or which are required to be expended for Tenant's benefit, including without limitation, insurance proceeds, condemnation awards, and overpayment of Operating Expenses.

         22.21. Broker's Commissions. All negotiations relative to this Lease Agreement and the Demised Premises have been conducted by and between Landlord and Tenant without the intervention of any person or other party as agent or broker except for Cushman & Wakefield of Florida, Inc. and Hogan-Burt-Bishop, Inc. (collectively, the "Brokers"). Landlord, pursuant to separate agreements or arrangements with the Brokers, shall be responsible for any and all fees or commissions due and payable to the Brokers arising out of this Lease Agreement in any way and Tenant shall have no liability therefor. Except with respect to the fees and commissions of the Brokers to be paid for by Landlord as aforesaid, Landlord and Tenant warrant and represent to each other that there are and will be no broker's commissions or fees payable in connection with this Lease Agreement or the demise of the Demised Premises by reason of their respective dealings, negotiations or communications. Landlord and Tenant (except with respect to the Brokers as aforesaid) shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments against any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Lease Agreement or the demise of the Demised Premises.

         22.22.   Covenants, Representations and Warranties.

                  (a) Landlord. Landlord represents and warrants to Tenant, and covenants and agrees with Tenant, the following:

                           (i)      Landlord is a general partnership, duly
organized, validly existing and in good standing under the laws of the State of Florida;

                           (ii)     All material information and data furnished
to Tenant by Landlord or its agents with respect to the Demised Premises is true, correct, complete and not misleading in any material respect;

                           (iii)    Landlord, and the undersigned signatories
executing this Lease Agreement on behalf of Landlord, are duly authorized and empowered to enter into this Lease Agreement with Tenant;

                  (b) Tenant. Tenant represents and warrants to Landlord, and covenants and agrees with Landlord, the following:

                           (i)      Tenant is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware;
and

                           (ii)     Tenant, and the undersigned signatures
executing this Lease Agreement on behalf of Tenant, are duly authorized and empowered to enter into this Lease Agreement with Landlord and in connection with the execution of this Lease, shall deliver to Landlord a certified corporate resolution of Tenant authorizing Tenant to enter into this Lease.

                           (iii)    All material information and data furnished
to Landlord by Tenant or its agents with respect to Tenant is correct and complete and not misleading in any material respect.

         22.23. Landlord's and Tenant's Permission, Consent or Approval. Whenever in this Lease Agreement Landlord's or Tenant's permission, consent or approval is required, then, except to the extent otherwise expressly provided, such permission, consent or approval shall not be unreasonably withheld, delayed or conditioned. Furthermore, except as otherwise expressly provided herein, in the event that Landlord or Tenant fails to respond to any written request for consent or approval within thirty (30) days after the giving of such request, then such request shall be deemed to have been approved.

         22.24. FORUM AND VENUE FOR LEGAL PROCEEDINGS/WAIVER OF JURY TRIAL. ANY LEGAL PROCEEDING OF ANY NATURE BROUGHT BY EITHER PARTY AGAINST THE OTHER TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THIS LEASE AGREEMENT, OR ARISING OUT OF ANY MATTER PERTAINING TO THIS LEASE AGREEMENT, SHALL EXCLUSIVELY BE SUBMITTED FOR TRIAL, WITHOUT JURY, BEFORE ANY COURT SITTING IN PINELLAS COUNTY, STATE OF FLORIDA HAVING SUBJECT MATTER JURISDICTION. THE PARTIES CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT AND AGREE TO ACCEPT SERVICE OF PROCESS OUTSIDE THE STATE OF FLORIDA IN ANY MATTER TO BE SUBMITTED TO



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

ANY SUCH COURT PURSUANT HERETO, AND EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY REGARDING ANY SUCH MATTER.

         22.25. Arbitration. Any dispute with respect to the current determination of Market Rent as set forth in Section 1.2(a) shall be determined by Landlord and Tenant with Landlord and Tenant promptly attempting to agree upon an appraiser (Only Appraiser) who shall determine the "then current fair market rental value for the Demised Premises." If Landlord and Tenant do not agree upon the Only Appraiser within thirty (30) days after such applicable time period, Landlord shall designate an appraiser (First Appraiser) and Tenant shall designate an appraiser (Second Appraiser). The First Appraiser and Second Appraiser designated shall meet within ten (10) days after said thirty (30) day period, and, if within thirty (30) days after said ten (10) day period has expired, the First Appraiser and Second Appraiser shall not have agreed upon the "then current fair market rental value for the Demised Premises", then the First Appraiser and Second Appraiser shall then appoint a Third Appraiser and if they are unable to agree upon such Third Appraiser within ten (10) days of the expiration of said last thirty (30) day period, then the Third Appraiser shall be selected by a court located in Pinellas County, Florida or if said court fails or refuses to select, then by the manner provided for in the Florida Arbitration Code. The Third Appraiser shall be instructed that his appraisal shall be made in thirty (30) days after his appointment. If any appraiser fails or refuses or is unable to act or if either Landlord or Tenant fails or refuses to appoint a required appraiser, then a new appraiser shall be appointed in his stead which appointment shall be made as herein provided for the appointment of the Third Appraiser if the First Appraiser or Second Appraiser are unable to agree. Landlord and Tenant shall each pay its own expenses and, if there is more than one appraiser, then Landlord and Tenant shall pay the fees and expenses of the First Appraiser and Second Appraiser respectively. The fees and expenses of the Third Appraiser or of the Only Appraiser, if there is only one appraiser, shall be borne equally by Landlord and Tenant. Any appraiser designated to serve will be a disinterested party, shall be qualified to determine the "then current fair market rental value for the Demised Premises," shall be a member of American Institute of Real Estate Appraisers (or any successor association or body of comparable standing), and shall have been actively engaged in the appraisal of office real estate in the Tampa area for a period of not less than five (5) years immediately prior to his appointment. If there is an Only Appraiser, then the decision of such appraiser shall be final and binding upon Landlord and Tenant. If there are two appraisers, then the decision of such two appraisers will be final and binding on Landlord and Tenant. If there are three appraisers, then the "then current fair market rental for the Demised Premises" shall be the arithmetic average of the then current fair market rental for the Demised Premises determined by the two appraisers having the closest appraisal values and such determination and average and shall be final and binding on Landlord and Tenant.

         22.26. Counterparts; Expiration of Lease Agreement; "Effective Date". This Lease Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. This Lease Agreement shall be null, void and of no effect unless it is fully executed by Landlord and Tenant, without modification (except for mutually agreed upon and initialed changes), and either
(i) at least one fully executed original Lease Agreement has been delivered to both parties at or before 5:00 p.m. (Eastern Time) on January 14, 1998, or (ii) at or before 5:00 p.m. (Eastern Time) on January 14, 1998, the parties shall have exchanged executed counterpart signature pages with transmittal letters from their respective legal counsels confirming that the Lease Agreement has been deemed fully executed (facsimile transmission of such signature pages and letters shall be acceptable), provided that the parties agree to cause at least one fully executed original Lease Agreement will be delivered to both parties within two (2) business days thereafter. Subject to the immediately preceding sentence, the"Effective Date" of this Lease Agreement shall mean the later of the two dates set forth below the respective signatures of Landlord and Tenant.

23.      EARLY CANCELLATION OPTION

         23.1 Tenant shall have the right and option in Tenant's sole discretion to terminate this Lease Agreement by providing Landlord with notice of Tenant's intent to terminate this Lease Agreement (the "Cancellation Notice") at any time prior to the first day of the seventh (7th) Lease Year, in which event this Lease Agreement shall be deemed canceled as of the last day of the seventh (7th) Lease Year (the "Cancellation Effective Date"). In the event Tenant exercises its right and option to so cancel this Lease Agreement and provided that Tenant performs all of its material obligations under this Lease Agreement to and through the Cancellation Effective Date, Tenant shall have no further obligation, duty or liability to Landlord from and after the Cancellation Effective Date, except for the "Cancellation Liabilities" (as such term is hereafter defined in the succeeding subsection (b) and Landlord's right to receive payment for the Cancellation Liabilities shall be Landlord's sole and exclusive remedy. If Tenant fails to deliver the Cancellation Notice to Landlord on or before the first day of the seventh (7th) Lease Year, Tenant's one-time right to cancel and terminate this Lease Agreement pursuant to this Section shall expire.

         23.2 The term "Cancellation Liabilities" shall mean any (i) Rent or other monetary obligations of Tenant which have accrued or will accrue prior to the Cancellation Effective Date but which remain unpaid (excluding therefrom, however, any loss or damages that might be claimed or asserted by Landlord pursuant to the provision below, it being the understanding and agreement of Landlord and Tenant that the giving of the Cancellation Notice in accordance with the terms and provisions of this Section shall not be deemed to constitute a "default" or "Event of Default"), plus (ii) Tenant's obligation to pay Landlord the amount of $1,941,749.00 plus six (6) months of Estimated Operating Expenses, based on the projected amount for the seventh Lease Year multiplied by
1.03 (the parties acknowledge that such amount is a termination fee and has been negotiated as liquidated damages to compensate Landlord for the potential business risks associated with termination of this Lease Agreement as of the Cancellation Effective Date, including, without limitation, the cost of reletting the Building, and such termination fee will not be recognized by Landlord as Rent).

         23.3 Tenant's payment of the Cancellation Liabilities to the Landlord shall be a condition precedent to Tenant's termination of this Lease Agreement and shall be paid simultaneous with notice of its election to terminate.

24. DECLARATION OF COVENANTS. No earlier than the date of closing of the Purchase Agreement (as hereinafter defined) and no later than the Commencement Date, Landlord shall cause the Hotel Owner as defined in the Declaration of Covenants, Conditions and Restrictions of Bayside Concourse) attached hereto as Exhibit "F" (the "Declaration") to record the Declaration in the public records of Pinellas County, Florida, which Declaration shall impose the restrictions contained therein on the Common Area Parcel, Hotel Parcel and Office Parcel, as defined in the Declaration on both parcels (subject only to the lien of first mortgagees and for taxes not yet due and payable). Landlord shall cooperate with Tenant with respect to the exercise of the rights and remedies of the Owner of the Office Parcel under the Declaration, provided that such cooperation is at no cost to Landlord.

25. STREET NAME. Landlord will use diligent efforts to cause the access road from Roosevelt Boulevard to the Building to be named "Lightwave Drive", and to cause appropriate road signs containing that name to be erected and thereafter maintained during the Term. Landlord represents and warrants that Hotel Owner as defined in the Declaration has agreed to cooperate with such naming of the street. Prior to Lease Agreement execution, Landlord shall deliver to Tenant the written agreement of Hotel Owner, as defined in the Declaration, to cooperate in the naming of the street.

26. PURCHASE OPTION. Landlord hereby grants to Tenant an exclusive option to purchase the Demised Premises (the "Purchase Option"), subject to the terms and conditions of this Section. Tenant may exercise the Purchase Option only by giving Landlord written notice of such exercise, delivered to Landlord in accordance with the notice provisions of this Lease Agreement (a "Purchase Option Notice") and by delivery of the $300,000.00 Deposit in accordance with the Terms of Sale and Purchase (as defined below). Tenant shall have the right to exercise the Purchase Option during the period beginning on the Effective Date of this Lease Agreement and ending on the date that is twelve (12) months after the Commencement Date (the "Option Term"). If Tenant shall have failed to deliver the Purchase Option Notice to Landlord before expiration of the Option Term, the Purchase Option shall automatically expire and terminate. EXHIBIT "G" attached hereto and made a part hereof sets forth the Terms of Sale and Purchase (the "Terms of Sale and Purchase"). If Tenant properly exercises the Purchase Option in accordance with this Section, automatically and immediately upon delivery of the Purchase Option Notice to Landlord (and without the requirement that the parties execute any additional documents or take any additional actions) a fully enforceable and legally binding contract containing the terms of Sale and Purchase shall be deemed to have been formed. Landlord and Tenant acknowledge that the Purchase Option has been granted and accepted as a material part of the consideration for entering into this Lease Agreement and that such consideration has been received by both parties and is adequate for all purposes. Unless expired or terminated, any purchaser of the Demised Premises shall in writing delivered to Tenant fully recognize Tenant's rights under the Purchase Option. Landlord hereby consents to Tenant assigning the Purchase Option only to a third party purchaser, provided that this limited right of assignment in no way affects the restrictions on assignment set forth in Article 17 as to the remaining rights and obligations under this Lease Agreement.

27. TENANT'S LETTER OF CREDIT. Within thirty (30) days after execution of the Lease Agreement and as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease Agreement, Tenant shall deliver to Landlord an irrevocable letter of credit ("Letter of Credit") issued by NationsBank, First Union or a money center bank with a Standard & Poor's rating of not less than "A" in the original stated amount of $2,500,000. If Tenant fails to provide a replacement Letter of Credit to Landlord thirty (30) days prior to the expiration date of the Letter of Credit held by Landlord, Landlord may immediately and without notice draw the entire amount outstanding under the Letter of Credit. Provided that Tenant is not otherwise in breach of any covenants of this Lease and Landlord draws under the Letter of Credit for such failure to replace the Letter of Credit, Landlord agrees to deposit such amount (the "Deposit") into an interest bearing account to secure Tenant's obligations under this Lease.

                  Landlord and Tenant agree that Tenant shall have the right to deliver to Landlord a replacement Letter of Credit for the next Lease Year in the amount and pursuant to the schedule set forth below:

                  Second Lease Year:                 $2,375,000
                  Third Lease Year:                  $2,250,000
                  Fourth Lease Year:                 $2,125,000
                  Fifth Lease Year:                  $2,000,000
                  Sixth Lease Year:                  $1,750,000
                  Seventh Lease Year:                $1,500,000
                  Eighth Lease Year:                 $1,250,000
                  Ninth Lease Year:                  $1,000,000
                  Tenth Lease Year:                  $  870,000

         If an Event of Default occurs under this Lease, the Letter of Credit (or the Deposit) may be drawn upon by Landlord upon presentation of a sight draft, by a whole or partial draw, for the payment of amounts due under the Lease. If the Letter of Credit shall be drawn by Landlord as provided herein, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, furnish to Landlord, an additional Letter of Credit in the form provided in the following paragraph or pay to Landlord such additional sums which when added to the remaining balance of the existing Letter of Credit (or Deposit) equals the amount required under the provisions of this Section 27. If for any reason a Letter of Credit matures and the Landlord fails or neglects to make a prior draw upon such expiring Letter of Credit, Tenant shall be obligated to furnish the amount of the Letter of Credit required under the provisions of this Section 27 in cash or in another Letter of Credit as herein provided. Unless returned to Tenant in accordance with the following paragraph, the Letter of Credit (or the Deposit) shall be returned to Tenant after the following: (a) the time fixed as the expiration of the Initial Term of this Lease; (b) the removal of Tenant from the Premises; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and (d) final determination of all amounts payable by Tenant hereunder and payment of same. In the event of any transfer of the Demised Premises by Landlord, Tenant agrees to cause the Letter of Credit, with only the customary costs of transfer payable by the Landlord, to be amended to provide for Landlord's transferee to be named as the new beneficiary under the Letter of Credit.

         The Letter of Credit shall otherwise be in substantially the form attached hereto as EXHIBIT "H". At such time as Tenant achieves a Standard & Poor's credit rating of BBB- or better, or a rating from an agency acceptable to both Landlord and Tenant , Landlord shall return the Letter of Credit to Tenant for cancellation, and Tenant shall deliver to Landlord a security deposit equal to the then current Base Rent for one month. Additionally, if Tenant meets the following requirements as of a date and for one (1) full year then ended, as evidenced by audited financial statements prepared by a "Big Six" accounting firm, Landlord shall return the Letter of Credit to Tenant for cancellation (all calculations to be made in accordance with generally accepted accounting principles applied on a consistent basis):

                  (a) Tangible Net Worth equal to or greater than $100 million. "Tangible Net Worth" means the aggregate book value of all assets of Tenant less intangible assets, treasury stock, reserves for depreciation, depletion, obsolescence, amortization, and all other reserves or appropriations of retained earnings, and less total liabilities of Tenant.

                  (b) Cash Flow Coverage Ratio equal to or great than 10:1. "Cash Flow Coverage Ratio" means the ratio of EBITDA (Earnings before interest and taxes, plus depreciation and amortization) to the annual rent for the preceding fiscal year.

                  (c) Borrowed Funds to Capitalization Ratio of less than or equal to 35%. "Borrowed Funds" means all long and short term debt plus capital lease obligations, but excluding ordinary trade payable and accrued expenses. "Capitalization" means total liabilities of Tenant plus stockholder's equity.

                  (d) Total Borrowed Funds to Net Worth Ratio of less than or equal to 55%. "Borrowed Funds" is defined as above, and "Net Worth" is defined as total stockholder's equity.

         The Letter of Credit shall be in the form of a customary irrevocable commercial Letter of Credit. The Letter of Credit shall (i) name Landlord as Beneficiary; (ii) have an initial expiration date no earlier than the last day of the First Lease Year; (iii) provide that it may be drawn upon by the Tampa office of the issuing financial institution at an address located in the Tampa, Florida, metropolitan area upon presentation of the original of the Letter of Credit together with a written statement of Landlord (or a representative of Landlord) containing the following text: Tenant is in default in the amount of $________ under that certain Lease Agreement bearing an effective date January 9, 1998, by and between the Applicant as Tenant and Beneficiary as Landlord (the "Lease Agreement") or Tenant has failed to renew the Letter of Credit within the period set forth in Section 27 of the Lease Agreement.

         The Letter of Credit shall also contain provisions in substantially the following form:

         This Letter of Credit will be duly honored by us (the issuer) at sight upon delivery of the applicable statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the contents or accuracy of such statement. Partial drawings are permitted.

         If Tenant fails to provide Landlord the above-described Letter of Credit within thirty (30) days of the execution of this Lease, this Lease shall automatically and without notice terminate and Tenant shall be liable to Landlord for any and all actual out-of-pocket costs incurred by Landlord in connection with this Lease, including, without limitation, any deposits and costs incurred in connection with the Purchase and Sale Agreement referenced in
Section 28 of this Lease and any legal fees, design fees and other costs incurred in connection with this Lease.

28. PURCHASE AND SALE AGREEMENT The Land will be purchased from Haydon-Rubin Development, Inc. (the "Seller") pursuant to a Purchase and Sale Agreement by and between the Seller and Landlord (the "Purchase Agreement"). The Land will be purchased pursuant to the Purchase Agreement as soon as (i) Landlord receives a Phase II Environmental Study reflecting that the Land is free from any and all environmental problems or violations, (ii) Landlord receives geotechnical studies demonstrating that the Landlord's Work can be constructed within the budget contemplated by Landlord, (iii) Seller delivers the finished site pad for the Building, Garage and Other Improvements, (iv) perpetual access is provided to Roosevelt Boulevard, (v) Landlord receives and approves the plans and specifications for Seller's construction of infrastructure (vi) Seller obtains the permits required to construct the Off-Site Improvements and obtain the approval of the master site plan by Pinellas County, Florida and the Southwest Florida Water Management District and
(vii) all title insurance, survey and access issues have been resolved to Landlord's satisfaction. Items (i) through (vii) are hereinafter referred to as the "Contingencies."

         In the event that Landlord terminates the Purchase Agreement because Seller is unable to satisfy the Contingencies on or before January 10, 1998, this Lease shall automatically terminate and be of no further force and effect and Landlord shall only be liable to Tenant for its actual out-of-pocket costs for legal fees and design fees, such fees not to exceed $200,000.00.

         In the event that Landlord terminates the Purchase Agreement because Seller is unable to satisfy the Contingencies on or before March 31, 1998, this Lease shall automatically terminate and Landlord shall be liable to Tenant for the actual out-of-pocket costs incurred by Tenant in connection with this Lease Agreement and reletting other space, such damages not to exceed the sum of $550,000.00.

         In the event that Seller satisfies the Contingencies on or before March 31, 1998, but Landlord fails to close under the Purchase Agreement for any reason, Tenant shall be entitled to recover from Landlord Tenant's actual damages resulting from such failure (including, without limitation, all costs associated with Tenant's holdover in its current premises, Tenant's relocation and upfit of temporary space, and Tenant's acquisition of substitute premises and subject to Tenant's good faith duty to mitigate such damages but in no event will Tenant be obligated to take substitute premises of a class or condition less than the Demised Premises), such damages not to exceed $1,000,000.00.

29. LANDLORD'S LETTER OF CREDIT. Within thirty (30) days after execution of the Lease Agreement and as security for the full and faithful performance by Landlord of each and every term, provision, covenant and condition of Section 2.10, Section 2.11 and Section 28 of this Lease Agreement, Landlord shall deliver to Tenant an irrevocable letter of credit issued by Sumitomo Bank Ltd. Chicago Branch or money center bank with a Standard and Poor's rating of not less than "A" in the original stated amount of $1,000,000.00 to secure Landlord's obligations under Section 2.10, Section 2.11 and Section 28 of this Lease Agreement.

         The Letter of Credit shall be in the form of a customary irrevocable commercial Letter of Credit. The Letter of Credit shall (i) name Tenant as beneficiary, (ii) have an initial expiration date no later than twelve months after issuance, (iii) provide that it may be drawn upon by the Chicago office of the issuing financial institution at an address located in the Chicago, Illinois metropolitan area upon presentation of the original Letter of Credit together with the written statement of Tenant (or representative of Tenant) containing the following text: Landlord is in default in the amount of $_________ under that certain Lease Agreement bearing an effective date of January 9, 1998 by and between the Landlord and the Beneficiary as Tenant. The Letter of Credit shall also contain provisions in substantially the following form: This Letter of Credit will be honored by (the issuer) at sight upon delivery of applicable statements set forth above. Partial drawings are permitted. The Letter of Credit shall otherwise be in substantially the form attached as Exhibit "I". The Letter of Credit shall be returned to Landlord upon the Commencement Date to the extent not otherwise drawn upon by Tenant under this Section 29.

         If Landlord fails to provide Tenant the above described Letter of Credit within thirty (30) days of execution of this Lease, this Lease shall automatically and without notice terminate and Landlord shall be liable to Tenant for any and all actual out-of-pocket costs incurred by Tenant in connection with this Lease, including, without limitation, any legal fees, design fees, or other costs incurred in connection with this Lease.

30. AGREEMENT TO PROVIDE LANDLORD'S LETTER OF CREDIT. Landlord hereby agrees to cause ORIX Real Estate Equities, Inc. to issue a letter to Tenant contemporaneous with the execution of this Lease, which guarantees to Tenant the delivery of the Landlord's Letter of Credit.

         IN WITNESS WHEREOF, intending to be legally bound and with the specific intent that this Lease Agreement constitute an instrument under seal, each of the parties hereto has caused this Lease Agreement to be duly executed as of the Effective Date.

                            [Signature Pages Follow]

                           SIGNATURE PAGE OF LANDLORD
                               TO LEASE AGREEMENT








                                  LANDLORD:

                                  ORIX HOGAN - BURT PINELLAS VENTURE,
                                        a Florida general partnership

                                  By its sole general partners:

                                         By:   Hogan - Burt DOT, Inc., a
                                                    Florida corporation


                                               By:
---------------------------                        --------------------------
Name:                                                Name:
                                                          -------------------
                                                     Title:
---------------------------                                ------------------
Name:
                                                             (corporate seal)

                                               Dated:                 , 1998
                                                       ---------------

                                         By:   ORIX Pinellas, Inc., an Illinois
                                                    corporation


                                               By:
---------------------------                        --------------------------
Name:                                                Name:
                                                          -------------------

                                                     Title:
---------------------------                                ------------------
Name:
                                                             (corporate seal)

                                               Dated:                 , 1998
                                                       ---------------

                            SIGNATURE PAGE OF TENANT
                               TO LEASE AGREEMENT



                                     TENANT:

                                     DIGITAL LIGHTWAVE, INC.



                                     By:                                 (SEAL)
---------------------------------       ---------------------------------
Name:                                   Name:
     ----------------------------             ---------------------------------
                                        Title:
                                               --------------------------------
---------------------------------
Name:                                Date signed by Tenant:
     ----------------------------                          --------------------

                                   EXHIBIT "A"

                                      LAND

                                   EXHIBIT "B"

                             PERMITTED ENCUMBRANCES

                                   EXHIBIT "C"

                       CONCEPTUAL PLANS AND SPECIFICATIONS

                                   EXHIBIT "D"

                   LANDLORD'S WORK AND TENANT LANDLORD'S WORK
                        AND TENANT IMPROVEMENTS SCHEDULE

                                   EXHIBIT "E"

              LANDLORD'S WORK AND TENANT IMPROVEMENTS COST SCHEDULE

                                   EXHIBIT "F"

                      DECLARATION OF COVENANTS, CONDITIONS
                               AND RESTRICTIONS OF

                                BAYSIDE CONCOURSE

                                   EXHIBIT "G"


                           TERMS OF SALE AND PURCHASE
                               FOR PURCHASE OPTION


         I. Agreement. The terms set forth in this Exhibit G shall be valid and effective only if Tenant exercises its Option in accordance with
Section 26 of the attached Lease Agreement. Upon such exercise, Landlord agrees to sell, and Tenant agrees to purchase, the Demised Premises in accordance with, and subject to, the terms and conditions set forth herein. Unless otherwise defined in this Exhibit G all defined terms shall have the same meaning as set forth in the attached Lease Agreement. Unless references made to another document, all section number references shall mean and refer to the corresponding section contained in the attached Lease Agreement.

                  A. Deposit. Contemporaneously with delivery of the Purchase Option Notice to Landlord, Tenant shall deliver a deposit in the amount of $300,000.00 (the "Deposit") in accordance with the following provisions. Tenant shall deliver the Deposit in the form of cash, wire transfer or check (a "Cash Deposit") deposited with a third party escrow agent (i.e., not Landlord or an affiliate of Tenant). The Deposit shall be held, applied and disbursed, as applicable, in accordance with the terms of this Exhibit G. The Tenant shall have the right, at its election, either to have the Cash Deposit applied against the Purchase Price (as hereinafter defined) or to instruct the escrow agent to return the Cash Deposit to Tenant without set off against the Purchase Price.

         II. Purchase Price. The total purchase price for the Demised Premises shall be $15,436,963.00.

         III. Property. As used in this Exhibit G, the term "Property" shall mean and be deemed to include (i) the Demised Premises, including appurtenances, rights, privileges and easements benefitting or pertaining to the Property, (ii) the Landlord's Work and Tenant Improvements, including all fixtures, furniture, equipment, vehicles, inventory, supplies, tools and other personal property used in connection with the operation of, or located at the Property, other than those items already owned by Tenant, (iii) all of Landlord's rights in or to condemnation awards and/or insurance proceeds to the extent not applied to repair or restoration, (iv) all other tangible and intangible property or rights owned by Landlord or in which Landlord has an interest in connection with its ownership and operation of the Property and rights described in preceding clauses (v), (ii), and (iii), including all of Landlord's right, title and interest in and to any easements, Landlord's rights under the declaration that are incident to the ownership of the Property and any and all warranties, guaranties, claims, causes of actions, deposits, escrows, refunds, licenses permits or certificates (including certificates of occupancy) relating to the Property.

         IV.      Representations, Warranties and Covenants.

                  A. By Landlord. As of the date of Purchaser's Option Notice and the Closing Date (as hereinafter defined), Landlord represents and warrants to Tenant and covenants and agrees with Tenant the following:

                           1. All of the covenants, representations, warranties and provisions contained in Section 22.22(a) incorporated herein by this reference, remain true and correct in all material respects.

                           2.       Landlord is not a foreign person under
                  Section 1445 of the Internal Revenue Code of 1986, as amended, and Landlord shall deliver to Tenant a customary non-foreign person certification at Closing.

                           3. Except for the documents evidencing the Permitted Encumbrances and except for written agreement that are capable of being terminated upon no more than thirty (30) days prior notice without payment (including payment of a termination fee), liability or expense to Tenant, true and complete copies of which shall be delivered to the Tenant (the "Terminable Agreements"), there are no agreements or understandings (written or unwritten) that would materially affect ownership, use, operation, sale, lease or other disposition of the Property. Upon written request from Tenant:
                  Landlord shall immediately cause the Terminable Agreements identified in Tenant's request to be terminated; Landlord shall pay or satisfy all obligations (including, without limitation, any termination fees) and liabilities arising out of such termination(s); Landlord shall provide Tenant with written evidence that such agreements have been terminated and that the related obligations and liabilities have been satisfied.

                           4. Landlord has not received (i) any notices of violation (or alleged violation) of Laws, any Permitted Encumbrance, or any other agreement relating to the Property that would materially affect ownership, use, operation, sale, lease or other disposition of the Property, (ii) any notice of condemnation or threatened condemnation of all or any portion of the Property and/or (iii) any notice of pending or threatened litigation with respect to all or any portion of the Property.

                           5. Landlord covenants to continue to maintain the Property and comply with all covenants and provisions contained in the Lease Agreement until Closing has been consummated and Landlord further covenants not to encumber or in any way alter, impair or affect title the Property without Tenant's prior written consent and not to take any action that would impair, hinder or delay consummation of the transactions described in Exhibit G no later than thirty (30) days after receipt of Purchaser's Option Notice, Landlord shall cause First American Title Insurance Corporation by and through its authorized agent, Hill, Ward & Henderson, P.A. ("Title Agent") to issue a commitment to issue an ALTA Owner's Title Insurance Policy (dated no earlier than the date of Purchaser's Option Notice and containing only the Permitted Encumbrances as exception) to be delivered to Tenant. The title commitment shall be "marked up" to delete the gap in coverage and insure title (without additional exceptions) and deliver to Tenant at Closing.

                           6. No later than five (5) business days after receipt of Purchaser's Option Notice, Landlord shall deliver to Tenant true and complete copies of any and all surveys (including boundary and "as built" surveys), plats, plans (including architectural plans and drawings), soil tests and any other documents or information in Landlord's possession or control, excluding only those documents and information that had been provided to Tenant as of the Effective Date of the Lease Agreement (provided, however, that Landlord shall have the obligation under this provision to deliver to Tenant any subsequent amendments or superseded versions of such previously delivered documents and information).

                  B. By Tenant. As of the date of Purchaser's Option Notice and the Closing Date, Tenant represents and warrants to the Landlord and covenants and agrees with Landlord the following:

                           1. All of the covenants, representations, warranties and provisions contained in Section 22.22(b), are incorporated herein by this reference and remain true and correct in all material respects.

                           2. Tenant covenants to continue to comply with all covenants and provisions contained in the Lease Agreement until Closing, including, without limitation, payment of Rent and Additional Rent.

         V. Conditions Precedent to Closing. As of the date of Closing, each of the following shall be satisfied (or at Tenant's sole option, waived in writing by Tenant) as condition precedent to Tenant's obligation to complete Closing (individually, a "Closing Condition"; collectively, "Closing Conditions"): (i) all of the provisions of Section 4.A of this Exhibit G shall remain true and correct (without exception or qualification) or shall have been satisfied as context requires, and (ii) Landlord shall have delivered to the Title Agent who will conduct Closing all documents and information required to be delivered in connection with Closing. If, as of the Closing Date, any Closing Conditions shall not have been satisfied, Tenant shall have the option, at its election, to (a) waive such unsatisfied Closing Condition and proceed with Closing or (b) terminate the contract evidenced by this Exhibit G and receive a full refund of the Deposit, or (c) pursue its remedies at law for Landlord's breach of any representation or warranty set forth in Section 4.A above or Landlord's failure to perform its obligations under clause (ii) of the preceding sentence.

         VI. Closing. The term "Closing" shall mean consummation of the transactions described in this Exhibit G and the term "Closing Date" shall mean the date on which Closing occurs.

                  A. Closing Date. The Closing shall occur (i) no earlier than twenty (20) days after receipt of Purchaser's Option Notice (the "Inside Closing Date"); (ii) no later than thirty (30) days after receipt of Purchaser's Option Notice (the "Outside Closing Date");

         and (iii) within the time period established by preceding clauses (i) and (ii), the Closing Date shall be a date designated by Tenant upon no less than five (5) business days prior written notice to Landlord. Time is of the essence with respect to all terms and conditions of the contract evidenced by this Exhibit G.

                  B.       Closing Delivery.

                           1. By Landlord. At Closing, Landlord shall take each of the following actions:


                                    a.       Execute, acknowledge and deliver to
                           Tenant a good and sufficient Special Warranty Deed conveying to Tenant fee simple title to the Property subject only to the Permitted Encumbrances;

                                    b.       Deliver to Tenant a fully executed
                           and updated (dated no earlier than the date of Tenant's Option Notice) Association Certificate reasonably satisfactory to Tenant;

                                    c.       Assign, in writing, transfer and
                           deliver to Tenant all licenses permits and certificates in the business and other licenses and permits in the possession or control of Landlord related to the Property;

                                    d.       Execute, acknowledge and deliver to
                           Tenant a Bill of Sale and Assignment assigning, transferring and conveying to Tenant all of Landlord's right, title and interest in and to all property that has not been conveyed pursuant to another closing delivery described above. With respect to all documents, assigning, transferring or conveying the Property to Tenant (excluding only the deed which shall be in the form described in Section
                           6.2.1 above), all such assignments, transfers and conveyances shall be made with special warranty of title free and clear of all liens and encumbrances in "as is, where is" condition;

                                    e.       Deliver to Tenant all documents,
                           records, files, books and records pertaining to the ownership, use or operation of the Property not therefore delivered; and

                                    f.       Execute, acknowledge and deliver as
                           appropriate, all additional documents which may be necessary or appropriate to carry out the provisions of this Agreement including, without limitation, a settlement statement and any construction lien affidavits or other items necessary to permit Tenant to obtain the specified title insurance.

                           2. By Tenant. At Closing, the Tenant shall take each of the following actions:

                                    a.       Deliver to the Title Agent
                           conducting Closing funds sufficient to complete Closing in accordance with this Exhibit (i.e., the Purchase Price, subject to any adjustments required by this Agreement); and

                                    b.       Execute, acknowledge and deliver as
                           appropriate, all additional documents which may be necessary or appropriate to carry out the provisions of the contract evidenced by this Exhibit G including, without limitation, a settlement statement.

                  C. Location of Closing. Closing shall be conducted on the Closing Date in a location mutually agreeable to Landlord and Tenant, or in the absence of mutual agreement, in the offices of Hill, Ward & Henderson, P.A.

                  D. Closing Cost Adjustments and Prorations. Landlord shall pay for documentary stamp taxes on the deed and owner's title insurance for the benefit of Tenant and Tenant shall pay for the recording fee for the deed. The Rent (including, without limitation, Base Rent and Operating Expenses) shall be adjusted as of the day immediately preceding the Closing Date. Each party shall pay its own attorneys' fees.

         VII. Default. If Landlord defaults under the terms of the contract evidenced by this Exhibit G, Tenant shall be entitled to exercise all of its rights and remedies under Florida law. If Tenant shall fail to perform its obligation under this contract evidenced by this Exhibit G to make full Closing in accordance with the terms hereof, Landlord shall be entitled to terminate this contract by written notice to Tenant and retain the Deposit as its sole remedy in which event the Lease Agreement shall remain in full force and effect.

                                   EXHIBIT "H"

                        FORM OF TENANT'S LETTER OF CREDIT

                                   EXHIBIT "I"

                       FORM OF LANDLORD'S LETTER OF CREDIT

                                   EXHIBIT A


LEGAL DESCRIPTION:  Bayside Concourse Office Site

A portion of lots 11 and 12, in the Southeast 1/4 of Section 33, Township 29 South, Range 16 East, PINELLAS GROVES, according to the plat thereof, recorded in Plat Book 1, Page 55, less and except that part lying within 50 feet Westerly of line as described in the Board of County Commissioners Minute book 6 pages 148 and 149, and being more particularly described as follows:

Commence at the Southeast corner of the Northwest 1/4 of the Southeast 1/4 of
Section 33, Township 29 South, Range 16 East, Pinellas County, Florida; thence N89 degrees 32'51"W, along the South Boundary of the Northwest 1/4 of the Southeast 1/4 of said Section 33, for 50.59 feet; thence leaving said line N00 degrees 27'09"E, for 15.00 feet; thence N01 degrees 40'33"W, for 406.58 feet; to the POINT OF BEGINNING; thence N88 degrees 19'27"W, for 124.55 feet to the point of curvature of a curve concave to the Northeast; thence Westerly along the arc of said curve, and having a radius of 15.00 feet, a central angle of 61 degrees 43'35", an arc length of 16.16 feet and a chord bearing N60 degrees 48'46"W, for
15.39 feet to the point of reverse curvature with a curve concave to the South; thence Northwesterly along the arc of said curve, having a radius of 42.00 feet, a central angle of 123 degrees 27'09", an arc length of 90.50 feet and a chord bearing 588 degrees 19' 27"W, for 73.98 feet to the point of curvature with a curve concave to the Northwest; thence Southwesterly along the arc of said curve, having a radius of 15.00 feet, a central angle of 61 degrees 43'35", an arc length of 16.16 feet and a chord bearing S57 degrees 27'40"W, for 15.39 feet to the point of tangency; thence S88 degrees 19'27"W, for 66.21 feet; thence N74 degrees 28'10"W, for 18.62 feet; thence N89 degrees 32'51"W, for 303.91 feet; thence N01 degrees 36'47"W, for 273.67 feet; thence S89 degrees 43'59"E, for
612.70 feet to the existing Westerly right of way line of 49th Street per C.C.M.B. 6, pages 148 and 149, Public Records of Pinellas County, Florida; thence S01 degrees 40'33"E along a line 50.00 feet West of and parallel with the East line of the Northwest 1/4 of the Southeast 1/4 of said Section 33, also being the said existing Westerly right of way line, for 269.69 feet; to the POINT OF BEGINNING; and containing 3.80 acres, more or less.

TOGETHER with the easements appurtenant thereto created under the Declaration of Covenants, Conditions and Restrictions of Bayside Concourse attached to this Lease as Exhibit "F".


                               (CROSS-HATCHED ON

                          EXHIBIT A-1 ATTACHED HERETO)


                   LEGAL DESCRIPTION TO BE VERIFIED BY SURVEY

                                  EXHIBIT A-1


                                  [FLOORPLAN]

                                   EXHIBIT B

                             PERMITTED ENCUMBRANCES

         1.       Ad valorem taxes for the year 1998 and subsequent years;

         2. A ten foot (10') wide drainage easement to run along the western boundary of the Property, pursuant to an instrument to be recorded in the Public Records of Pinellas County, Florida, prior to Closing, such instrument to be in form and substance acceptable to Buyer in its reasonable discretion, or pursuant to the Plat;

         3. The approximately seven foot (7') encroachment of a sewer line along the west boundary of the Property;

         4. That certain Development Agreement dated April 22, 1997 (the "Development Agreement"), by and between Seller and Pinellas County, and any deed restrictions which are required to be recorded pursuant to the terms and conditions thereof;

         5. Avigation Easement to be executed for the benefit of Pinellas County, Florida, in substantially the form attached hereto as Exhibit B-1;

         6. License Agreement to be executed by Pinellas County, Florida, in substantially the form attached hereto as Exhibit B-2; and

         7. Easement Agreement in favor of Florida Power & Light recorded in O.R. 6443, at Page 631, of the Public Records of Pinellas County (Haydon-Rubin Development, Inc. has agreed to obtain the release of this instrument by the Grantee pursuant to the Purchase and Sale Agreement for the Property).

                                  EXHIBIT B-1

                               AVIGATION EASEMENT

STATE OF FLORIDA     )
                     )
COUNTY OF PINELLAS   )

         THIS INDENTURE, dated this _____ day of ______________, 199_, by and between _______________________________________, hereinafter called GRANTOR, and PINELLAS COUNTY, a political subdivision of the State of Florida, hereinafter called GRANTEE.

         WHEREAS, the GRANTOR is the owner of certain premises, situate, lying and being in Pinellas County, Florida, as hereinafter described; and

         WHEREAS, the GRANTEE, is the owner and operator of the St. Petersburg-Clearwater International Airport located in Pinellas County, Florida.

         NOW, THEREFORE, is consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by the GRANTEE to the GRANTOR, the receipt of which is hereby acknowledged, the GRANTOR does hereby grant and convey unto the GRANTEE, its successors and assigns, an easement and right-of-way for the over-flight of aircraft in and through the airspace above the following described property located within Pinellas County, to wit:

                             (Property Description)

         The GRANTOR hereby gives and grants to the GRANTEE, its successors and assigns, and to all persons lawfully using said airport, the right and easement to use the airspace above the GRANTOR'S property and to create noise normally associated with aircraft operation and for avigation purposes without liability for any necessary, convenient or operational incident, the effects thereof whether as the same presently or in the future exist, but said right or easement hereby granted is to be executed only in a manner reasonably or substantially consistent with the safe and proper flying procedures as promulgated by any regulatory agency of the government of the United States of the State of Florida.

         The rights and easements hereby granted and conveyed, and the covenants hereby entered into, shall not be construed to deprive the GRANTOR of any claims for injury or damages against any person for negligence whereby injury or damages against any person for negligence whereby injury or damages is caused by actual or direct physical contact, without intervening media, but shall operate and constitute a full, complete and total release, quit claim and discharge of the GRANTEE, its successors and assigns, its agents and employees, and all persons lawfully using said airport and the owners and operations of aircraft lawfully using the airspace hereby conveyed, from all claims and demands whatever, not solely and proximately resulting from negligent actual or direct physical contact, it being the intent of the GRANTOR herein to waive its right to suit for nuisance and noise incident to the operation of the St. Petersburg-Clearwater International Airport by the GRANTEE herein.

         All rights, easements, releases, benefits and estates granted hereunder shall be covenants running with the land as is hereinabove described.

         In the event the GRANTEE abandons the operation of said airport, all rights herein granted shall cease and revert to the GRANTOR, his successors or assigns.

         IN WITNESS WHEREOF, said developer in pursuance of his due and legal action, has executed these presents, as of the date first above written.



                                             ----------------------------------
                                             OWNER


WITNESSETH:                                  WITNESSETH:


----------------------------------           ----------------------------------

STATE OF FLORIDA    )
                    )
COUNTY OF           )


         BEFORE ME personally appeared _______________________________, as
______________________(title) of _________________________, to me well known and known to me to be the person described in and who executed the foregoing instrument and acknowledged to and before me that he/she executed said instrument in the capacity and for the purpose expressed.

         WITNESS my hand and official seal this _______ day of ____________
199_.



                                             ----------------------------------
                                             Notary Public

My Commission Expires:

                                  EXHIBIT B-2


         THIS LICENSE AGREEMENT ("License") is made on ___________________, 1997, between PINELLAS COUNTY FLORIDA, a political subdivision of the State of Florida ("County") and HAYDON-RUBIN DEVELOPMENT, INC., or assigns, a Florida corporation ("Licensee").

                                  WITNESSETH:

1.       PREMISES

         County hereby grants permission to Licensee to use the real property described on Exhibit "A" attached and incorporated herein by reference ("Property"), as hereinafter set forth.

2.       USES

         County hereby grants permission to Licensee to use the Property for the purposes of (i) erecting, operating, and maintaining a sign identifying Licensee's office and/or hotel development on the real property described on Exhibit "B" attached hereto and incorporated herein by reference, which sign shall be as described on Exhibit "C" attached hereto and incorporated herein by reference, and (ii) installing, maintaining, irrigating, and replacing landscaping and lighting, and for no other purposes without written consent of the County. Licensee will be solely responsible for maintenance of the Property. Licensee must be in conformance with applicable laws and ordinances including all sign permits required by Pinellas County ordinances and regulations for the improvements and uses thereon. Licensee may modify the drainage facilities on the Property so long as such modifications conform to the permits issued therefor.

3.       FEE

         Licensee will pay an annual fee of $1.00 for the first year due and payable within thirty days from the date of this License. The fee after the original year will be due on the anniversary date. The anniversary date will be the day and month this License is signed by all parties. In addition, Licensee shall assume all of County's maintenance obligations with respect to the Property.

4.       NOTICES

         The annual fee will be made payable to Pinellas County and sent to:

                  Department of Public Works
                  440 Court Street
                  Clearwater FL 33756

         All notices of correspondence to the County shall be sent to:

                  Right of Way Administration
                  Public Works--Engineering
                  440 Court Street
                  Clearwater FL 33756

         All notices or correspondence to Licensee shall be sent to:

                  Rogers Haydon, President
                  Haydon-Rubin Development, Inc.
                  15201 Roosevelt Boulevard
                  Suite 112
                  Clearwater, FL 34620

5.       TERM OF LICENSE

         This License shall be perpetual, provided however, should County need any or all of the Property for a bona fide public purpose, then this License shall be terminated as to the portion of the Property so needed no later than ninety (90) days after written notice of such need is given to Licensee. Upon receipt of any such notice, Licensee shall promptly remove the sign, and, at County's option, the landscape improvements from the portion of the Property required by the County and relocate the sign and, at County's option, the landscaping, onto the remaining portion of the Property.

6.   TERMINATION OF LICENSE

     This License may be terminated upon six (6) months written notice by Licensee to County or its successors in interest, as applicable, by the Licensee. Upon termination Licensee shall remove all improvements or any part thereof at the option of the County.

7.   UTILITIES

     Licensee will be responsible for the installation and payment of all utilities on the Property.

8.   INDEMNIFICATION

     Licensee covenants and agrees that it will indemnify and hold harmless County and all of County's officers, employees, contractors and subcontractors from any claim, loss, damage, cost, charge or expense arising out of any act, action, neglect or omission by Licensee. Its officers, employees agents, contractors or subcontractors during the performance of this License, whether direct or indirect, and whether to any person or property to which County or said parties may be subject, including County's costs and attorneys fees incurred in defending such claims, except that Licensee will not be liable under this section for damages arising out of injury or damage to persons or property directly caused by or resulting from the negligence of County or any of its officers or employees.

9.   INSURANCE

     Licensee shall procure, pay for, and maintain during the term of the License the following insurance:

     A. Comprehensive General Liability including, but not limited to, independent contractor, contractual, premises/operations and personal injury covering liability assumed under indemnification provisions of this License, with limits of liability for personal injury and/or bodily injury, including death, of not less than $500,000, each occurrence; and property damage of not less than $500,000, each occurrence. (Combined single limits of not less than $500,000 each occurrence, will be acceptable.) Coverage shall be on an "occurrence" basis. Fire Legal Liability shall be included to limits of $50,000. This insurance may be provided through one (1) primary policy, or through use of a primary and an excess umbrella to reach the total required limits.

     B. Workers' Compensation in at least the limits required by Florida law and Employers' Liability, where applicable, of not less than $100,000.

     C. Certificate of Insurance and certified copies of Policies of Insurance shall be filed prior to submission of this License to County for signature and thereafter maintained with the Department of Public Works, Right of Way Administration during the term of this License. Licensee shall notify the County within twenty-four (24) hours after receipt of any notice of expiration cancellation, non-renewal or material change in coverage. Companies issuing the insurance policy, or policies, shall have no recourse against County for payment of premiums or assessments for any deductibles which all are the sole responsibility and risk of Licensee. Except for Workers' Compensation, the County Board of County Commissioners shall be endorsed to the required policy or policies as an additional insured. The policy clause "Other Insurance" shall not apply to any insurance coverage currently held by County, to any such future coverage, or to County's Self-insured Retentions of whatever nature.

10. LIABILITY

    All property of any kind that may be on the Property during the continuance of the License shall be at the sole risk of Licensee, and County shall not be liable to Licensee or any other person for any injury, loss, or damage to property or to any person on the Property.

    In the event County pays any monies required to be paid by Licensee hereunder, County shall demand repayment of same from LICENSEE within ten (10) days after such payment and Licensee shall make such payment within ten (10) days after receipt of such demand. Licensee's failure to timely reimburse shall be deemed a breach of this License.

12. ENVIRONMENTAL RESPONSIBILITIES

    Licensee shall be responsible for obtaining all permits necessary for its intended use of the Property. County shall cooperate in connection with all permit applications filed by Licensee, or, if required, shall file such permit applications itself at Licensee's expense.

    Licensee will at all times observe practices consistent with the protection of the environment including proper handling of fuel and proper disposal of all waste off site.

    County shall have the right during and after the term of this License to come upon the Property at reasonable times with its employees, engineers, other personnel, or independent contractors, to inspect and conduct testing upon the Property. If County determines in its judgment reasonably exercised that the Property contains any toxic waste, chemical contamination, petroleum spillage or hazardous waste, which was created or determined by the County, after notice and opportunity to be heard, to have been caused by Licensee or any of its members or contractors. County may demand Licensee to pay for a full clean-up and remediation of the such waste, contamination or spillage on the Property to standards acceptable to the Department of Environmental Protection or other governmental agency with jurisdiction over setting and/or enforcing environmental standards. Licensee's clean-up and remediation responsibilities include but are not limited to all Phase I, Phase II and other testing costs, as well as preparing a contamination report and remediation plan.

13.  DEFAULT

     If Licensee defaults in payment of the fee due hereunder or violates any of the covenants of this License, County will provide written notice to the Licensee and Licensee shall have thirty (30) days from receipt of such notice in which to correct the default.

     If Licensee does not correct default, the License shall terminate on the 31st day after receipt of notice unless the default is of such a nature that cannot or could not be cured within thirty (30) days, in which case the termination date shall be extended so long as Licensee is undertaking to cure such default in good faith.

     IN WITNESS WHEREOF, County and Licensee have hereunto set its end seal as of the day and year first above written.

ATTEST    Karleen F. DeBlaker           COUNTY:  PINELLAS COUNTY
          Clerk of Circuit Court        FLORIDA
                                        By and through its Board of
                                        County Commissioners


By:                                     By:
    --------------------------------          --------------------------------

Print Name:                             Print Name:
            ------------------------                --------------------------
                  Deputy Clerk                               Chairman

     (SEAL)

WITNESS                                 LICENSEE: HAYDON-RUBIN
                                        DEVELOPMENT, INC., a Florida
                                        corporation


By:                                             By:
    ------------------------------                  ----------------------------

Print Name:                                     Print Name:
            ----------------------                          --------------------
                  Secretary                                       President



                              APPROVED AS TO FORM
                           OFFICE OF COUNTY ATTORNEY


                           By:
                               ---------------------
                                  Asst. Attorney

                       REQUEST FOR TRANSFER OF OPERATION
                             AND MAINTENANCE PERMIT

Within 30 days of the sale or conveyance of a permitted surface water management system, or the land on which the system is located, the permittee must notify the Southwest Florida Water Management District, 7601 U.S. Highway 301, North Tampa, Florida 33637. Upon approval of the proposed operation and maintenance entity or individual, the District will transfer the operation permit to that entity or individual.

(1)       SURFACE WATER MANAGEMENT SYSTEM INFORMATION:
          Permit No. 406360.00     County: Pinellas
          Project Name:       Bayview Dr.--SR 580/Shore Dr.;
                              Shore Dr.--SR 580/Bayview
          Permittee:          Pinellas County Board of County Commissioners
          Address:            315 Court Street
          City/State/Zip:     Clearwater, Florida 34616
          Telephone:          (813) 464-3251

(2) The District is hereby notified that the Surface Water Management system identified in Section (1) has been conveyed to a new owner, and the Permittee requests that the Surface Water Management permit be transferred to the entity or individual for operation and maintenance as named in Section (3).

By:                                Robert L. Warren, Director
   -----------------------         -----------------------------------
Signature of Owner,           Name and Title (Please Type)
   Permittee or                    Pinellas County Highway Department
Authorized Agent                   -----------------------------------
Company Name

                              22211 U.S. Highway 19 North
                              ----------------------------------------
                              Company Address
                              Clearwater, Florida 34625
                              ----------------------------------------
City, State, Zip
                              Phone: (813) 464-8900   Date:
                                     --------------        -----------

(3) The below-named entity or individual agrees to maintain and operate the Surface Water Management system in compliance with all permit conditions and the provisions of Chapter 40D-4, Florida Administrative Code (F.A.C.).

By:
   -----------------------    ----------------------------------------
Signature of Individual or    Name and Title (Please Type)

Authorized Agent              ----------------------------------------
                              Company Name

                              ----------------------------------------
                              Company Address

                              ----------------------------------------
City, State, Zip
                              Phone: (   )            Date:
                                     --------------        -----------

RESPONSIBILITY FOR MAINTENANCE AND OPERATION MAY BE TRANSFERRED TO ANOTHER ENTITY ONLY UPON WRITTEN NOTICE AND APPROVAL BY THE DISTRICT IN ACCORDANCE WITH RULE 40D-4.351, F.A.C.

===============================================================================

                                DIRECT USE ONLY
===============================================================================


Based upon the notice of conveyance in Section (2), the responsibility for operation and maintenance of the system is transferred to the entity named in Section (3), is effective on the date indicated below.


Southwest Florida Water Management District


By:
   ---------------------------------    --------------------------------
Authorized District Representative      Name and Title

 [SEAL]   PINELLAS COUNTY PUBLIC WORKS                              [SEAL]
          LAND SURVEY DIVISION
          22211 U.S. HIGHWAY 19 N.
          CLEARWATER, FLORIDA  33769-2347
          SECTIONS(S)  33. TOWNSHIP 29 SOUTH, RANGE 18 EAST



A 165 ft. wide strip, being a portion of Lots 22 and 23, PINELLAS GROVES Subdivision, according to plot thereof, as recorded in Plot Book 1, Pope SS, public records of Pinellas County, Florida, in the Southeast 1/4 of Section 33, Township 29 South Range 16 East, Pinellas County, being described as follows:

     Commencing at the South 1/4 Corner of said Section 33, run N 01 degree 34'06" W along the North-South Centerline of said Section 33, for a distance of 1373 20 feet is the Northwest corner of the Southwest 1/4 of said Southeast 1/4 of Section 33; thence S 89 degrees 33'43"E along the North line thereof, for a distance of 755.34 feet; thence S 35 degrees 35'38"W, for a distance of 18.31 feet to a point on the North line of said Lot 22, for a POINT OF BEGINNING; thence S 89 degrees 33'43"E along said North line, for a distance of 301.41 feet; thence S 35 degrees 25'58"W, for a distance of 339.12 feet to a point being 100 ft. northeasterly of the centering of construction of Roosevelt Boulevard, the same being a Point on Curve, a radial to said point being S 34 degrees 38'5"W, thence northwesterly, 165.02 pt. along the arc of a curve centering northeast, having a radius of 3719.72 ft., through a central angle of 02 degrees 33'31", a chord of N 54 degrees 04'00"W, 165.01 feet to a Point of Non-tengency, thence N 35 degrees 25'55 E, for a distance of 242.16 feet to the POINT OF BEGINNING.

CONTAINING 49,706: OR 1.141 acres M.O.L.

BASIS OF BEARINGS:  Bearings shown are assumes, based on the North-South
                    Centerline of Section 33, Township 29 South, Range 16 East, Pinellas County, Florida, being N 01 degree 34'05" W.

                                     [MAP]

                                                               [SEAL]

                                     [MAP]

                                   EXHIBIT C


                         HOGAN - BURT DEVELOPMENT, INC.

                               DIGITAL LIGHTWAVE


                       PRELIMINARY OUTLINE SPECIFICATIONS

                               December 29, 1997

These specifications together with the Conceptual Plans prepared by Smallwood, Reynolds, Stewart, Steward and Associates of Florida, Inc. establish the starting point for design development drawings. The Conceptual Plans are comprised of the following:

         Perspective of Building Entry       December 29, 1997
         Sheet A0-1                          December 29, 1997
         Sheet A1-1                          December 29, 1997
         Sheet A1-2                          December 29, 1997
         Sheet A1-3                          December 29, 1997
         Sheet A2-1                          December 29, 1997

The building shall be a three story structure, with a glass and precast concrete envelope constructed with a structural steel frame and built-up roof. The finished floor elevation of the first floor shall be 11'0" above Mean Sea Level. The clear height of the first and second floor shall be 15'6" feet between floors, with a 11' foot finished ceiling height. The third floor shall have a finished ceiling height of 9'. A fire protection system has been included. Construction of the building shell includes restroom and first floor exit corridors finishes. The building shell also includes a finished ceiling with lighting, HVAC distribution and diffusers, and fire protection drops. Construction is Type 4, business occupancy. All systems and components to be installed per manufacturers specifications.

IN ADDITION TO THE TENANT FINISH ALLOWANCE OF $20/SF, THESE OUTLINE SPECIFICATIONS INLCUDE SPECIAL TENANT ALLOWANCES FOR CERTAIN ITEMS OF WORK. AS THE DRAWINGS ARE COMPLETED, THE DESIGN/BUILDER WILL FINALIZE THE TENANT ALLOWANCE PRICES AND CREDIT THE TENANT WITH COST SAVINGS REALIZED IN ACCORDANCE WITH SECTION 2.13 OF LEASE. CONVERSELY, IF THE PRESENT TENANT ALLOWANCES ARE NOT SUFFICIENT TO COVER FINAL COSTS, THE DESIGN/BUILDER WILL ADJUST THE TENANT PRICING BASED ON THE DESIGN APPROVED BY TENANT AND OWNER IN ACCORDANCE WITH
SECTION 2.13 OF THE LEASE.

ALL ALLOWANCES INCLUDE MATERIAL, LABOR, CONTRACTORS GENERAL CONDITIONS AND FEE, EXCEPT AS NOTED.


-------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                          Outline Specification Page 1

                                TENANT FINISHES

A tenant finish allowance of $20.00 per rentable square foot has been provided the following finish items of work:

         - Tenant finish space planning & construction drawings
         - Furring and drywall for tenant walls
         - Floor coverings
         - Doors and hardware
         - Interior glazing
         - Interior painting
         - Furniture hook-up
         - Power distribution
         - Fire alarm/Card access system
         - HVAC VAV refinement
         - HVAC test and balance
         - Wall coverings
         - Breakroom finishes
         - Lobby finishes
         - Millwork (other than toilet rooms)
         - Raised floor
         - Cafeteria
         - Generator/UPS backup
         - Special air conditioning requirements (computer/server rooms, laboratories, etc.)

         IN THE ADDITIONAL TO THE ABOVE AN ALLOWANCE OF $70,000 HAS BEEN INCLUDED FOR UPGRADE LOBBY FINISHES.

         SPECIAL TENANT ALLOWANCES ARE NOTED BELOW.

                      BUILDING SHELL (EXCEPT WHERE NOTED)

DIVISION 1 - GENERAL REQUIREMENTS

GENERAL CONDITIONS

Architectural and Engineering services included.

IMPACT AND BUILDING PERMIT FEES

Impact Fees and connection fees are to be paid by owner. Shell building permit fees are included.

--------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                          Outline Specification Page 2

LABORATORY TESTING


All soils and construction material testing included.


INSURANCE AND BONDS


Liability and property damage insurance included.
Payment and performance bond to be paid by owner.
Builders risk insurance included by owner


DIVISION 2 - SITEWORK


SURVEY & LAYOUT


Boundary survey included.


SITE AND TREE PREPARATION


Includes the following items of work:


     Clearing and grubbing
     Erosion control
     Asphalt paving for approximately 450 parking spaces including 9 handicap accessible spaces. (201 covered, 249 uncovered)
     Curbing for landscape islands
     Pavement marking and striping
     Sanitary sewer
     Storm drainage
     Fire line service
     Domestic water service
     Site lighting provided (2 FC average)


LANDSCAPING ($100,000 allowance net to Owner)


Includes the following items of work:


     Architecture
     Planting
     Sodding
     Irrigation
     Planting topsoil
     Tree Protection



-------------------------------------------------------------------------------

DIGITAL LIGHTWAVE BUILDING                        Outline Specification Page 3

DIVISION 3 -- CONCRETE

STRUCTURAL CONCRETE

Spread footing system has been included utilizing 3,000 psi concrete with required reinforcing steel, assuming a soil bearing capacity of 2,000 LB/SF.

The following components typically associated with precast concrete construction are included:

        Reinforcement and accessories
        Grade beams
        Slab-on grade - 5" thickness (3,000 psi with wire mesh slab reinforcement)
        Concrete to be placed on compacted sub-base to 95% modified proctor. Two - 4' deep elevator pit for hydraulic elevator
        Slab-on-deck material to be 3,000 psi light-weight concrete with an average depth of 3-1/2"
        Precast parking deck to support 180 cars (standard smooth finish painted to match building)

ARCHITECTURAL PRECAST

ARCHITECTURAL PRECAST CONCRETE (INCLUDING LABOR, HOISTING, AND MATERIALS) IS BASED ON THE COLOR AND AGGREGATE SAMPLES PREVIOUSLY PROVIDED TO OWNER AND TENANT. THE PRECAST MATERIAL SHALL BE A SINGLE MIX COLOR, WITH TWO SURFACE TEXTURES (CHOICES: SMOOTH, SANDBLASTED OR RETARDED) AND INCLUDE NEGATIVE RELIEF DETAILS AS SHOWN ON THE CONCEPTUAL PLANS.

AN ARCHITECTURAL PRECAST UPGRADE OF $106,338 HAS BEEN INCLUDED FOR COLONNADE PRECAST.

AN ARCHITECTURAL PRECAST UPGRADE OF $82,158 HAS BEEN INCLUDED FOR 24" VERTICAL PRECAST COLUMN COVERS. THESE COLUMN COVERS ARE LOCATED ON EACH BAY LINE AT THE COLUMNS AND MIDWAY BETWEEN EACH BAY (COLUMN) LINE, EXCEPT ON THE
SECTIONAL-CURVED AREA AT THE FRONT OF THE BUILDING.


DIVISION 4 -- MASONRY

Not included.


DIVISION 5 -- STRUCTURAL STEEL

All steel framing shall conform to ASTM A-36.
--------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                       Outline Specification Page 4

Steel roof joists with truss girder beams primer gray. (38 lb. total load). Roof deck -- 22 gauge painted. Second and third floor -- composite deck (125 lb. total load)

BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $43,845 HAS BEEN INCLUDED FOR THE DESIGN, MATERIALS AND INSTALLATION OF STEEL MODIFICATIONS TO ACCOMMODATE THE RADIUS LOBBY.

BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $21,300 HAS BEEN INCLUDED FOR STEEL MODIFICATIONS TO ACCOMMODATE THE COMMUNICATING STAIR.


LIGHT GAUGE STEEL FRAMING

Steel studs -- 24 gauge minimum, 24" o/c. for all interior partitions.


METAL FABRICATIONS

Precast and structural steel embed plates
HVAC curbs
Mechanical screen


DIVISION 6 -- CARPENTRY AND MILLWORK

FINISH CARPENTRY

Plastic laminate vanity cabinets for all restrooms included.
Additional millwork included as part of tenant finish allowance.
The AWI grade for the millwork will be "custom grade" as defined in the following AWI Sections of Quality Standards: Section 100, 200 and 400.

Plastic laminate toilet partitions are included in the base building.


DIVISION 7 -- MOISTURE PROTECTION


WATERPROOFING

Vapor barrier below slab-on-grade.


ROOFING

4-ply built-up fiberglass (type VI) roofing system with gravel surfacing.

--------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                      Outline Specification Page 5

Fiber cants and base flashings at roof curbs.
Ten (10) year no dollar limit warranty.

Roofing shall be a watertight, build-up roofing and base flashing roofing system with compatible components that will not permit the passage of liquid water and will withstand wind loads, thermally induced movement, and exposure to weather without failure as defined by the terms of the specified Standard Roofing Manufacture's 10 Year Warranty.

Provide and submit a written Standard Roofing Manufacture's 10 Year Warranty, without monetary limitation to include both labor and materials, signed by roofing system manufacturer agreeing to promptly repair leaks in the roof membrane and base flashing resulting from defects in materials and workmanship for the warranty period.


SEALANTS

Two-part polyurethane caulking with foam backer rod for panel joints.


INSULATION

Roof insulation shall be R-20 2" perlite board placed on the roof deck.


DIVISION 8 -- DOORS AND WINDOWS

ENTRANCE DOOR AND FRAME

Door Type -- swing with tempered glass
Frame -- Aluminum painted Kynar 500 Standard Color
Concealed overhead closer
Doors for the patio and loading areas are narrow stile, manufactured by Kawneer
  190 series, storefront doors.
Doors for lobby are narrow stile, manufactured by Kawneer 190 series, storefront doors.


INTERIOR WOOD DOORS -- (Included as part of the tenant allowance)

Type -- Solid core, flush 3'-0" x 8' standard
Finish -- stained oak hardwood veneer

The interior doors will be AWI premium grade. The up charge for the maple or cherry veneer would be $135.00 per standard 3' x 8' door. The proposed cut on the oak doors is a rotary cut. The up charge for the full height doors (9 feet) would be $180.00 per oak door. The up charge for full height maple or cherry doors would be $245.00 per door.


FIRE-RATED DOORS

UL label where required by building codes.

--------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                        Outline Specification Page 6

GLASS AND GLAZING

Three story curtain wall entry system (Kawneer 1600 Wall (2.5" x 7.5"). Aluminum framing - Painted Kynar 500 Standard Color
Building exterior glass - 1" tinted insulated section standard PPG colors. Tempered glass where required by building codes
Aluminum window system shall be engineered, fabricated, and installed to withstand normal thermal movement, wind loading, and impact loading without failure, as demonstrated by testing manufacture's standard window assemblies representing types, grades, classes, and sizes required for Project according to standard test methods and as follows:

Air infiltration shall be no more than 0.06 CFM per sq. ft. of fixed area at
6.24 PSF pressure differential per ASTM E283-84.

System shall meet a water test with no uncontrolled leakage at 6.5 psf pressure differential with a water rate of 5 gallons/hr/sq.ft. when tested in accordance with ASTM E331-86.

Based on an estimate derived from information provided by tenant's consultant a Special Tenant Allowance of $222,921 as the estimate for design, materials and installation of the three story glass lobby wall, including full-height structural glass 5 segments, interior tubular steel between the second and third floors with two vertical members from the ground floor to the interior tubular steel, and 28" fins. Including three pair of 6' x 9' 1/2" glass doors. The only colors available are clear, bronze and gray.

Based on an estimate derived from information provided by tenant's consultant a Special Tenant Allowance of $31,150 has been included for the curtain wall glass at the sawtooth corner.

Based on an estimate derived from information provided by tenant's consultant a Special Tenant Allowance of $9,900 has been included for elevator lobby railings on the second and third floors.

Based on an estimate derived from information provided by tenant's consultant a Special Tenant Allowance of $20,535 has been included for a 4" recess glass detail at the precast openings.

Based on an estimate derived from information provided by tenant's consultant a Special Tenant Allowance of $33,078 has been included for interior lobby glass walls to be butt glazed (3/8" thick) or mullion systems.



-------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                         Outline Specification Page 7

BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE $9,620 HAS BEEN INCLUDED FOR 3RD FLOOR RAILINGS FOR THE COMMUNICATING STAIR.

BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $12,500 HAS BEEN INCLUDED FOR THE COMMUNICATING STAIR RAILINGS.

FINISH HARDWARE -- (Included as part of the tenant allowance)

Heavy duty with levers; door stops on all doors.
UL Label hardware where required by building codes.
Finish shall be brushed or bright chrome.
The hardware will be Schlage "D" Series.

DIVISION 9 -- FINISHES

BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $36,075 HAS BEEN INCLUDED FOR THE COMMUNICATING STAIR.

CERAMIC TILE

Included on all shell building restroom floors and walls. Allowance $6.00/SF to owner. (including labor)

VINYL WALL BASE -- (Included as part of the tenant allowance)

CARPETING -- (Included as part of the tenant allowance)

GYPSUM WALLBOARD -- (Included as part of the tenant allowance)

Base building typical partitions -- 3-5/8" metal stud type with fire ratings as required by code. Minimum 1/2" type X thick drywall and framed to deck for corridors. Interior furring of exterior walls and columns (taped, spackled and sanded) is included as part of the tenant allowance.

PAINTING -- (Included as part of the tenant allowance)

Walls -- First coat drywall primer sealer
Flat latex (2 coats)
Wood Doors -- Stain and seal
Door frames -- Semi-gloss enamel (2 coats)
The door frames will have a primer coat.


--------------------------------------------------------------------------------

DIGITAL LIGHTWAVE BUILDING                        Outline Specification Page 8

Ceilings


Suspended tegular tile, 24" x 24", fissured. (USG 323 or equal 5/8" thick) The ceiling grid is 2' x 2' 15/16" thick. Drywall ceilings are provided in the lobby and the elevator lobby as part of the shell building.


BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $24,975 HAS BEEN INCLUDED FOR THE COLONNADE SOFFITS.


Vinyl Wallcovering-(Included as part of the tenant allowance)


BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $77,700 HAS BEEN INCLUDED FOR THE LOBBY FLOORING.



DIVISION 10 - SPECIALTIES


GRAPHICS AND EXTERIOR SIGNAGE (Allowance $10,000 to owner)


MIRRORS-Type - 1/4" polished plate, above lavatories


LIQUID SOAP DISPENSER-Counter mounted, one per lavatory.


TOWEL DISPENSERS AND RECEPTACLES


Material - stainless steel
Finish - brushed satin
Mounting - surface


GRAB BARS (At Handicapped Toilet Compartment)


Material - metal
Finish - brushed satin
Mounting - concealed


A SPECIAL TENANT ALLOWANCE OF $5,550 HAS BEEN INCLUDED FOR "FIXTURE" PACKAGE (TENANT SELECTED ITEMS).


BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $38,850 HAS BEEN INCLUDED FOR A SKYLIGHT IN THE LOBBY.


BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $3,330 HAS BEEN INCLUDED FOR THREE ENTRY MATS FOR THE LOBBY.

--------------------------------------------------------------------------------

DIGITAL LIGHTWAVE BUILDING                          Outline Specification Page 9

BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $5,550 HAS BEEN INCLUDED FOR THE DIRECTORY/GRAPHIC PACKAGE.



DIVISION 11-EQUIPMENT


Not included


DIVISION 12-FURNISHINGS AND BLINDS-(Included as part of the tenant allowance)


DIVISION 13-SPECIAL CONSTRUCTION
Not included



DIVISION 14-CONVEYING SYSTEMS


Two hydraulic passenger elevators, included a $5,000 allowance (each) to owner for cab finishes. 2,500 LB at 125 fpm. The building standard door finish is painted.


BASED ON AN ESTIMATE DERIVED FROM INFORMATION PROVIDED BY TENANT'S CONSULTANT A SPECIAL TENANT ALLOWANCE OF $11,100 HAS BEEN INCLUDED FOR ELEVATOR DOOR AND FRAME UPGRADES.



DIVISION 15-MECHANICAL


HVAC

DESIGN CONDITIONS


The mechanical design and installation shall comply with all applicable codes of the National Fire Protection Association (NFPA), Standard Mechanical Code, Florida Energy Code, ASHRAE Standard 62-1989 state and local codes.


The heating, ventilating and air conditioning systems shall be designed and selected to produce the indoor conditions noted below when the outdoor conditions are as stated (ASHRAE 2-1/2% level):



-----------------------------------------------------------------------------

DIGITAL LIGHTWAVE BUILDING                      Outline Specification Page 10

         Indoor Conditions:

                Summer   75 degrees F. db +/-2 degrees      55%RH+/-5%
                Winter   70 degrees F. db +/-2 degrees

         Outdoor Conditions:

                Summer   91 degrees F. db
                         77 degrees F. wb Design
                Winter   40 degrees F. db

The building shall be cooled with a total of six (6) rooftop units totaling 275 tons.

VARIABLE VOLUME UNITS

Variable volume units shall be stand alone DDC controlled.

ROOFTOP AIR CONDITIONING UNITS - VARIABLE VOLUME

Factory assembled, piped and wired single package rooftop air conditioner. All rooftop units shall be of the same manufacturer. Carrier, Trane, or McQuay. Unit shall be single package type designed for outdoor application and shall provide complete protection for all components and controls.

AIR DISTRIBUTION SYSTEMS DESCRIPTION

Conditioned air is supplied to each floor from the rooftop units through a medium pressure, medium velocity air distribution system to pressure independent variable volume control terminals (interior zone) and/or pressure independent powered induction units with heat (exterior zone) located throughout the floors. Initial zoning will be one variable volume system per 2200 square feet on average.

The heating requirements for the building are handled by electric resistance heating coils, located either downstream of or integral to the powered induction units located in the ceiling return air plenum in the vicinity of the various zones.

Toilet room exhaust will be ducted to a toilet exhaust riser (each bank of toilets) up to exhaust fans on the roof.

AIR DISTRIBUTION DEVICES

Ceiling supply diffusers shall be perforated plate type.
The base building does include dropping the HVAC diffusers. It does not include moving of the diffusers to accommodate interior walls or the addition of VAV boxes for required zoning.


-------------------------------------------------------------------------------

DIGITAL LIGHTWAVE BUILDING                        Outline Specification Page 11

FIRE PROTECTION

Based on light hazard occupancy. Fire sprinkler system design will be in accordance with NFPA and Standard Building Code standards. The base building does include dropping the sprinkler heads. It does not include moving of the heads to accommodate interior walls.

The fire protection design and installation shall comply with all applicable codes of the National Fire Protection Association (NFPA 13 and NFPA 14), local codes in addition to the local fire marshal.

PLUMBING

A complete system of plumbing will be installed and consist of complete systems of sanitary drainage, storm drainage, hot water and cold water throughout the building. Roof drainage will be provided to connect into the storm lines on the surrounding site. Domestic hot water will be supplied from a central electric water heater. Sanitary system will be extended from wet columns, toilet room fixtures, and mechanical equipment to the sanitary sewer system. The cold water will deliver water from the public water main through a meter to the building.

The plumbing design and installation shall comply with all applicable codes of the National Fire Protection Association (NFPA), Standard Plumbing Code, Americans with Disabilities Act, and local codes.

DIVISION 16 - ELECTRICAL

Main switchboards, panel boards for lighting and HVAC, distribution boards, transformers and feeders for the base building included. One panel per floor provided (277/480 volt 600 amp) for tenant use as part of the base building.

The electrical design and installation shall comply with all applicable codes of the National Fire Protection Association (NFPA), National Electrical Code
(NEC), Underwriter's Laboratories (UL), Americans with Disabilities Act, and Florida Energy Code in addition to any applicable state and local codes.

Complete lighting system.
Power wiring and connection for all mechanical equipment.
Fire alarm system.


-------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                        Outline Specification Page 12

Tenant Distribution


A junction box grid system shall be provided for tenant lights (at 277 volts). The grid shall consist of a junction box for each system (nippled together) spaced 20' x 20' on center using a common conduit.


Wire and Cables


All conductors shall be of copper and shall meet the ASTM Specifications for conductivity.


Elevator Equipment


Install disconnects and feeders to elevator machine controllers.


Electrical Service


Electric Service will be 277/480 volts, three phase, 4 wire "Wye". The project shall be served by one 2000 amp service. Service to the building shall be provided by underground feed from the property line to the pad mounted transformer and from the transformer to the building.


Panel boards


Panel boards shall be of the automatic circuit breaker type, factory assembled by the manufacturer of the circuit breakers. Panel boards shall bear UL labels.


Lighting Fixtures


Fixtures for tenant areas shall be 2' x 4' fluorescent, 3 lamp, lay-in type, four sided air return with 18 cell parabolic lens. One fixture per 80sf. The 2 x 4 fixtures are 3" deep, 18 cell parabolic with energy saving T-8 ballasts. Model to be Metalux 2EP36X-340S36H-277-LE3 or equal. Emergency lighting shall be provided with 2' x 4' fixtures equipped with a battery pack with a LED switch.


Entry and Lobby Areas


Recessed round HID (Metal Halide) and compact fluorescent down lights. Included in the shell building cost.


Typical Floor Elevator Lobbies


Compact fluorescent down lights.





--------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                         Outline Specification Page 13

STAIRWELLS


Two-lamp fluorescent with wall mounted wrap-around acrylic lens fixture over each landing.


LAVATORIES


Recessed parabolic egg crate louvers at opposite walls over mirrors and over toilet areas. Down lights provided at entry and center of restrooms.


LIFE SAFETY SYSTEM


Provide a complete fire alarm system to comply with NFPA 72A and all local requirements. The fire alarm system included is the minimum required by code. Any upgrade of the system would be covered by the tenant finish allowance.


FIRE ALARM SYSTEM


Shall be hard wired and shall include:


Manual pull stations at each stairwell entry and exit door.

Smoke detectors in all mechanical and elevator equipment rooms, electrical rooms, telephone rooms, and elevator lobbies.

Smoke detectors in supply and return ducts of each air handler system and in outside air intake fans.



--------------------------------------------------------------------------------
DIGITAL LIGHTWAVE BUILDING                       Outline Specification Page 14

NOTE:

1. THIS PERSPECTIVE INDICATES A TENANT REQUESTED OPTION OF A STRUCTURAL GLAZING SYSTEM AT THE FRONT ENTRY.
2. THIS PERSPECTIVE INDICATES A TENANT REQUESTED OPTION OF THE PRECAST PANEL WRAPPING OF THE 1ST FLOOR COLONNADE COLUMNS.
3. THIS PERSPECTIVE INDICATES A TENANT REQUESTED OPTION OF STUCCO AT ALL HORIZONTAL SOFFITS.


                                   [PICTURE]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                               [BUILDING SECTION]



                                [EAST ELEVATION]



                                [END ELEVATION]

                                   EXHIBIT D

                               DIGITAL LIGHTWAVE

------------------------------------------------------------------------------------------------
ID  TASK NAME                                     DURATION       START     FINISH      SOURCE
------------------------------------------------------------------------------------------------
1   Phase One Environmental Report Complete          0d          Dec 15    Dec 15      Seller
------------------------------------------------------------------------------------------------
2   Notice to Proceed                                0d          Dec 15    Dec 15       Owner
------------------------------------------------------------------------------------------------
3   DESIGN                                          118d         Nov 13    May 6
------------------------------------------------------------------------------------------------
4      CIVIL DESIGN AND PERMITTING                  49d          Nov 13    Jan 28
------------------------------------------------------------------------------------------------
5          Site - Civil engineering                  9d          Nov 13    Nov 25      Seller
------------------------------------------------------------------------------------------------
6          Geotechnical report complete              0d          Nov 13    Nov 13      Sell/Own
------------------------------------------------------------------------------------------------
7          Submit site plan to County               40d          Nov 26    Jan 28      Sell/Own
------------------------------------------------------------------------------------------------
8          Submit site plan to SWFMD                40d          Nov 26    Jan 28      Seller
------------------------------------------------------------------------------------------------
9          County site plan approval                 0d          Jan 28    Jan 28    Pin. County
------------------------------------------------------------------------------------------------
10         SWFMD site plan approval                  0d          Jan 28    Jan 28       SWFMD
------------------------------------------------------------------------------------------------
11         Receive site permit                       0d          Jan 28    Jan 28     Perry Co.
------------------------------------------------------------------------------------------------
12     ARCHITECTURAL DESIGN                         97d          Dec 16    May 5
------------------------------------------------------------------------------------------------
13         Building design and working drawings     38d          Dec 16    Feb 11     Perry Co.
------------------------------------------------------------------------------------------------
14         Design development drawings               0d          Jan 15    Jan 15     Perry Co.
------------------------------------------------------------------------------------------------
15         Review DD Drawings                        5d          Jan 15    Jan 21      Digital
------------------------------------------------------------------------------------------------
16         M.E.P. Shell drawings                     6w          Dec 24    Feb 9      Perry Co.
------------------------------------------------------------------------------------------------
17         Prepare steel shop drawings               4w          Jan 2     Jan 29     Perry Co.
------------------------------------------------------------------------------------------------
18         Prepare precast shop drawings             4w          Jan 2     Jan 29     Perry Co.
------------------------------------------------------------------------------------------------
19         Select precast color                      0d          Jan 13    Jan 13      Digital
------------------------------------------------------------------------------------------------
20         Order structural steel                    6w          Feb 3     Mar 30     Perry Co.
------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       1998
-----------------------------------------------------------------------------------------------------------------------------------
ID  TASK NAME                                     4TH QUARTER   1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER   1ST QUARTER
-----------------------------------------------------------------------------------------------------------------------------------
1   Phase One Environmental Report Complete
------------------------------------------------
2   Notice to Proceed
------------------------------------------------
3   DESIGN
------------------------------------------------
4      CIVIL DESIGN AND PERMITTING
------------------------------------------------
5          Site - Civil engineering
------------------------------------------------
6          Geotechnical report complete
------------------------------------------------
7          Submit site plan to County
------------------------------------------------
8          Submit site plan to SWFMD
------------------------------------------------
9          County site plan approval
------------------------------------------------
10         SWFMD site plan approval
------------------------------------------------
11         Receive site permit
------------------------------------------------
12     ARCHITECTURAL DESIGN
------------------------------------------------
13         Building design and working drawing
------------------------------------------------
14         Design development drawings
------------------------------------------------
15         Review DD Drawings
------------------------------------------------
16         M.E.P. Shell drawings
------------------------------------------------
17         Prepare steel shop drawings
------------------------------------------------
18         Prepare precast shop drawings
------------------------------------------------
19         Select precast color
------------------------------------------------
20         Order structural steel
------------------------------------------------

Date: Jan 5         Task                Critical Task               Milestone
Page: 1 of 6        Task Progress       Critical Task Progress      Summary

                      Hogan Burt Development Incorporated

                               DIGITAL LIGHTWAVE

------------------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                       Duration          Start            Finish               Source
------------------------------------------------------------------------------------------------------------------------------------
21       Order precast                                 12w               Feb 3           Apr 27              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
22       Submit shell plans for permit                  0d               Feb 11          Feb 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
23       Tenant construction drawings                  54d               Jan 15          Mar 31              Digital

------------------------------------------------------------------------------------------------------------------------------------
24       Building permit review - Shell                20d               Feb 12          Mar 11              Pin. County

------------------------------------------------------------------------------------------------------------------------------------
25       Receive building permit - Shell                0d               Mar 11          Mar 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
26       Receive and review tenant drawings             5d               Apr 1           Apr 7               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
27       Put tenant drawings out to bid                15d               Apr 8           Apr 28              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
28       Submit tenant drawings for permit              4w               Apr 8           May 5               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
29       Tenant subcontractor selection                 5d               Apr 29          May 5               Perry/Digital

------------------------------------------------------------------------------------------------------------------------------------
30       Receive tenant permit                          0d               May 5           May 5               Pin County

------------------------------------------------------------------------------------------------------------------------------------
31    SITE PREPARATION AND CLOSING                    201d               Dec 1           Sep 11

------------------------------------------------------------------------------------------------------------------------------------
32       Demolition of Master Site                     32d               Dec 1           Jan 19              Seller

------------------------------------------------------------------------------------------------------------------------------------
33       Clear and grub Office Parcel                   4d               Jan 5           Jan 8               Seller

------------------------------------------------------------------------------------------------------------------------------------
34       Record Covenants                               0d               Jan 30          Jan 30              Seller

------------------------------------------------------------------------------------------------------------------------------------
35       Pad Preparation Office Parcel                 10d               Feb 2           Feb 13              Seller

------------------------------------------------------------------------------------------------------------------------------------
36       Land Closing                                   0d               Feb 2           Feb 2               Sell/Own

------------------------------------------------------------------------------------------------------------------------------------
37       Grading and excavation common area            35d               Feb 23          Apr 10              Seller

------------------------------------------------------------------------------------------------------------------------------------
38       Construct retaining walls common area         20d               Mar 2           Mar 27              Seller

------------------------------------------------------------------------------------------------------------------------------------
39       Underground utilities common area             25d               Apr 6           May 8               Seller

------------------------------------------------------------------------------------------------------------------------------------
40       Curb and paving common area                   24d               May 11          Jun 11              Seller

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 2 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                                                          DIGITAL LIGHTWAVE


                                             ---------------------------------------------------------------------------------------
                                                                                    1998
                                             ---------------------------------------------------------------------------------------
                                             4th Quarter   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter   1st Quarter
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
21       Order precast

------------------------------------------------------------------------------------------------------------------------------------
22       Submit shell plans for permit

------------------------------------------------------------------------------------------------------------------------------------
23       Tenant construction drawings

------------------------------------------------------------------------------------------------------------------------------------
24       Building permit review - Shell

------------------------------------------------------------------------------------------------------------------------------------
25       Receive building permit - Shell

------------------------------------------------------------------------------------------------------------------------------------
26       Receive and review tenant drawings

------------------------------------------------------------------------------------------------------------------------------------
27       Put tenant drawings out to bid

------------------------------------------------------------------------------------------------------------------------------------
28       Submit tenant drawings for permit

------------------------------------------------------------------------------------------------------------------------------------
29       Tenant subcontractor selection

------------------------------------------------------------------------------------------------------------------------------------
30       Receive tenant permit

------------------------------------------------------------------------------------------------------------------------------------
31       SITE PREPARATION AND CLOSING

------------------------------------------------------------------------------------------------------------------------------------
32       Demolition of Master Site

------------------------------------------------------------------------------------------------------------------------------------
33       Clear and grub Office Parcel

------------------------------------------------------------------------------------------------------------------------------------
34       Record Covenants

------------------------------------------------------------------------------------------------------------------------------------
35       Pad Preperation Office Parcel

------------------------------------------------------------------------------------------------------------------------------------
36       Land Closing

------------------------------------------------------------------------------------------------------------------------------------
37       Grading and excavation common area

------------------------------------------------------------------------------------------------------------------------------------
38       Construct retaining walls common area

------------------------------------------------------------------------------------------------------------------------------------
39       Underground utilities common area

------------------------------------------------------------------------------------------------------------------------------------
40       Curb and paving common area

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 2 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                               DIGITAL LIGHTWAVE

------------------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                       Duration          Start            Finish               Source
------------------------------------------------------------------------------------------------------------------------------------
41       Hardscape and irrigation common area          25d               Jul 6           Aug 7               Seller

------------------------------------------------------------------------------------------------------------------------------------
42       Landscaping                                   21d               Aug 14          Sep 11              Seller

------------------------------------------------------------------------------------------------------------------------------------
43    BUILDING CONSTRUCTION                           205d               Feb 3           Nov 16

------------------------------------------------------------------------------------------------------------------------------------
44     SITEWORK                                       202d               Feb 3           Nov 11

------------------------------------------------------------------------------------------------------------------------------------
45       Stormwater underground                        20d               Feb 3           Mar 2               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
46       Sanitary underground                           8d               Mar 3           Mar 12              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
47       Water underground                              8d               Mar 13          Mar 24              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
48       Fire underground                               8d               Mar 25          Apr 3               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
49       Construct building pad                         4d               Feb 16          Feb 19              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
50       Lighting underground                           8d               Apr 6           Apr 15              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
51       Rough grade site                              13d               Apr 16          May 4               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
52       Irrigation sleeves                             2d               May 5           May 6               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
53       Install paving base                           10d               May 5           May 18              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
54       Pave                                           6d               Aug 18          Aug 25              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
55       Fine grade site                                8d               Aug 26          Sep 4               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
56       Install curbs                                  5d               Aug 26          Sep 1               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
57       Irrigation installation                       20d               Sep 2           Sep 29              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
58       Landscaping                                   25d               Sep 30          Nov 3               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
59       Sod                                            6d               Nov 4           Nov 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
60    Shell Dry In                                    143d               Mar 12          Sep 28

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 3 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------
                                                           DIGITAL LIGHTWAVE


                                             ---------------------------------------------------------------------------------------
                                                                                    1998
                                             ---------------------------------------------------------------------------------------
                                             4th Quarter   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter   1st Quarter
------------------------------------------------------------------------------------------------------------------------------------
41       Hardscape and irrigation common area

------------------------------------------------------------------------------------------------------------------------------------
42       Landscaping

------------------------------------------------------------------------------------------------------------------------------------
43    BUILDING CONSTRUCTION

------------------------------------------------------------------------------------------------------------------------------------
44     SITEWORK

------------------------------------------------------------------------------------------------------------------------------------
45       Stormwater underground

------------------------------------------------------------------------------------------------------------------------------------
46       Sanitary underground

------------------------------------------------------------------------------------------------------------------------------------
47       Water underground

------------------------------------------------------------------------------------------------------------------------------------
48       Fire underground

------------------------------------------------------------------------------------------------------------------------------------
49       Construct building pad

------------------------------------------------------------------------------------------------------------------------------------
50       Lighting underground

------------------------------------------------------------------------------------------------------------------------------------
51       Rough grade site

------------------------------------------------------------------------------------------------------------------------------------
52       Irrigation sleeves

------------------------------------------------------------------------------------------------------------------------------------
53       Install paving base

------------------------------------------------------------------------------------------------------------------------------------
54       Pave

------------------------------------------------------------------------------------------------------------------------------------
55       Fine grade site

------------------------------------------------------------------------------------------------------------------------------------
56       Install curbs

------------------------------------------------------------------------------------------------------------------------------------
57       Irrigation installation

------------------------------------------------------------------------------------------------------------------------------------
58       Landscaping

------------------------------------------------------------------------------------------------------------------------------------
59       Sod

------------------------------------------------------------------------------------------------------------------------------------
60    Shell Dry In

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 3 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                               DIGITAL LIGHTWAVE

------------------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                       Duration          Start            Finish               Source
------------------------------------------------------------------------------------------------------------------------------------
61       Plumbing underslab rough                      12d               Mar 12          Mar 27              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
62       Electrical underslab rough                    12d               Mar 12          Mar 27              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
63       Wall footings                                  8d               Mar 12          Mar 23              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
64       Column pads                                    8d               Mar 12          Mar 23              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
65       Slab prep and pour                            12d               Mar 30          Apr 14              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
66       Erect Structural Steel                        30d               Apr 29          Jun 9               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
67       Pour 2nd floor slab                            6d               Jun 10          Jun 17              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
68       Precast Erection                               4w               Jun 10          Jul 7               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
69       Pour 3rd floor slab                            8d               Jun 18          Jun 29              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
70       Install roofing curbs                          4d               Jun 30          Jul 3               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
71       Exterior glazing                              25d               Jul 8           Aug 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
72       Roofing Dry in                                13d               Jul 6           Jul 24              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
73       Roofing finished                              10d               Jul 27          Aug 7               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
74       Frame Curtainwall                             25d               Aug 12          Sep 15              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
75       E.I.F.S.                                       9d               Sep 18          Sep 28              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
76     PARKING GARAGE                                  97d               Jun 1           Oct 13

------------------------------------------------------------------------------------------------------------------------------------
77       Erect structural doubletees                   30d               Jun 1           Jul 10              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
78       Pour 1st floor slab                           10d               Jul 13          Jul 24              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
79       Waterproof parking deck                       12d               Jul 27          Aug 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
80       Fire Protection                               15d               Aug 12          Sep 1               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 4 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------
                                                          DIGITAL LIGHTWAVE


                                             ---------------------------------------------------------------------------------------
                                                                                    1998
                                             ---------------------------------------------------------------------------------------
                                             4th Quarter   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter   1st Quarter
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
61       Plumbing underslab rough

------------------------------------------------------------------------------------------------------------------------------------
62       Electrical underslab rough

------------------------------------------------------------------------------------------------------------------------------------
63       Wall footings

------------------------------------------------------------------------------------------------------------------------------------
64       Column pads

------------------------------------------------------------------------------------------------------------------------------------
65       Slab prep and pour

------------------------------------------------------------------------------------------------------------------------------------
66       Erect Structural Steel

------------------------------------------------------------------------------------------------------------------------------------
67       Pour 2nd floor slab

------------------------------------------------------------------------------------------------------------------------------------
68       Precast Erection

------------------------------------------------------------------------------------------------------------------------------------
69       Pour 3rd floor slab

------------------------------------------------------------------------------------------------------------------------------------
70       Install roofing curbs

------------------------------------------------------------------------------------------------------------------------------------
71       Exterior glazing

------------------------------------------------------------------------------------------------------------------------------------
72       Roofing Dry in

------------------------------------------------------------------------------------------------------------------------------------
73       Roofing finished

------------------------------------------------------------------------------------------------------------------------------------
74       Frame curtainwall

------------------------------------------------------------------------------------------------------------------------------------
75       E.I.F.S.

------------------------------------------------------------------------------------------------------------------------------------
76     PARKING GARAGE

------------------------------------------------------------------------------------------------------------------------------------
77       Erect structural doubletees

------------------------------------------------------------------------------------------------------------------------------------
78       Pour 1st floor slab

------------------------------------------------------------------------------------------------------------------------------------
79       Waterproof parking deck

------------------------------------------------------------------------------------------------------------------------------------
80       Fire Protection

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 4 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                               DIGITAL LIGHTWAVE

------------------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                       Duration          Start            Finish               Source
------------------------------------------------------------------------------------------------------------------------------------
81       Electrical and lighting                       20d               Sep 2           Sep 29              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
82       Painting                                      10d               Sep 30          Oct 13              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
83      Interior Buildout                              94d               Jul 8           Nov 16

------------------------------------------------------------------------------------------------------------------------------------
84       Fire protection rough                         25d               Jul 8           Aug 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
85       Frame full height walls                       10d               Jul 8           Jul 21              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
86       Electric overhead rough                       18d               Jul 8           Jul 31              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
87       Furr out exterior walls                       10d               Jul 8           Jul 21              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
88       Rough in plumbing                             12d               Jul 22          Aug 5               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
89       Rough in electrical - full height             15d               Jul 22          Aug 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
90       Frame grid height walls                       16d               Jul 22          Aug 12              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
91       Rough in electrical - furred walls            12d               Jul 22          Aug 6               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
92       Hag and finish full height walls              16d               Jul 27          Aug 17              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
93       Ductwork rough in                             35d               Jul 27          Sep 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
94       Install ceramic tile in baths                 15d               Jul 31          Aug 20              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
95       Set roof top packages                          8d               Aug 10          Aug 19              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
96       Rough in electrical - grid height walls       12d               Aug 13          Aug 28              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
97       Owner cable runs                              30d               Aug 13          Sep 23              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
98       Install vanity tops                            4d               Aug 21          Aug 26              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
99       Install plumbing fixtures                     15d               Aug 27          Sep 16              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
100      Hang and finish grid height walls             18d               Aug 31          Sep 23              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 5 of 6                         Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                       Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------
                                                                DIGITAL LIGHTWAVE


                                             ---------------------------------------------------------------------------------------
                                                                                    1998
                                             ---------------------------------------------------------------------------------------
                                             4th Quarter   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter   1st Quarter
------------------------------------------------------------------------------------------------------------------------------------
81       Electrical and lighting

------------------------------------------------------------------------------------------------------------------------------------
82       Painting

------------------------------------------------------------------------------------------------------------------------------------
83      Interior Buildout

------------------------------------------------------------------------------------------------------------------------------------
84       Fire protection rough

------------------------------------------------------------------------------------------------------------------------------------
85       Frame full height walls

------------------------------------------------------------------------------------------------------------------------------------
86       Electric overhead rough

------------------------------------------------------------------------------------------------------------------------------------
87       Furr out exterior walls

------------------------------------------------------------------------------------------------------------------------------------
88       Rough in plumbing

------------------------------------------------------------------------------------------------------------------------------------
89       Rough in electrical - full height

------------------------------------------------------------------------------------------------------------------------------------
90       Frame grid height walls

------------------------------------------------------------------------------------------------------------------------------------
91       Rough in electrical - furred walls

------------------------------------------------------------------------------------------------------------------------------------
92       Hag and finish full height walls

------------------------------------------------------------------------------------------------------------------------------------
93       Ductwork rough in

------------------------------------------------------------------------------------------------------------------------------------
94       Install ceramic tile in baths

------------------------------------------------------------------------------------------------------------------------------------
95       Set roof top packages

------------------------------------------------------------------------------------------------------------------------------------
96       Rough in electrical - grid height walls

------------------------------------------------------------------------------------------------------------------------------------
97       Owner cable runs

------------------------------------------------------------------------------------------------------------------------------------
98       Install vanity tops

------------------------------------------------------------------------------------------------------------------------------------
99       Install plumbing fixtures

------------------------------------------------------------------------------------------------------------------------------------
100      Hang and finish grid height walls

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 5                         Task                       Critical Task                       Milestone

Page: 5 of 6                         Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                       Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                               DIGITAL LIGHTWAVE

------------------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                       Duration          Start            Finish               Source
------------------------------------------------------------------------------------------------------------------------------------
101      Install ceiling grid                          15d               Sep 11          Oct 1               Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
102      Install toilet partitions                      5d               Sep 17          Sep 23              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
103      Electrical trim                               16d               Sep 24          Oct 15              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
104      Install bath accessories                       3d               Sep 24          Sep 28              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
105      Paint                                         25d               Sep 25          Oct 29              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
106      HVAC Trim                                     10d               Oct 2           Oct 15              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
107      Install lights                                12d               Oct 2           Oct 19              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
108      Furniture delivery & unpacking                 0d               Oct 12          Oct 12              Digital

------------------------------------------------------------------------------------------------------------------------------------
109      Start up HVAC                                  8d               Oct 16          Oct 27              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
110      Ceiling tile                                  11d               Oct 28          Nov 11              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
111      Install carpet                                 8d               Oct 30          Nov 10              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
112      Install Owner furniture                        0d               Nov 2           Nov 2               Digital

------------------------------------------------------------------------------------------------------------------------------------
113      Final Clean                                    3d               Nov 12          Nov 16              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
114  Develop punchlist                                 11d               Nov 2           Nov 16              Digital

------------------------------------------------------------------------------------------------------------------------------------
115  Beneficial Occupancy                               0d               Nov 10          Nov 10

------------------------------------------------------------------------------------------------------------------------------------
116  Certificate of Occupancy                           0d               Nov 16          Nov 16

------------------------------------------------------------------------------------------------------------------------------------
117  Owner Move In                                      1d               Nov 17          Nov 17              Digital

------------------------------------------------------------------------------------------------------------------------------------
118  Punchlist corrections                             20d               Nov 17          Dec 14              Perry Co.

------------------------------------------------------------------------------------------------------------------------------------
119  Final Walk Through                                 1d               Dec 15          Dec 15              Digital

------------------------------------------------------------------------------------------------------------------------------------
120  Project Complete                                   0d               Dec 16          Dec 16

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 7                         Task                       Critical Task                       Milestone

Page: 6 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                                                          DIGITAL LIGHTWAVE


                                             ---------------------------------------------------------------------------------------
                                                                                    1998
                                             ---------------------------------------------------------------------------------------
                                             4th Quarter   1st Quarter   2nd Quarter   3rd Quarter   4th Quarter   1st Quarter
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
101      Install ceiling grid

------------------------------------------------------------------------------------------------------------------------------------
102      Install toilet partitions

------------------------------------------------------------------------------------------------------------------------------------
103      Electrical trim

------------------------------------------------------------------------------------------------------------------------------------
104      Install bath accessories

------------------------------------------------------------------------------------------------------------------------------------
105      Paint

------------------------------------------------------------------------------------------------------------------------------------
106      HVAC Trim

------------------------------------------------------------------------------------------------------------------------------------
107      Install lights

------------------------------------------------------------------------------------------------------------------------------------
108      Furniture delivery & unpacking

------------------------------------------------------------------------------------------------------------------------------------
109      Start up HVAC

------------------------------------------------------------------------------------------------------------------------------------
110      Ceiling tile

------------------------------------------------------------------------------------------------------------------------------------
111      Install carpet

------------------------------------------------------------------------------------------------------------------------------------
112      Install Owner furniture

------------------------------------------------------------------------------------------------------------------------------------
113      Final Clean

------------------------------------------------------------------------------------------------------------------------------------
114  Develop punchlist

------------------------------------------------------------------------------------------------------------------------------------
115  Beneficial Occupancy

------------------------------------------------------------------------------------------------------------------------------------
116  Certificate of Occupancy

------------------------------------------------------------------------------------------------------------------------------------
117  Owner Move In

------------------------------------------------------------------------------------------------------------------------------------
118  Punchlist corrections

------------------------------------------------------------------------------------------------------------------------------------
119  Final Walk Through

------------------------------------------------------------------------------------------------------------------------------------
120  Project Complete

------------------------------------------------------------------------------------------------------------------------------------

Date: Jan 7                         Task                       Critical Task                       Milestone

Page: 6 of 6                        Task Progress              Critical Task Progress              Summary

------------------------------------------------------------------------------------------------------------------------------------

                                                Hogan Burt Development Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT E

EXHIBIT E
PROJECT COSTS SCHEDULE

==================================================================================================================

SITE COSTS:                                                              LAND                       $    1,800,000
                                                                CLOSING COSTS                       $       36,000
                                                                                                    --------------
                                                                                    SUB TOTAL LAND  $    1,836,000

HARD COSTS:                                                    SHELL BUILDING                       $    4,325,472
                 TENANT REQUESTED ITEMS PAID FOR BY INCREASED LOBBY ALLOWANCE                       $       70,000
         INCREASE TO DESIGN BUILD CONTRACT FOR TENANT REQUESTED PRECAST ITEMS                       $      188,498
         ALLOWANCE FOR TENANT REQUESTED MODIFICATIONS TO EXTERIOR OF BUILDING                       $      338,631
         ALLOWANCE FOR TENANT REQUESTED MODIFICATIONS TO INTERIOR OF BUILDING                       $      233,563
                                                    FOUNDATIONS/COVERED ENTRY                       $       98,000
                                                     INCREASE BUILDING HEIGHT                       $      175,000
                        TENANT IMPROVEMENT ALLOWANCE @ $20.00 PER SQUARE FOOT                       $    1,844,500
                                                            PARKING STRUCTURE                       $    1,085,000
                                                      SITE WORK/SITE LIGHTING                       $      405,000
                                                        LANDSCAPING ALLOWANCE                       $      100,000
                                                                                                    --------------
                                                                              SUB TOTAL HARD COSTS  $    8,863,662

SOFT COSTS:                     ARCHITECTURAL & ENGINEERING, SURVEYS, REPORTS                       $      230,562
                                                            CONTRACTOR'S BOND                       $       68,206
                                                                    APPRAISAL                       $         -
                                                              TITLE INSURANCE                       $       40,000
                                                                LEGAL & OTHER                       $       60,000
                                                      BUILDERS RISK INSURANCE                       $       15,000
                                           IMPACT, CONNECTION & CAPACITY FEES                       $      270,000
                                                              MARKETING COSTS                       $         -
                                                        CONSTRUCTION LOAN FEE                       $      134,919
                                                          LOAN COMMITMENT FEE                       $         -
                                                         ASSET MANAGEMENT FEE                       $         -
                                                  MISCELLANEOUS & CONTINGENCY                       $      230,000
                                                              DEVELOPMENT FEE                       $      461,237
                                                           PROJECT MANAGEMENT                       $         -
                                                                                                    --------------
                                                                              SUB TOTAL SOFT COSTS  $    1,509,924

                                                                   SITE COSTS                       $    1,836,000
                                                                   HARD COSTS                       $    8,863,662
                                                                   SOFT COSTS                       $    1,509,924
                                                                                                    --------------
                                                                                   SUB TOTAL COSTS  $   12,209,586

                                                 CONSTRUCTION PERIOD INTEREST                       $      505,761
                 CONSTRUCTION PERIOD INTEREST ON DEFERRED TENANT IMPROVEMENTS                       $          -
                                                             INTEREST RESERVE                       $          -
                                             REAL ESTATE BROKERAGE COMMISSION                       $    1,183,930
                                                                                                    --------------
                                                                                         SUB TOTAL  $    1,689,691

                                                         TOTAL PROJECT COSTS, INCLUDING ALLOWANCES  $   13,899,277

                         BUDGET RECONCILIATION 12/30/97
   PRICING ESTIMATES/ALLOWANCES ON DESIGN MODIFICATIONS REQUESTED BY DIGITAL
                                LIGHTWAVE & ASD

INITIAL BUILDING HARD COSTS (INCLUDE ASE) PER LETTER OF INTENT     $

                    INCREASE BUILDING SIZE 2,225 SF @ *******      $  236,963

THE FOLLOWING ESTIMATES ARE BASED ON INFORMATION AND SKETCHES PROVIDED BY ASD AND ARE SUBJECT TO FINAL ENGINEERING AND DESIGN; THEREFORE, EACH ITEM IS PRESENTED AS AN ALLOWANCE (UNLESS NOTED OTHERWISE).

EXTERIOR MODIFICATIONS
          THE FOLLOWING TWO PRECAST ITEMS ARE NOT AN ALLOWANCE, COSTS ARE SET FOR TENANT, DESIGN BUILDER
          WILL ABSORB ANY INCREASE OR DECREASE IN THE PRICE OF THESE ITEMS:
              COLONNADE PRECAST                                                                           $    106,330
               24' VERTICAL PRECAST "COLUMNS" AT EACH BAY (EXCEPT FRONT SECTIONAL-CURVED AREA) AND
                         MIDWAY BETWEEN EACH BAY (EXCEPT FRONT SECTIONAL-CURVED AREA)                     $     82,850
          SOFFITS                                                                                         $     24,975
          SKYLIGHT                                                                                        $     38,850
          SAWTOOTH CORNER CURTAIN WALL                                                                    $     31,350
          4" RECESSED GLASS DETAIL ON ENTIRE BUILDING                                                     $     20,535
          ENTRY CURTAIN WALL-FULL HEIGHT STRUCTURAL GLASS, 5 SEGMENTS, INTERIOR TUBULAR STEEL @ FLOOR 3,  $    222,921
               28" FINS, VERTICAL STEEL SUPPORTS
          ALL GLASS ENTRY DOORS (3 PAIR) ARE INCLUDED AT NO CHARGE ON PRICE OF ENTRY CURTAIN WALL         $         --
                                                                                                          ------------

                                                                                      SUBTOTAL (ESTIMATE) $    527,127
                                                                                       5% DEVELOPMENT FEE $     26,358
                                                                                                          ============
                                                               TOTAL ESTIMATED IMPACT OF EXTERIOR CHANGES $    563,483  $   553,483

ATRIUM/INTERIOR MODIFICATIONS
          FLOORING                                                                                        $     77,700
          STEEL MODIFICATIONS FOR "RADIUS" LOBBY                                                          $     43,845
          INTERIOR LOBBY GLASS WALLS-BUTT GLAZED OR MULLION SYSTEM                                        $     33,070
          SECTIONAL GLASS RAILING WITH STAINLESS STEEL CAP AT 2ND & 3RD FLOOR LOBBY                       $      9,980
          ELEVATOR DOOR & FRAME UPGRADES                                                                  $     11,000
          DIRECTORY/GRAPHIC PACKAGE                                                                       $      5,550
          "TEXTURE" PACKAGE (TENANT SELECTED ITEMS)                                                       $      5,550
          CIRCULAR COMMUNICATING STAIRWAY BETWEEN 2ND & 3RD FLOOR                                         $     36,075
          STEEL MODIFICATIONS FOR CIRCULAR COMMUNICATING STAIRWAY                                         $     21,300
          SECTIONAL GLASS RAILING WITH STAINLESS STEEL CAP AT 3RD FLOOR COMMUNICATING STAIRWAY            $      9,620
          RAILING FOR COMMUNICATING STAIRWAY                                                              $     12,500
          CREDIT FOR LOBBY STAIRWAY                                                                       $    (38,075)
          ENTRANCE MATS                                                                                   $      3,330
                                                                                                          ------------

                                                                                      SUBTOTAL (ESTIMATE) $    233,563
                                                                                       5% DEVELOPMENT FEE $     11,678
                                                                                                          ============
                                                        TOTAL ESTIMATED IMPACT OF ATRIUM/INTERIOR CHANGES $    245,240  $   245,241

LEASE ALLOWANCES
FIRST FLOOR ADDITIONAL LOBBY ALLOWANCE (PER AGREEMENT)                                                    $   (70,000)
FIRST FLOOR         1,750SF    $20.00    TO ALLOWANCE-EXPANDED LOBBY AREA (AREA SUBJECT TO CONFIRMATION)  $   (35,000)
SECOND FLOOR        1,256SF    $20.00    TO ALLOWANCE (AREA SUBJECT TO CONFIRMATION)                      $   (25,120)
THIRD FLOOR         1,256SF    $20.00    TO ALLOWANCE (AREA SUBJECT TO CONFIRMATION)                      $   (25,120)
                                                                                                          -----------
                                                                                      SUBTOTAL (ESTIMATE) $  (155,240)  $  (155,240)
                                                                                                          ===========   ===========
                                                     ESTIMATED COVERAGE AFTER CREDIT FOR LEASE ALLOWANCES $   643,585

                                                         REVISED ESTIMATE OF HARD COSTS (INCLUDING A & E)
                                                   OF CONCEPTUAL BUILDING (MINIMUM BUILDING REQUIREMENTS)               $ 9,084,447

                                                              INITIAL BUILDING COSTS PER LETTER OF INTENT               $(8,184,000)
                                                                                                                        -----------
                                   TOTAL ESTIMATED INCREASE FOR TENANT REQUESTED MODIFICATIONS & 7,225 SF               $   680,447

                                                   TENANT'S OUT OF POCKET COSTS REDUCED BY THE FOLLOWING:
                                                                        INCREASE RENT $20 FOR INCREASED BUILDING SIZE   $  (236,963)
                                                                                          REDUCTION OF C&W COMMISSION   $  (247,000)
                                                                   INCREASE RENT $20 FOR AMORTIZATION OF IMPROVEMENTS   $  (280,000)
                                                                  -----------------------------------------------------------------
                                                                  ESTIMATED TENANT OUT-OF-POCKET COVERAGE AFTER ABOVE   $   196,485
                                                                  -----------------------------------------------------------------

                                   EXHIBIT F


            DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF

                               BAYSIDE CONCOURSE

                                      ****

                               COUNTY OF PINELLAS

                                STATE OF FLORIDA


     THIS DECLARATION is made this ___ day of _____________, 1998, by HAYDON-RUBIN DEVELOPMENT INC., a Florida corporation, organized under the laws of the State of Florida (hereinafter referred to as the "Developer" or "Declarant").


                                   ARTICLE I

                                    RECITALS

     WHEREAS, Developer is the owner of certain real property in the County of Pinellas, State of Florida, more particularly described in Exhibit "A", attached hereto and made a part hereto (said real property being hereinafter referred to as the "Property"); and

     WHEREAS, Developer is desirous of subjecting the Property in the manner and pursuant to the terms set forth in Article III of this Declaration to the protective conditions, covenants, restrictions, reservations, easements, assessments, liens, standards and criteria hereinafter set forth; and

     WHEREAS, Developer is desirous of providing for the maintenance, upkeep, repair and replacement of the Common Areas [hereinafter described] in accordance with the terms and provision set forth in this Declaration;

     NOW THEREFORE, Developer, as the present owner and developer of the Property, hereby declares that the Property, in the manner and pursuant to the terms of Article III of this Declaration, is and shall be held, transferred sold, conveyed, leased, and occupied subject to the protective conditions, covenants, restrictions, reservations, easements, assessments, liens, standards and criteria which are set forth herein or adopted pursuant to this Declaration and such conditions, covenants, restrictions, reservations, easements, assessments, liens, standards and criteria shall run with the land and be binding upon all successors in interest to any portion of the Property that is subjected to this Declaration pursuant to Article III of this Declaration.


                                   ARTICLE II

                              DEFINITION OF TERMS

     2.01 "Aggregate Annual Assessment" shall mean the annual assessment promulgated and established by the Board for the Common Areas as a whole and shall equal the total of all Annual Assessments(as hereinafter defined) which are to be collected from all of the Owners in a calendar year.

     2.02 "Aggregate Special Assessment" shall mean any special assessment promulgated and established by the Board from time to time for the entire Property or portion thereof, other Special Assessments to reimburse the Association for bringing an Owner of a Building Site into compliance with the Declaration as set forth in Section 8.04 of this Declaration and each such Aggregate Special Assessment shall equal the total of all Special Assessments (as hereinafter defined) which are to be collected from all of the Owners affected thereby.

     2.03 "Annual Assessments" shall mean those assessments or other charges which are levied or assessed by the Association (as hereinafter defined) on an annual basis against each Owner (as hereinafter defined) of a Building Site (as hereinafter defined) and against each Building Site and the Improvements (as hereinafter defined) situated thereon and which shall be payable to the Association, at the election of the Association, in annual, quarterly or monthly installments. The Annual Assessments shall be the personal liability and obligation of the Owner of the Building Site affected thereby and a lien and encumbrance upon such Building Site and all Improvements situated thereon. The term "Annual Assessments" shall also include interest on such assessments and charges at the maximum rate per annum permitted by law from the due date thereof until paid in full, and all costs and fees of collecting any such Annual Assessments, including without limitation attorneys' and paralegals' fees, both prior to and on appeal and in bankruptcy proceedings.

     2.04 "Articles of Incorporation" shall mean the Articles of Incorporation of the Association, together with all modifications and amendments thereto.

     2.05 "Assessments" shall mean the Annual Assessments and the Special Assessments.

     2.06 "Association" shall mean Bayside Concourse Association, Inc., a not for profit corporation organized under the laws of the State of Florida.

     2.07 "Board" shall mean the duly elected or appointed Board of Directors of the Association.

     2.08 "Building Site" shall mean Parcel 1 or Parcel 2.

     2.09 "By-Laws" shall mean the duly adopted By-Laws of the Association, together with all modifications and amendments thereto.

     2.10 "Common Areas" shall mean (i) the Common Area Parcel (as hereinafter defined), (ii) the License Area (as hereinafter defined) and (iii) any portion of a Building Site, if any, designated on the Site Plan (as hereinafter defined) as a Common Area, together with any Improvements now or hereafter situated thereon. The Common Areas are for the common use and enjoyment of all Owners of real property in Bayside Concourse and, initially, an easement over the Common Area Parcel for all purposes required hereunder shall be granted to the Association by the Declarant and the rights under the License Agreement shall be assigned to the Association by the Declarant. Upon the request of an Owner and the determination that the Common Area Parcel complies with all applicable governmental rules, regulations and laws relating thereto (subject to Section 11.13 if any Owner objects), the Common Area Parcel shall be conveyed by special warranty deed to the Association by the Declarant. The Common Areas may include, without limitation, the storm water management, treatment and retention system, irrigation lines, pumps and fountains, streets, roadways, boardwalks, sidewalks, pedestrian paths and trails, recreational areas and equipment, lighting fixtures and equipment, utility lines and equipment, signage, signboards, entrance areas, walls, fences, hedges, landscaped areas, lawns, greenbelt areas and conservation areas containing natural bodies of water, vegetation, foliage or fauna.

     2.11 "Common Area Parcel" shall mean the lot or parcel designated on the Site Plan attached hereto as Exhibit "B" as the Common Area Parcel as more particularly described in Exhibit "C" attached hereto.

     2.12 "Conservation Areas" shall mean those areas of the Property identified as jurisdictional wetlands by any or all of the following; The Florida Department of Environmental Regulation, The Pinellas County Board of County Commissioners and the Southwest Florida Water Management District. The Conservation Areas shall be identified on the Site Plan of the Property.

     2.13 "Declarant" or "Developer" shall mean Haydon-Rubin Development Inc., a corporation organized under the laws of the State of Florida, and its successors and assigns, unless the context indicates otherwise.

     2.14 "Declaration" shall mean this document and all of the conditions, covenants, restrictions, easements, reservations, assessments, liens, standards and criteria set forth herein or adopted pursuant to this Declaration, together with all modifications and amendments hereto. This Declaration is the Declaration referred to in the Articles of Incorporation and By-Laws of the Association.

     2.15 "Development Order" shall mean that ceratin Developer's Agreement dated ____________ by and between Pinellas County, Florida and Declarant, as the same may be amended from time to time.

     2.16 "Director" shall mean a duly elected or appointed member of the Board.

     2.17 "Governing Laws" shall mean all laws, statutes, rules, regulations, codes, ordinances, orders, development orders, letters of interpretation and directives which have been or hereafter shall be duly adopted by any governmental or quasi-governmental body, agency or instrumentality, including, without limitation, all zoning and building codes and ordinances and applicable development of regional impact development orders.

     2.18 "Improvements" shall mean and include (i) all buildings, outbuildings, sheds, accessory buildings, driveways, alleys, curbs, parking areas, paved areas, loading areas, boardwalks, sidewalks, pedestrian paths and trails, roads, irrigation lines, pumps and fountains, recreational areas and equipment, lighting, lighting fixtures and equipment, fences, walls, hedges, signs, signboards, lawns, landscaping, poles, utility lines, cables and equipment, sewers, drains, man-made detention or retention areas, radio, television, telephone or any other reception or transmission antennae, tower, cable, satellite dish or similar apparatus, or any other structures of any type or kind, whether situated above or below ground, now or hereafter situated upon the Property, and (ii) any excavation, grading, fill, ditch, canal, diversion, culvert, channel, swale, bulkhead, revetment, retaining wall, seawall, wet or dry pond, dam or other structure or device which retains, stores, directs, channels, alters or otherwise affects the velocity or flow of water or drainage from, upon, across or under the Property or any portion thereof, together with all alterations, improvements, additions or changes thereto.

     2.19 "Lender" shall mean any bank, savings and loan, mortgage company, insurance company or other financial institution or individuals which are generally engaged in making loans to third parties to finance the acquisition, development, improvement and/or ownership of real estate.

     2.20 "License Agreement" shall mean the License Agreement between Pinellas County, Florida and Declarant substantially in the form attached hereto as Exhibit "F".

     2.21 "License Area" shall mean the parcel subject to and governed by the License Agreement, more particularly described in Exhibit "G" attached hereto.

     2.22 "Member" shall mean any person or entity meeting the criteria and qualifications necessary to become a member of the Association, as set forth in the Articles of Incorporation and By-Laws.

     2.23 "Owner" shall mean the record owner, or, if an entire Building Site is lease of record for a period of more than five (5) years, then, during the term of such Lease, "Owner" shall mean the tenant under such lease] and if there is more than one (1) record owner, then all such record owners collectively, of fee simple title to any Building Site as disclosed by the Public Records maintained by the Clerk of the Circuit Court of Pinellas County, Florida.

     2.24 "Parcel 1" shall mean the parcel designated as Parcel 1 on the Site Plan attached hereto as Exhibit "B" and more particularly described in Exhibit "D" attached hereto. It is presently contemplated that Parcel 1 will be used for the development of a hotel.

     2.25 "Parcel 2" shall mean the parcel designated as Parcel 2 on the Site Plan attached hereto as Exhibit "B" and as more particularly described on Exhibit "E" attached hereto. It is presently contemplated that Parcel 2 will be used for the development of an office building.

     2.26 "Person" shall mean any individual, profit or non-profit corporation, partnership, limited partnership, association, estate, trust or other entity. It shall not include any governmental agencies.

     2.27 "Plat" shall mean the subdivision plat of the Property which shall identify Parcel 1," "Parcel 2" and the "Common Area Parcel" and which shall be recorded in the Public Records of Pinellas County, Florida.

     2.28 "Preconstruction Development Documents" shall mean all plans, specifications, site plans, exterior architectural drawings and renderings, elevations, color renderings, color and texture samples, surveys, plot plans, descriptions of signage, tree surveys, landscape plans, irrigation plans, drainage plans, exterior lighting plans, vehicular traffic estimates, and such other documents as are reasonably required by the Association to be submitted to the Board of Directors of the Association prior to the construction, installation, erection, maintenance, reconstruction, improvement or alteration of any Improvement on any Building Site.

     2.29 "Property" shall mean the real property described in Exhibit "A."

     2.30 "Site Plan" shall mean the Site Plan attached hereto as Exhibit "B," which is comprised of the Common Area Parcel, Parcel 1 and Parcel 2.

     2.31 "Special Assessments" shall mean those assessments and charges, other than Annual Assessments, which are levied by the Association against all or any portion of the Building Sites in Bayside Concourse and which shall be payable to the Association, at the election of the Association, on demand or in installments. The Special Assessments shall be the personal liability and obligation of the Owner of a Building Site affected thereby and a lien and encumbrance upon such Building Site and all Improvements situated thereon. The term "Special Assessments" shall also include interest on such assessments and charges at the maximum rate per annum permitted by law from the due date thereof until paid in full, and all costs and fees of collecting any such Special Assessments, including without limitation, attorney's and paralegals' fees both prior to and on appeal.


                                  ARTICLE III

                      PROPERTY SUBJECT TO THIS DECLARATION

     3.01 Property Subject to Declaration. The Property shall be held, conveyed, transferred, assigned, sold, encumbered, leased, licensed, occupied and utilized, subject to this Declaration.

     3.02 Persons Bound by Declaration. Each grantee, transferee, assignee, lessee, sublessee, licensee or occupant of all or any portion of the Property, together with their respective heirs, successors and assigns, shall be deemed by their acceptance of a deed, lease or other instrument conveying, transferring, assigning, leasing, licensing, encumbering or creating any interest in the Property, or by their occupation of any portion of the Property, to have covenanted and agreed to fully and timely observe, comply with and be bound by the Declaration.


                                   ARTICLE IV

                             PURPOSE OF DECLARATION

     The Property is subjected to this Declaration to promote the proper use and appropriate development and improvement of the Property, together with the Building Sites situated thereon. It is the intent of this Declaration to provide conditions, covenants, restrictions, reservations, easements, assessments, liens, standards and criteria to: maintain Bayside Concourse as an attractive, park-like setting for the conduct of business and commercial activities with landscaped, open areas and attractive, high quality structures; promote the desirable use and appropriate development and improvement of the Property; encourage the erection of attractive improvements at appropriate locations; encourage reasonably harmonious and consistent improvement of the Property; promote the proper management, improvement, maintenance, repair and replacement of the Common Areas and all Improvements constructed upon the Property and the right to maintain the rights-of-way, roads and medians; provide generally for the improvement and utilization of the Property in a high-quality manner. This section shall be used by the Board as a standard and overall guideline in: judging performance and interpreting the provisions of this Declaration; granting approval or disapproval of the development, improvement, utilization, occupation, maintenance, repair or replacement of any portion of the Property, or any Improvements situated thereon, by Owners, lessees, sublessees, licensees, occupants or other users of any portion of the Property; determining the manner in which, and the purposes for which, the Assessments may be levied, assessed or utilized by the Association.


                                   ARTICLE V

                                  COMMON AREAS

     5.01 Conveyance of Common Area Parcel. Developer hereby grants the Association and the Owners an exclusive easement over the Common Area Parcel for the benefit of and appurtenant to Parcel 1 and Parcel 2 for all purposes required hereunder, including, without limitation, an easement for access, ingress and egress, drainage, repairs and maintenance. This grant of easement may not be amended, modified or changed in any way without the written consent of the Owners. Upon request of an Owner and the determination that the Common Area Parcel complies with all applicable governmental rules, regulations and laws relating thereto (subject to Section 11.13 if any Owner objects). Developer shall convey the Common Area Parcel to the Association by separate instrument, and such Common Areas shall be conveyed without any representation or warranty, express or implied, as to the condition or fitness of the Common Areas except for (i) the warranty that there are no violations of any applicable rules, laws and requirements of governmental agencies having jurisdiction thereof, (ii) the warranties of the Developer as to any Improvements which warranties shall be for the purpose of correcting any construction, design or material defects or failures of such Improvements and shall be limited to a period of thirteen (13) months, commencing upon the conveyance of such Common Area to the Association and (iii) the warranties, if any, of the contractors that construct other Improvements, which warranties, if any, shall be assigned by Developer to the Association upon the conveyance of such Common Area to the Association. The conveyance of fee simple ownership of the Common Area Parcel to the Association shall be by Special Warranty Deed and shall be subject to the provisions of this Declaration, prorated real estate taxes for the year of such conveyance, Governing Laws, matters that an accurate survey would show, and all covenants, easements, conditions, restrictions and reservations of record. There shall be no rights of reversion to the Developer for Common Area Parcel. The Association shall accept title to the conveyances of Common Area Parcel from the Developer. As is set forth more fully in Section 12.01, subsequent to the conveyance of the Common Area Parcel to the Association, the Association shall hold title to the Common Area Parcel for the duration of this Declaration; provided, however, that, notwithstanding the foregoing, the Association may assign, transfer, dedicate, convey, lease, sublease, license or create an easement over all or any part of the Common Area Parcel to any utility company or any public or quasi-public agency or instrumentality upon obtaining the approval of all relevant governmental authorities having jurisdiction thereof and so long as any such assignment, transfer, dedication, conveyance, lease, sublease, license or easement is reasonable necessary for the development and improvement of the Property.

     5.02 Restrictions on Right to Use Common Areas. Subject to the terms of the License Agreement and except as otherwise provided below to the contrary, every Owner shall have a nonexclusive right to utilize the Common Areas in common with all other Owners; provided, however, that no Owner shall prevent, obstruct or interfere with the use and enjoyment of the Common Areas by the Developer, the Association or any other Owner. The right of any Owner to utilize any portion of the Common Areas shall be subject to the following conditions, covenants, restrictions, and reservations and any modifications, amendments or additions thereto:

          (a) The Common Areas shall be used primarily by the Association for the construction, operation, repair, replacement and expansion of the storm water management, treatment and detention system, lighting fixtures and equipment, utility lines and equipment, signage, signboards, entrance areas, walls, fences, hedges, landscaped areas, lawns, greenbelt areas, conservation areas, ingress and egress, private roads, irrigation lines, pumps, sidewalks, jogging paths, boardwalks and fountains. All other uses of the Common Areas shall be secondary and subordinate to the above-described primary uses.

          (b) The right of the Association to charge reasonable admission and other fees for the use of any recreational, sport, amusement, entertainment or similar facility situated on or upon any portion of the Common Areas.

     (c) The right of the Association to suspend the voting rights for any period during which any Assessment against such Owner's Building Site remains unpaid and for any other violation or infraction of this Declaration or the Articles of Incorporation or By-Laws by such Owner.

     (d) The right of the Association to grant easements in, upon, over or under any portion of the Common Areas for the construction, installation, repair, maintenance, replacement or relocation of utility lines and equipment to any Person providing utility services to any portion of the Property or surrounding properties, including, without limitation, cable television, security lines, or any other form or means of communication.

     (e) The right of the Association to borrow money for the purpose of improving the Common Areas or acquiring additional Common Area property and to encumber the Common Areas in connection therewith. Notwithstanding the foregoing, the Association shall not purchase or encumber any Common Area property with a cost to the Association in excess of $50,000 nor construct a new Improvement with a cost to the Association in excess of $50,000 (exclusive of repair, maintenance, replacement, casualty, restoration or as imposed by a governmental authority) on any Common Area property until the Board adopts a resolution in favor of such purchase or such new construction and all of the Owners of the Property agree to such purchase or such new construction.

     (f) The right of the Association to dedicate, assign, transfer, convey, lease or license all or any part of its right, title and interest in the Common Area to any utility or to any governmental or quasi-governmental entity, agency or authority, such right being subject to the approval of all relevant governmental authorities.

          (g) The right of the Association to grant access in, upon and over any portion of the Common Areas to police, fire and emergency vehicles.

     5.03 Right Use Common Areas Not Divisible. The rights and privileges of any Owner with respect to the Common Areas shall only be appurtenant to and only arise in conjunction with the ownership of a Building Site or other parcel of property in Bayside Concourse and such interest shall not be divisible from the ownership thereof. No Owner of any Building Site or other parcel of property in Bayside Concourse shall have any right, power or authority to separately assign, transfer, sell, convey, encumber, lease or license all or any part of such Owner's rights and privileges in the Common Areas, except as an incident to the assignment, transfer, sale, conveyance, encumbrance, lease or license of a Building Site.

     5.04 Conveyance of Common Areas to Utilities or Public Authorities. Subject to the terms of the License Agreement and except as set forth below, in the event is shall become necessary for any utility company or public or quasi-public agency or instrumentality to acquire all or any part of the Common Areas for any public purpose, the Board, during the period this Declaration is in effect, is hereby authorized to negotiate with such utility, agency or instrumentality for such acquisition and to execute instruments necessary for that purpose. Except as set forth below, should acquisition of Common Areas by eminent domain become necessary, only the Board need be made a party thereto, and in such event the proceeds received shall be held by the Board for the benefit of the Association.

Nothing herein shall limit any Owner's right to proceeds for damages to its Building Site or Property (excluding Common Areas) arising from eminent domain.

     5.05 Indemnification by Developer. Developer hereby agrees to indemnify, defend (with counsel reasonably acceptable to Owners), protect and hold the Association, the Board and the Owners (including any tenants of Owners) and each of the Owners' officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses, or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever arising or resulting in whole on in part, directly or indirectly, from any and all environmental matters. For purposes of this indemnity, any acts or omissions of Developer or its employees, agents, customers, sublessees, assignees, contractors, or subcontractors shall be strictly attributable to Developer.


                                   ARTICLE VI

                                THE ASSOCIATION

     6.01 Purposes of the Association. The Association has been created for the purposes and objects and shall exercise those powers set forth herein and in the Articles of Incorporation of the Association, said Articles of Incorporation being incorporated herein and made a part hereof by reference.

     6.02 Duties of Association. Except for the responsibilities expressly allocated by this Declaration, the Association shall be liable and responsible for all matters affecting or relating to the Common Areas, including, but not by way of limitation, the operation, management, care, repair, maintenance, reconstruction, restoration, renovation, rebuilding, replacement, improvement and alteration of the Common Areas, and the procurement of all casualty, public liability, directors' and officers' liability insurance, workers' compensation and other insurance which the Board determines is necessary or appropriate relating thereto, and the payment of all taxes, assessments and utilities relating or furnished to the Common Area.

         6.03 Membership in the Association. Membership in the Association and the voting rights of Members shall be determined in accordance with the terms, criteria and conditions set forth in the Articles of Incorporation and By-Laws of the Association, said By-Laws being incorporated herein and made a part hereof by reference.

                                  ARTICLE VII

                                   DIRECTORS

         7.01 Management of Association by Directors. The affairs of the Association shall be managed and directed by the Board of the Association in accordance with terms, criteria and conditions set forth in the Articles of Incorporation and By-Laws. The Board shall consist of five directors; two of which shall be appointed by the Owner of Parcel 1 and three of which shall be appointed by the Owner of Parcel 2.

         7.02 Duties of Directors. The Directors shall hold office and exercise those powers and accept those duties and obligations which are set forth in the Articles of Incorporation and By-Laws.

         7.03 Powers of Directors. The Directors shall have and may exercise those powers and rights set forth in this Declaration and in accordance with
Article IV of this Declaration and in the

Articles of Incorporation and By-Laws, including, but not by way of limitation, the power to levy Assessments which shall be the personal obligation of the Owner of any Building Site to which such Assessment pertains, and which shall be a lien against such Building Sites, as described more fully in Article VIII of this Declaration. The Board is authorized to utilize and expend the Assessments for the purpose of accomplishing, carrying out and effectuating the general purposes, duties, obligations and powers of the Association set forth herein and in the Articles of Incorporation and By-Laws.



                                  ARTICLE VIII

                                  ASSESSMENTS

         8.01 Creation of the Lien and Personal Obligation of Assessments.
Each Owner of any Building Site or any other parcel of property in Bayside Concourse by acceptance of a deed or any other means of conveying title to such property, including, without limitation, any purchaser at any foreclosure or judicial sale, whether or not it shall be so expressed in such deed or other means of conveyance, is hereby expressly deemed to covenant and agree to pay to the Association: (1) the Annual Assessments, and (2) the Special Assessments. The Assessments shall be a charge and encumbrance against the Building Site and Improvements situated therein and other property in Bayside Concourse to which such Assessment relates and shall be a continuing lien and encumbrance upon such Building Site and Improvements or other property against which such Assessment is made until paid in full. The Assessments shall also be the personal obligation of the Person who was the Owner of the applicable Building Site at the time any Assessment was levied. The liability for the payment of any Assessment may not be avoided or reduced by any waiver of the use or benefit of the

Common Areas or any portion thereof by any Owner or by the failure or refusal of such Owner to exercise any of the rights and privileges of a Member of the Association.

     8.02 Purpose of Assessments. The Assessments levied by the Association shall be used for the purpose of carrying out the rights, purposes, powers, duties and obligations of the Association as defined in this Declaration and in the Articles of Incorporation and By-Laws, including but not limited to: the acquisition, management, maintenance, improvement, restoration, renovation, reconstruction and/or replacement of all or any part of the Common Areas or any Improvements situated therein; the maintenance of reserve funds for the maintenance, improvement, restoration, renovation, reconstruction and/or replacement of all or any part of the Common Areas or the Improvements situation thereon; the administration and enforcement of the Declaration; and the repayment of any debt or other obligation of the Association, together with any interest thereon.

     8.03 Determination of Assessments by the Board. At least two (2) weeks prior to the end of each calendar year, the Board shall meet and adopt a budget for the Association for the following year. The annual budget shall include all estimated costs, fees and expenses which the Association expects to incur or expand during the next calendar year and may include reserve accounts for future capital expenditures and for deferred maintenance. Subsequent to the adoption of the annual budget, the Board is authorized to promulgate and establish the Aggregate Annual Assessment. The Annual Assessment which each Owner shall pay to the Association shall be computed in accordance with Section
8.05 of this Declaration. In the event any Owner objects to all or any part of the annual budget or the Aggregate Annual Assessment or both by written notice to the Board within fifteen (15) days after notice to the Owner of the Assessment, the matter shall be submitted to Arbitration pursuant to and upon the terms and conditions set forth in Section 11.13 of this Declaration. If no Owner timely and properly objects to the budget or the Aggregate Annual Assessment, they shall be conclusively deemed accepted by all Owners.

         8.04 Determination of Special Assessments. In addition to the Annual Assessments authorized above, the Board from time to time may promulgate and establish an Aggregate Special Assessment reasonably necessary for the purpose of paying, in whole or in part, the cost of (i) any deferred maintenance, (ii) the construction, reconstruction, repair, improvement or replacement of any Improvement which is owned or leased by the Association or which is situated in, on or under the Common Areas, or (iii) any unforeseen or unbudgeted cost, expense or obligation of the Association. The portion of the Aggregate
Special Assessment which each Owner shall pay to the Association shall be computed in accordance with Section 8.05 of this Declaration. Any Special Assessment collected by the Association shall only be used for the purposes for which such Special Assessment was adopted by the Board. The Board may also levy a Special Assessment directly against any Owner to reimburse the Association for costs incurred in bringing that Owner and Building Site into compliance with the Declaration, any amendments thereto, the Articles and the Bylaws after notice to the Owner and an opportunity to be heard by the Board pursuant to rules of order promulgated by the Board from time to time. In the event any Owner objects to all or part of any Special Assessment or any Aggregate Special Assessment or both by written notice to the Board within fifteen (15) days after notice to the Owner of the Assessment, the matter shall be submitted to Arbitration pursuant to and upon the terms and conditions set forth in Section
11.13 of this

Declaration. If no Owner timely and properly objects to the budget or the Aggregate Annual Assessment, they shall be conclusively deemed accepted by all Owners.

     8.05 Method for Computation of Assessments of Owners. Except for Special Assessments against any Owner to reimburse the Association for costs incurred in bringing an Owner and Building Site into compliance, the amount of each Assessment which shall be paid by each Owner of a Building Site shall be determined by multiplying the Aggregate Annual Assessment or Aggregate Special Assessment established by the Board by a fraction, the numerator of which shall be the total acreage of the applicable Building Site to the nearest one hundredth (1/100th) of an acre and the denominator of which shall be the total number of acres then comprising all Building Sites to the nearest one hundredth (1/100th) of an acre.

     8.06 Procedures. All Assessments shall be made in the manner and subject to the following procedure, to wit:

           (a) Notice of all Assessments may be given by mail addressed to the last known or usual post office address of the Owner of the Building Site and deposited in the United States mail with postage prepaid.

           (b) Each notice of an Assessment shall specify the amount of the Assessment, the due date for the payment of such Assessment and whether the Assessment is payable in installments. From and after the date when said payment or installment payment is due, said payment or installment payment or the sum of all installment payments, upon the acceleration of the installment payments by the Board, at its option, shall bear interest at the maximum rate per annum permitted by law until paid and such payment and interest shall constitute a lien and encumbrance upon the Building Site and Improvements situated thereon to which such Assessments relates. Said lien and encumbrance shall continue in full force and effect until the Assessment, together with accrued interest, and any costs, fees or expenses incurred by the Association are paid in full.

          (c) at any time after the due date of any Assessment, the Board or any officer of the Association so authorized by the Board may, but shall not be required to, record a notice of lien against the applicable Building Site and Improvements situated thereon to further evidence the lien established by this Declaration. The Owner of the Building Site to which such Assessment relates shall, upon demand of the Association, reimburse the Association for all costs, fees and expenses incurred in preparing and recording such lien. The lien may, in the discretion of the Board, be foreclosed upon in accordance with the laws of the State of Florida. The Board or any officer of the Association so authorized by the Board may, upon payment in full, cancel or release such notice of lien at the expense of the Owner of such Building site.

     8.07 Cite as to Status of Payment of Assessments. Upon the written request of the Owner, the Association shall, within a reasonable period of time not to exceed thirty (30) days, issue a certificate to the Owner and to any Lender, title company, prospective tenant or prospective purchaser of a Building Site which states whether there are any delinquent Assessments, the amount of any such delinquent Assessments and any interest of costs, fees and expenses which have accrued or been incurred in connection with any such delinquent Assessments. The Association may charge a reasonable fee for the issuance of any such certificate. Any such certificate may be relied upon by the Person(s) to whom it is addressed and shall be conclusive and binding upon the Association with regard to any matter stated therein.

         8.08 Accumulation of Funds Permitted. The Association shall not be obligated to spend in any calendar year all Assessments collected in such year and may establish reserves or carry forward, as a surplus, any balance remaining. The Association shall not be obligated to apply such reserves or surplus to the reduction of the amount of the Assessments in any succeeding year, but may carry forward from year to year such reserves or surplus as the Board may deem to be necessary or desirable for the financial security or effectuation of the purposes and powers of the Association.

         8.09 Date of Commencement. The Annual Assessments provided for herein shall commence as of the first day of the month following the substantial completion of the infrastructure (roads, drainage, utilities and other items agreed to be provided by Developer), as evidenced by a certificate of completion from the engineer of record and satisfactory documentation from applicable governmental agencies having jurisdiction thereof.

         8.10 Subordination of Assessment Liens. The lien of the Assessments herein created shall be subordinate to the lien of any first mortgage of record which is (i) executed in good faith and for value, (ii) to provide financing or refinancing for the acquisition and/or development of a Building Site or the construction, repair or reconstruction of Improvements thereon and (iii) in favor of a Lender. The sale or transfer of any Building Site and/or Improvements thereon shall not affect the validity or enforceability of any Assessment lien; provided, however, that notwithstanding the foregoing, the sale or transfer of any Building Site and/or the Improvements situated thereon pursuant to the proper foreclosure of a first mortgage by any lender shall extinguish the lien of the

Assessments which became due and payable prior to the date of such foreclosure sale, unless a notice of such lien was recorded by the Association prior to the recordation of the mortgage which has been foreclosed. In no event shall the foreclosure of any mortgage prejudice the rights of the Association to collect any delinquent Assessment from the prior Owner who shall remain personally liable for the payment of such Assessments. No foreclosure sale or transfer shall relieve any Owner or any Building Site or the Improvements situated thereon from liability for any Assessments which become due subsequent to the date of such foreclosure sale or from the lien of such Assessments.

         8.11 Budget and Contribution. The Board shall annually prepare a budget pursuant to Section 8.03 of this Declaration which may take into account the number and nature of replaceable assets, the expected life of each asset, and the expected repair or replacement cost. The Board may set the required capital contribution, if any, in an amount sufficient to permit meeting the projected capital needs of the Association, as shown on the budget, with respect both to amount and timing by annual assessments over the period of the budget. The capital contribution, if fixed by the Board, shall be included within the budget and Assessments as provided herein. A copy of the budget shall be distributed to each Member.



                                   ARTICLE IX

                                 DESIGN REVIEW

         9.01 Adoption of Design and Development Guidelines. The Board shall promulgate and adopt, in accordance with Article IV of this Declaration, design and development guidelines relating to the design, development, clearing, grading, landscaping, construction, installation, erection, maintenance, reconstruction, operation, improvement or alteration of any Building Site or Improvement situated thereon. The Board is further authorized to implement, modify, amend or supplement any design and development guidelines from time to time in its sole discretion. In the event any owner objects to all or any part of the Design and Development Guidelines adopted by the Board, the matter shall be submitted to Arbitration pursuant to and upon the terms and conditions set forth in Section 11.13. of this Declaration.

     9.02. Variances and Exemptions. The Board is hereby granted the authority, upon the written request of any Owner or any Person who has executed a contract to purchase a Building Site to, to grant variances from the requirements of the Design and Development Guidelines adopted by the Board, such variances to be granted for good cause shown as determined by the Board in its sole discretion and in accordance with Article IV of this Declaration. The Board is additionally granted the authority, upon the written request of any Owner or any Person who has executed a contract to purchase a Building Site, to waive the requirements of any design and development guidelines on the finding that the granting of a waiver will not result in substantial interference with the use and enjoyment of adjoining Building Sites by the Owners thereof. Such waiver shall be granted or denied in the sole discretion of the Board.

     9.03 Improvements. All Improvements to the Building Sites must comply with the Design Development guidelines. Subject to approval by the Board, no Improvements shall be constructed, installed, erected, maintained, reconstructed, improved, altered or permitted to remain on any portion of the Property until all required Preconstruction Development Documents have been submitted to and approved in writing by the Board as set forth more fully in the Design and Development

Guidelines promulgated by the Board. Any such Preconstruction Development Documents shall be submitted in writing over the signature of the Owner of the Building or its duly authorized agent. Approval or disapproval shall be made in writing by the Board within thirty (30) days of receipt by the Board of all Preconstruction Development Documents relating thereto (or such submission shall be deemed approved) and such approval or disapproval may be predicated upon the Board's sole opinion as to whether said Improvements conform with the general character of Bayside Concourse in accordance with the general purposes set forth in Article IV of this Declaration. The Board's approval or disapproval may, without excluding other factors, be used upon site dimension, structural design, conformity and harmony of external design with neighboring structures, effective location and use of Improvements on neighboring sites on the Common Areas, relation of topography, grade and finished ground elevation of the Building Sites; proper facing of the main elevation with effect to rights of way; conformity of any such Preconstruction Development Documents to the purpose and plan and intent of the Declaration, and such other factors as the Board determines is appropriate and necessary. Interior, non-structural improvements will not be subject to the requirements of this Section 9.03.

     9.04 Limitation of Liability. Neither the Developer, the Association, the Board or any officer of the Association, or any member thereof shall have any liability to any person submitting any Preconstruction Development Documents for approval of the Board or to any Owner of the Property by reason or mistake in judgement, negligence, misfeasance or nonfeasance arising out of in connection with the approval or disapproval or failure to approve any Preconstruction Development Documents. Each person submitting Preconstruction Development Documents to the Board for approval agrees by submission of such Preconstruction Development Documents and every Owner, lessee, sublessee or licensee or any Building Site agrees, by acquiring title thereto or interest therein to irrevocably waive such Person's right to bring any legal or equitable action or procedure relating to any such Preconstruction Development Documents against the Association or any of its members, the Board or any officers of the Association.

         9.05 Inspection of Improvements and Removal of Unauthorized Improvements. Upon reasonable notice and during a reasonable time of day, or immediately without notice and at any time in the event of an emergency, any member of the Board or any officer of the Association may and is hereby granted an easement to enter upon the Building Site for the purpose of ascertaining whether the Owner or any lessee, sublessee, licensee or any other person occupying all or any portion of such Building Site is in compliance with this Declaration and the Articles of Incorporation and to inspect all Improvements situated upon such Building Site to determine if such Improvements comply with this Declaration and the Articles of Incorporation. In the event the Board determines that any Improvements situated upon any Building Site violates the Declaration or Articles of Incorporation, the Association shall provide the Owner of the Building Site with notice of such violation and 30 days to undertake all actions necessary to completely cure such violation or, to if undertaken and diligently prosecuted in good faith, such longer period of time as is necessary to completely cure such violation; provided, however, that if such violation constitutes a nuisance or a threat of injury or harm to any Person or property, such violation shall be cured within 5 days from the date of the Association's notice or within such additional period of time as Board, in its full discretion, determines is reasonable under the circumstances if such violation cannot be cured within such 5 day period. In the event the

Owner of such Building Site fails to completely cure such violation with the time period set forth above, the Association may enter upon Building Site and undertake such actions as the Association determines in its sole discretion are necessary and appropriate to cause such Improvements to be removed from the Building Site at the sole cost, expense and risk of the Owner of such Building Site. Neither the Association, the Board, any director nor any member thereof shall have any liability or obligation to the Owner or any other Person in connection with the removal of such Improvements. The Association may also undertake such other actions, at the sole cost and expense of such Owner, to prospectively ensure full, complete and continuing compliance with the Declaration and the Articles or Incorporation.

     9.06 Compliance with Governing Laws. Notwithstanding anything contained herein to the contrary, each Person applying to the Board for approval of any Preconstruction Development Documents relating to any Building Site shall be solely and completely responsible for determining that such Preconstruction Development Documents and the proposed development of the Building Site and the construction of the Improvements on such Building Site shall fully comply with all Governing Laws. The Board may, but shall have no responsibility or obligation to, determine whether the Preconstruction Development Documents, the proposed development of the Building Site and the proposed Improvements comply with all Governing Laws. No such determination by the Board shall relieve any such Person for its obligation to independently determine such compliance with all Governing Laws.

         9.07 Review Fee. The Board may provide that a review fee be paid to the Association at the time any Preconstruction Development Documents are submitted for approval to the Board. The requirements for and amount of such review fees shall be set by the Board.

         9.08 Adoption of Maintenance Guidelines. The Board may promulgate maintenance guidelines to govern the levels of maintenance to be applied to the Common Areas and, upon approval of such maintenance guidelines by the Board, such maintenance guidelines shall be deemed adopted. The maintenance guidelines may be modified, amended or supplemented by the Board from time to time in its sole discretion. In the event any Owner objects to all or a part of the maintenance guidelines adopted by the Board, the matter shall be submitted to Arbitration pursuant to and upon the terms and conditions set forth in Section
11.13 of this Declaration.



                                   ARTICLE X

                               GENERAL COVENANTS


       10.01 Permitted Operations and Uses. The Building Sites are intended to be used for a hotel on Parcel 1, an office building on Parcel 2 and such other uses as may from time to time be permitted by the applicable zoning and development orders, together with accessory facilities relating to such uses. Nothwithstanding any approval by the Association of any proposed use of a Building Site, the Owner of the Building Site shall be solely responsible for determining that such proposed use fully complies with all applicable Governing Laws.

         10.02 Amendment to and Variances From Governing Laws. No Owner shall, without obtaining the prior written consent of the Board, which consent may be withheld in the sole discretion of the Board, apply for or obtain (i) a change in the zoning classification of a Building Site, or (ii) any conditional or special use permit relating to the use of any Building Site, or (iii) any variance from any applicable Governing Law.

     10.03 Prohibited Operations and Uses. Operations and uses not expressly allowed by zoning operations and uses not expressly allowed by the Development Order or any other applicable Governing Laws and the following operations and uses are prohibited within Bayside Concourse:

          (a) The erection, operation or use of drilling equipment for or removal of oil, gas, hydrocarbon substances, minerals, or water (except that the Developer and the Association may draw and use water).

          (b) Residential uses other than hotel uses.

          (c) Trailer or mobile home courts.

          (d) Junkyards.

          (e) Commercial excavation of building or construction materials.

          (f) Dumping, storage, disposal, incineration, or reduction of offal and dead animals.

          (g) Dumping, storage, disposal, incineration or reduction of garbage, refuse, sewage, hazardous wastes or toxic materials, except to the extent that such activity is incidental to an operation and use permitted hereunder, and that such incidental activity is in compliance with all federal, state and local laws, rules and regulations relating thereto.

          (h) Stockyard or slaughter of animals.

          (i) Recycling or refining of petroleum or its by-products.

            (j) Recycling or smelting of iron, aluminum, tin, zinc, or other ores.

            (k) The raising, breeding, grazing, keeping or slaughtering of animals, livestock or poultry of any kind.

            (l)  Sale or storage of explosives.

            (m) The use of machinery, devices or apparatus which causes interference with telephone, television, cable television, or radio reception within Bayside Concourse

     In the event an Owner wishes to use a Building Site for any purpose not expressly permitted or prohibited herein, the Owner shall submit the proposed use to the Board and if approved by the Board, in their sole discretion, Owner must still obtain approval from all applicable governmental authorities with respect to such use pursuant to Section 10.02 herein.

     10.04 Excavation and Removal of Earth. No excavation activities shall be undertaken on any Building Site except in connection with construction of an Improvement. Upon the completion of the construction of any Improvement, exposed openings shall be backfilled and disturbed ground shall be graded and leveled. Other than in connection with ordinary maintenance and repair, no earth or fill shall be removed from or added to any Building Site without first obtaining the written approval of the Board, which approval may be withheld in the sole discretion of the Board.

     10.05 Resubdividing. A Building Site shall be considered as a single unit, and a Building Site shall not be subdivided, resubdivided or replatted, unless otherwise approved in writing by the board.

     10.06 Other Operations and Uses. Operations and uses which are neither specifically prohibited nor specifically authorized by the Declaration may be permitted in a specific case (i) upon application to and obtaining the written consent of the Board, which consent may be withheld in the sole discretion of the Board, and (ii) so long as the proposed operation and use fully complies with all Governing Laws. Each such application shall be accompanied by such Preconstruction Development Documents as may be reasonably required in a particular instance by the Board. If the Board fails either to approve or to disapprove such use within thirty (30) days after all required documents, materials, plans and specifications have been submitted to it, such use shall be conclusively presumed to have been disapproved by the Board. Neither the Association nor the Board shall have any liability to any Person relating to the denial of any application for any use which is not expressly permitted hereunder and each such Person, by virtue of submitting any such application, hereby irrevocably waives such Person's right to bring any action or proceeding relating to such application against the Association or any of its Members, the Board or any Director.

     10.07 Nuisances Prohibited. Notwithstanding anything herein to the contrary, no operation or use of any Building Site shall create a nuisance or unreasonably interfere with the use and enjoyment of any other Owner of any Building Site in Bayside Concourse, including, without limitation any excessive noise, electro-mechanical disturbance, or emission of hazardous or nonhazardous fumes, dust or smoke in excess of levels allowed by the most restrictive applicable federal, state and local laws, rules and regulations.

     10.08 Completion of Construction. Subsequent to the commencement of construction of any Improvement on any Building Site, the Owner shall proceed with due diligence to complete the construction of such Improvement. No construction, reconstruction, or replacement of any Improvement on any Building Site shall be abandoned or discontinued for a period of more than thirty (30) days without the express written permission of the Board. In the event any existing

Improvement is damaged or destroyed by fire or any other cause or casualty, the Owner of the Building Site so affected shall commence the repair, replacement or reconstruction of such Improvement or the razing, clearing, and complete removal of such damaged or destroyed Improvements from such Building Site within seventy-five (75) days after the date such casualty occurred. All repairs, replacements and reconstruction of damaged or destroyed Improvements shall be subject to and undertaken in accordance with this Declaration. In the event any Owner (i) discontinues or abandons the construction, reconstruction or replacement of any Improvement for a period of more than thirty (30) days without the express written permission of the Board, (ii) fails to commence the repair, replacement, reconstruction or razing and clearing of such damaged Improvements within seventy-five (75) days after the date of any such casualty, or (iii) fails to proceed with due diligence to complete any such repair, replacement, reconstruction or clearing of such damaged Improvements, then in any such event, the Association may, upon thirty (30) days written notice to the Owner of such Building Site, enter upon such Building Site and raze or otherwise remove such damaged Improvements or undertake such other actions as the Board determines in its sole discretion are necessary or appropriate, all at the sole cost, expense and risk of the Owner of such Building Site.
Neither the Association, the Board, or any Director shall have any liability or obligation to the Owner or any other Person in connection with such activities.

     10.09 Storage of Equipment and Materials. With exception only for the Developer and the Association, no building materials, supplies or equipment shall be stored on any Building Site, except in connection with the construction of Improvements on such Building Site, in which event such materials, supplies and equipment may be stored in an orderly manner on such Building Site during the period of construction of such Improvements.

     10.10 Landscape Maintenance. It shall be the duty of the Owner of each Building Site to keep all grass and other vegetation in first-class condition, without weeds or disease, and otherwise in accordance with the Design Development Guidelines, neatly cut, trimmed and maintained. Additionally, all trees, bushes and other vegetation shall be cut, trimmed and maintained so as to not obstruct or impair the view at any street intersections. In the event any Owner does not comply with this covenant within ten (10) days after written notice of such noncompliance is provided by the Association, the Association is hereby granted an easement to enter on such Building Site and to cut, trim and maintain all grass and other vegetation situated thereon, in any manner deemed appropriate by the Board, at the sole cost, expense and risk of the Owner. Neither the Association, the Board or any Director shall have any liability relating to such actions by the Association.

     10.11 Condition of Premises. All Owners, lessees, sublessees, licensees or other occupants of any Building Site shall carefully maintain and repair such Building Site and all Improvements situated thereon and all streets and parking areas related thereto in a safe, clean, neat and in first-class condition and repair at all times and otherwise in accordance with Design and Development Guidelines. In the event any Owner does not comply with this covenant within twenty (20) days after written notice of such noncompliance is provided by the Association, the Association shall have the right to enter on such Building Site and undertake all maintenance and repair deemed necessary or appropriate by the Board in its discretion at the sole cost, expense and risk of such Owner. Neither the Association, the Board or any Director shall have any liability or obligation to the Owner or any other Person relating to such activities by the Association.

         10.12 Governmental and Agency Regulations. Each and every parcel of land in Bayside Concourse shall be subject to all applicable present and future Governing laws.

         10.13 Rules and Regulations. The Board is hereby authorized to promulgate, adopt, interpret and enforce rules and regulations which the Board determines in its discretion are necessary or proper to promote the safety and welfare of the Owners and other Persons, including, without limitation the promulgation, adoption and enforcement of rules and regulations (i) limiting or regulating the speed of all types of vehicles traveling upon the private streets, roadway, alleys and other paved areas within the Property, (ii) limiting or restricting the number of all such vehicles provided that such rules and regulations regarding the number of vehicles are not more restrictive as to each Owner than the number of vehicles approved by the Board in connection with submissions made by each Owner pursuant to any design and development guidelines, (iii) regulating traffic flow by limiting and restricting the hours of usage and the entry and exit points to Bayside Concourse for certain types of vehicles and (iv) limiting or restricting the size, weight and type of vehicles that may use such streets and roadways provided that such regulations are not more restrictive than those imposed by applicable governmental authorities for similar streets and roadways serving similar properties.

         10.14 Drainage Lakes and Conservation Areas. Except for the Association, no Person may drain or remove any water from any lake or other body of water shown on the Site Plan. Each Owner of a Building Site shall submit drainage plans and specifications to the Board to the extent that such plans and specifications change the drainage approved and installed in connection with the master site plan of the Property approved by applicable governmental agencies and such drainage plans and specifications shall be subject to review and approval of the Board. All drainage from any Building Site into any lake or other body of water shown on the Site Plan shall comply with all Governing Laws and all permits and approvals obtained by the Developer from the Florida Department of Environmental Regulation and the Southwest Florida Water Management District. Except as expressly permitted herein, no Person shall dump any solid, semi-solid or liquid materials or hazardous substances into any lake or other body of water shown on the Site Plan.

     10.15 Easements Across Builiding Sites. Non-exlusive easements for pedestrian and vehicular access are hereby granted across the paved driveway areas of the Building Sites, as the same may be amended from time to time, for the convenience of the Owners, their employees, tenants, guests and invitees.
In connection therewith, each Owner shall be responsible for the repair and maintenance of such driveway areas on its Building Site. In addition to easements already granted or dedicated to the Association or as shown on the Site Plan, an easement or easements may be needed across a Building Site, and an easement solely for drainage or public or private utility purposes is hereby granted to the Association across any such Building Site so long as such easement does not interfere with the Owner's actual or proposed (and approved) use of the Building site and the appearance of the area comprising such easement remains unchanged or, if applicable, is restored to its former appearance or reasonable arrangements suitable to Owner are made regarding appearance. In connection therewith, the Association shall be responsible for the repair and maintenance of any such easement.

     10.16 Minimum Hotel Standards. If the Owner of Parcel 1 constructs a hotel on Parcel 1, such hotel shall be a licensed first class business-class suites hotel, which contains not less than 100 guest residential units (the "Hotel"). The Hotel shall be consistently operated and maintained at a standard at least equivalent to the operation and maintenance standards (including staffing, amenities, furniture, fixtures and equipment, and improvements, and grounds service) as required by the operating agreements and manuals for franchised, licensed or flag-owned "Hawthorne Suites" suites hotels, as such suites hotels are maintained and operated as of the date of this Declaration (collectively, the "Minimum Hotel Standards"). In addition to the Minimum Hotel Standards, the Hotel shall be operated and maintained in accordance with the following additional standards (the "Additional Hotel Standards"):

          (a) The Hotel exterior, including without limitation the facade, windows, landscaping and other architectural features of /Parcel I, shall be maintained in first-class condition and as required to keep the Hotel exterior and site decoration in good condition and all plant materials in a healthy growing and trimmed condition; and

          (b) The Hotel shall be operated and maintained in strict compliance with the present and future requirements of the Hotel's then current franchisor or flag-affiliation, if any, in all respects, including without limitation capital improvement upgrades which are imposed on either the Hotel or within the system with which the Hotel is affiliated. Nothing herein shall be deemed to permit the Hotel to be operated in a manner which is in any respect below the Minimum Hotel Standards or the Additional Hotel Standards.

            (c) The Hotel at all times either (a) affiliated with a suites hotel chain of a reputation at least equal in caliber to Hawthorne Suites as of the date of this Declaration (the "Flag"), shall bear the name of the Flag or (b) operate under an independent name which does not diminish the reputation of the Hotel facility.

            (d) The Hotel shall, at all times, provide the services, amenities and facilities usually and customarily found in suites hotels of the same class in the State of Florida.

     10.17. Minimum Office Standards. If the Owner of Parcel 2 constructs an office building on Parcel 2, such office building, at the time of construction, shall be a "Class A" office building as that term is generally recognized in Pinellas County, Florida.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     11.01 Duration of Declaration. This Declaration and each of the conditions, covenants, restrictions, reservations, easements, assessments, liens, standards and criteria set forth herein shall continue and be binding upon the Developer and upon its successors and assigns and upon each of them, and all Persons claiming by, through or under the Developer for a period of thirty (30) years, after which time this Declaration shall be automatically extended for successive periods of ten (10) years unless one hundred percent (100%) of the votes cast by members in a duly convened meeting of the Association vote of termination of this Declaration, (ii) adequate provision is made for the maintenance and upkeep of all private streets and utilities, (iii) all required approvals or consents of the authorities and agencies and public utilities, if any, are obtained, and (iv) a majority of the Directors execute and record an instrument in the public records of Pinellas County, Florida which terminates the Declaration.

     11.02 Amendment of Declaration. This Declaration may be altered, modified, amended or supplemented, consistent with the purposes set forth in
Article IV of this Declaration, if (i) one hundred percent (100%) of the votes cast by Members, in a duly convened meeting of the Association, vote to alter, modify, amend or supplement this Declaration, (ii) all required approvals or consents of the applicable governmental authorities and agencies and public utilities, if any, are obtained, and (iii) a majority of the Directors execute and record in the public records of Pinellas County, Florida an instrument setting forth such alteration, modification, amendment or supplement.

     11.03 Enforcement. Each Owner shall comply strictly with the covenants, conditions, restrictions, reservations, easements, assessments, liens, rules and regulations, standards and criteria set forth in this Declaration or as adopted pursuant to the authority granted under this Declaration. In the event of a violation or breach, or threatened violation or breach, of any of the same, the Board or the Association shall have, in addition to all other available rights and remedies, the right, but not the obligation, to proceed at law or in equity for the recovery of damages, or for injunctive relief, or both, and, in connection therewith, the Board or Association shall also be entitled to recover all costs, fees and expenses, including without limitation, attorneys' and paralegals' fees both prior to and on appeal, incurred in connection therewith, together with interest thereon at the maximum rate per annum permitted by law until paid in full. All of such costs, fees, expenses and interest shall be a lien and encumbrance upon the Building Site and all Improvements situated thereon of the defaulting or breaching Owner until paid in full. The failure by the Board or the Association to enforce any covenant, condition, restriction, reservation, easement, assessment, lien, standard or criteria set forth herein shall in no event be deemed a waiver of the right to enforce the same or any other breach or violation thereof. Each Owner adversely impacted by the breach of violation, or threatened breach or violation, by any other Owner of any of the covenants, conditions, restrictions, reservations, easements, assessments, liens, standards and criteria shall, upon notice to the Association and the failure of the Association to act within thirty (30) days after the date of such notice, have the right to proceed at law or in equity to recover damages from or obtain injunctive relief against such breaching Owner. The Association and the Board shall have a right of abatement if any Owner fails to remedy any violation or breach within thirty (30) days after written notice thereof is sent to such Owner by the Association or the Board; provided, however, that if such breach or violation constitutes a nuisance or threat or injury or harm to any Person or property, such breach or violation shall be cured by the Owner within five (5) days after the date of such notice. The Association and the Board and its agents and employees, are hereby granted an easement to enter upon any Building Site, as to which a violation, breach or other condition to be remedied exists, and to take the actions as it deems necessary or appropriate at the sole cost, expense and risk of the Owners to abate, extinguish, remove, or repair such violation, breach or other condition which may exist thereon contrary to the provisions hereof, without being deemed to have committed a trespass or wrongful act by reason of such entry and such actions. All costs, fees and expenses incurred in connection therewith, including attorneys' and paralegals' fees both prior to and on appeal, together with interest thereon at the maximum rate per annum permitted by law, shall be a binding personal obligation of such Owner, enforceable at law, and shall be a lien and encumbrance upon such Owner's Building Site and all Improvements situated thereon.

     Additionally, the Board may, in its reasonable discretion and in accordance with the procedures set forth in the By-Laws, terminate or suspend any or all Association rights, interests and privileges of any Member of the Association, including, without limitation, the suspension of such Member's right to vote, during the period of time that such Member has (i) failed to pay any Assessment, fine, cost, expense, interest or other amount which is owed to the Association, or (ii) breached or violated, the Declaration, the Articles of Incorporation or By-Laws.

     11.04 Remedies Cumulative. All rights and remedies set forth herein shall be separate, distinct, cumulative and concurrent, shall not be exclusive of any other right or remedy and shall be in addition to all other rights and remedies available at law or in equity. The exercise of any right or remedy shall not preclude, restrict or prohibit the exercise of any other right or remedy.

     11.05 Owner's Responsibility and Obligation. Each Owner of a Building Site shall be responsible for insuring that all lessees, sublessees, licensees, invitees, agents, employees, contractors, subcontractors or any other Person claiming by, through or under such Owner, fully complies with and abides by this Declaration, the Articles of Incorporation and the By-Laws.

     11.06 Invalidation of Part. Invalidation of any of this Declaration or any part thereof by judgments or Court order shall in no way affect any of the other provisions which shall remain in full force and effect.

     11.07 Captions. The captions, section numbers and article numbers appearing in the Declaration are inserted only as a matter of convenience and shall not be utilized to define, limit, construe or describe the scope or intent of such sections nor in any way modify or affect this Declaration.

     11.08 Notices. Except as otherwise required in this Declaration, Articles of Incorporation or By-Laws, any notice required or permitted to be given hereunder shall be in writing and delivered in person or sent by prepaid, first class mail, or any other delivery service from which a receipt may be obtained, as follows: (i) All such notices shall be delivered to the Association at the office, if any, or post office box address of the Association; and (ii) all such notices shall be sent to any Owner or other Person entitled to notice at such address as is on file with the Association, which address may be changed from time to time upon written notice to the Association. All such notices shall be deemed effective forty-eight (48) hours after mailing or immediately upon personal delivery thereof.

     11.09 Singular Includes Plural: Gender. Whenever in this Declaration the context so requires, (i) the singular shall include the plural and, conversely the plural shall include the singular, and (ii) the use of one (1) gender shall be deemed to include the other gender.

     11.10 Governing Law. This Declaration shall be construed in accordance with and governed by the laws of the State of Florida.

     11.12 Interpretation. The terms and conditions of this Declaration, the Articles and the By-Laws are intended to be and shall be construed consistent with one another. However, in the event of a conflict between this Declaration and the Articles and By-Laws, to the extent permitted by law, the terms and provisions of this Declaration shall control.

     11.3 Arbitration. In the event that any Owner Objects to any matter expressly providing for resolution under this Declaration, including without limitation, Annual or Special Assessments, the budget, or any decision, then such objection shall be resolved in accordance with this Section. In the event of such objection, any Owner may commence arbitration hereunder by notifying the others in writing of its election to do so. Within ten (10) days after that notice, the Owners will use reasonable efforts to resolve any such disagreement. If the Owners fail to resolve such disagreement within such ten
(10) day period, then within five (5) days thereafter, the Owners shall attempt to agree on the selection of a natural person with at least five (5) years experience in managing class A commercial office or multi-use parks in the Tampa Bay area who has performed no work for any Owner within the past ten (10) years (a "Property Manager"). If the Owners timely agree on a Property
Manager, that person shall be deemed the arbiter hereunder ("Arbiter"). If the Owners fail to agree on a Property Manager within such five (5) day period, each shall notify the other within such five (5) day period of its choice of Property Manager, and the individuals so named shall within ten (10) days from the expiration of the five (5) day period agree on a third Property Manager qualified under the criteria set forth above. If the Owners fail to notify the other within the five (5) day period of its selection of a Property Manager, the Property Manager timely selected with notice thereof timely given to the other party, shall be deemed the Arbiter. Within ten (10) days after the selection of the Arbiter shall meet with the Directors (which meeting, at the Arbiter's election, shall occur either separately or together), and review any written material submitted by the Owners. The Arbiter shall apply the goals and objectives set forth in this Declaration in making any determination hereunder. No later than fifteen (15) days after the selection of the Arbiter, the Arbiter shall advise the Owners in writing of its determination. Except in the case of fraud, the decision of the Arbiter shall be conclusive and binding on the Owners.

     In the event the Owners submit any disagreement to an Arbiter for resolution as provided above, the Owners will share responsibility for the fees and expenses of the Arbiter as follows:

          (1) If the Arbiter resolves all of the disagreements in favor of one Owner, the other Owner will be responsible for all of the fees and expenses of the Arbiter, or

          (2) In all other cases, the fees and expenses of the Arbiter shall be shared equally by each Owner.

     IN WITNESS WHEREOF, the parties have hereto subscribed their signatures the day and year first above written.

Witnesses                              HAYDON-RUBIN DEVELOPMENT INC.,
                                       a Florida corporation

                                       By:
----------------------------------        --------------------------------------
Name:                                     Name:
     -----------------------------             ---------------------------------
         (Print or Type Name)             Title:
                                                --------------------------------


----------------------------------
Name:
     -----------------------------
         (Print or Type Name)


STATE OF FLORIDA
COUNTY OF PINELLAS

     The forgoing instrument was acknowledged before me this ____ day of ______, 1997 by ________________ as ________________ of _____________________, a
_______________, on behalf of the __________________.  He/she is personally known to me or has produced _________________ as identification.



                                       ---------------------------------------

                                       NOTARY PUBLIC

                                       Print Name:
                                                  ----------------------------

                                       My Commission Expires:

                                   EXHIBIT G


                          TERMS OF SALE AND PURCHASE
                              FOR PURCHASE OPTION



1. Agreement. The terms set forth in this Exhibit G shall be valid and effective only if Tenant exercises its Option in accordance with Section 26 of the attached Lease Agreement. Upon such exercise, Landlord agrees to sell, and Tenant agrees to purchase, the Demised Premises in accordance with, and subject to, the terms and conditions set forth herein. Unless otherwise defined in this Exhibit G all defined terms shall have the same meaning as set forth in the attached lease Agreement.


                  A. Deposit. contemporaneously with delivery of the Purchase Option Notice to Landlord, Tenant shall deliver a deposit in the amount of $300,000.00 (the "Deposit" in accordance with the following provisions. Tenant shall deliver the Deposit in the form of cash, wire transfer or check (a "Chase Deposit") deposited with a third party escrow agent (i.e. not Landlord or an affiliate of Tenant). The
         Deposit shall be held, applied and disbursed, as applicable, in accordance with the terms of this Exhibit G. The Tenant shall have the right, at its election, either to have the Cash Deposit applied against the Purchase Price (as hereinafter defined) or to instruct the escrow agent to return the Cash Deposit to Tenant without set off against the Purchase Price.


         II. Purchase Price. The total purchase price for the Demised Premises shall be $15,436,963.00.


         III. Property. As used in this Exhibit G, the term "Property" shall mean and be deemed to include (i) the Demised premises,including appurtenances, rights, privileges and easements benefitting or pertaining to the Property,
(ii) the Landlord's work and Tenant Improvements, including all fixtures, equipment, vehicles, inventory, supplies, tools and other personal property used in connection with the operation of, or located at the Property, other than those items already owned by Tenant, (iii) all of Landlord's rights in or to condemnation awards and/or insurance proceeds to the extent not applied to repair or restoration, (iv) all other tangible and intangible property or rights owned by Landlord or in which Landlord has an interest in connection with its ownership and operation of the Property and rights described in preceding clauses (v), (ii), and (iii), including all of Landlord's right, title and interest in and to any easements, Landlord's rights under the declaration that are incident to the ownership of the Property and any and all warranties, guaranties, claims, causes of actions, deposits escrows, refunds licenses permits or certificates (including certificates of occupancy) relating to the Property.


         IV.  Representations Warranties and Covenants.


                  A. By Landlord. As of the date of Purchaser's Option Notice and the Closing Date (as hereinafter defined), Landlord represents and warrants to Tenant and covenants and agrees with Tenant the following:

          b. Deliver to Tenant a fully executed and updated (dated no earlier than the date of Tenant's Option Notice) Association Certificate reasonably satisfactory to Tenant;

          c. Assign, in writing, transfer and deliver to Tenant all licenses permits and certificates in the business and other licenses and permits in the possession or control of Landlord related to the Property;

          d. Execute, acknowledge and deliver to Tenant a Bill of Sale and Assignment assigning, transferring and conveying to Tenant all of Landlord's right, title and interest in and to all property that has not been conveyed pursuant to another closing delivery described above. With respect to all documents, assigning, transferring or conveying the Property to Tenant (excluding only the need which shall be in the form described in Section 6.2.1 above), all such assignments, transfers and conveyances shall be made with special warranty of title free and clear of all liens and encumbrances in "as is, where is" condition;

          e. Deliver to Tenant all documents, records, files, books and records pertaining to the ownership, use or operation of the Property not therefore delivered; and

          f. Execute, acknowledge and deliver as appropriate, all additional documents which may be necessary or appropriate to carry out the provisions of this Agreement including, without limitation, a settlement statement and any construction lien affidavits or other items necessary to permit Tenant to obtain the specified title insurance.

          2. By Tenant. At Closing, the Tenant shall take each of the following actions:

          a. Deliver to the Title Agent conducting Closing funds sufficient to complete Closing in accordance with this Exhibit (i.e., the Purchase Price, subject to any adjustments required by this Agreement); and

          b. Execute, acknowledge and deliver as appropriate, all additional documents which may be necessary or appropriate to carry out the provisions of the contract evidenced by this Exhibit G including, without limitation, a settlement statement.

     C. Location of Closing. Closing shall be conducted on the Closing Date in a location mutually agreeable to Landlord and Tenant, or in the absence of mutual agreement, in the offices of Hill, Ward & Henderson, P.A.

     D. Closing Cost Adjustments and Prorations. Landlord shall pay for documentary stamp taxes on the deed and owner's title insurance for the benefit of Tenant and Tenant shall pay for the recording fee for the deed. The Rent (including, without limitation, Base Rent and Operating Expenses) shall be adjusted as of the day immediately preceding the Closing Date. Each party shall pay its own attorneys' fees.

         1. All of the covenants, representations, warranties and provisions contained in Section 22.2(a) incorporated herein by this reference, remain true and correct in all material respects.


         2. Landlord is not a foreign person under Section 1445 of the Internal Revenue Code of 1986, as amended, and Landlord shall deliver to Tenant a customary non-foreign person certification at Closing.


         3. Except for the documents evidencing the Permitted Encumbrances and except for written agreement that are capable of being terminated upon no more than thirty (30) days prior notice without payment (including payment of a termination fee), liability or expense to Tenant, true and complete copies of which shall be delivered to the Tenant (the "Terminable Agreements"), there are no agreements or understandings (written or unwritten) that would materially affect ownership, use, operation, sale, lease or other disposition of the Property. Upon written request from Tenant: Landlord shall immediately cause the Terminable Agreements identified in Tenant's request to be terminated; Landlord shall pay or satisfy all obligations (including, without limitation, any termination fees) and liabilities arising out of such termination(s); Landlord shall provide Tenant with written evidence that such agreements have been terminated and that the related obligations and liabilities have been satisfied.


         4.       Landlord has not received (i) any notices of violation
(or alleged violation) of Laws, any Permitted Encumbrance, or any other agreement relating to the Property that would materially affect ownership, use, operation, sale, lease or other disposition of the Property, (ii) any notice of condemnation or threatened condemnation of all or any portion of the Property and/or (iii) any notice of pending or threatened litigation with respect to all or any portion of the Property


         5. Landlord covenants to continue to maintain the Property and comply with all covenants and provisions contained in the Lease Agreement until Closing has been consummated and Landlord further covenants not to encumber or in any way alter, impair or affect title the Property without Tenant's prior written consent and not to take any action that would impair, hinder or delay consummation of the transactions described in Exhibit G no later than thirty
(30) days after receipt of Purchaser's Option Notice, Landlord shall cause First American Title Insurance Policy Corporation by and through its authorized agent, Hill, Ward & Henderson, P.A. ("Title Agent") to issue a commitment to issue an ALTA Owner's Title Insurance Policy (dated no earlier than the date of Purchaser's Option Notice and containing only the permitted Encumbrances as exception) to be delivered to Tenant. The title commitment shall be "marked up" to delete the gap in coverage and insure title (without additional exceptions) and deliver to Tenant at Closing.


         6. No later than five (5) business days after receipt of Purchaser's Option Notice, Landlord shall deliver to Tenant true and complete copies of any and all surveys (including boundary and "as built" surveys), plats, plans (including architectural plans and drawings), soil tests and any other documents or information in Landlord's possession or control, excluding only those documents and information that had been provided to Tenant as of the Effective Date of the Lease Agreement.

          (provided, however, that Landlord shall have the obligation under this provision to deliver to Tenant any subsequent amendment or superseded versions of such previously delivered documents and information).

          B. By Tenant. As of the date of Purchaser's Option Notice and the Closing Date, Tenant represents and warrants to the Landlord and covenants and agrees with Landlord the following:

               1. All of the covenants, representations, warranties and provisions contained in Section 22.22(b), are incorporated herein by this reference and remain true and correct in all material respects.

               2. Tenant covenants to continue to comply with all covenants and provisions contained in the Lease Agreement until Closing, including, without limitation, payment of Rent and Additional Rent.

     V. Conditions Precedent to Closing. As of the date of Closing, each of the following shall be satisfied (or at Tenant's sole option, waived in writing by Tenant) as condition precedent to Tenant's obligation to complete closing (individually, a "Closing Condition"; collectively, "Closing Conditions"): (i) all of the provisions of Section 4.A of this Exhibit G shall remain true and correct (without exception or qualification) or shall have been satisfied as context requires, and (ii) Landlord shall have delivered to the Title Agent who will conduct Closing all documents and information required to be delivered in connection with Closing. If, as of the Closing Date, any Closing Conditions shall not have been satisfied, Tenant shall have the option, at its election, to
(a) waive such unsatisfied Closing Condition and proceed with Closing or (b) terminate the contract evidenced by this Exhibit G and receive a full refund of the Deposit, or (c) pursue its remedies at law for Landlord's breach of any representation or warranty set forth in Section 4.A above or Landlord's failure to perform its obligations under clause (ii) of the preceding sentence.

     VI. Closing. The term "Closing" shall mean consummation of the transactions described in this Exhibit G and the term "Closing Date" shall mean the date on which Closing occurs.

          A.   Closing Date.  The Closing shall occur (i) no earlier than twenty
     (20) days after receipt of Purchaser's Option Notice (the "Inside Closing Date"); (ii) no later than thirty (30) days after receipt of Purchaser's Option Notice (the "Outside Closing Date"); and (iii) within the time period established by preceding clauses (i) and (ii), the Closing Date shall be a date designated by Tenant upon no less than five (5) business days prior written notice to Landlord. Time is of the essence with respect to all terms and conditions of the contract evidenced by this Exhibit G.

          B.   Closing Delivery.

               1. By Landlord. At Closing, Landlord shall take each of the following actions:

                    a. Execute, acknowledge and deliver to Tenant a good and sufficient Special Warranty Deed conveying to Tenant fee simple title to the Property subject only to the Permitted Encumbrances;

               b. Deliver to Tenant a fully executed and updated (dated no earlier than the date of Tenant's Option Notice) Association Certificate reasonably satisfactory to Tenant;

               c. Assign, in writing, transfer and deliver to Tenant all licenses permits and certificates in the business and other licenses and permits in the possession or control of Landlord related to the Property;

               d. Execute, acknowledge and deliver to Tenant a Bill of Sale and Assignment assigning, transferring and conveying to Tenant all of Landlord's right, title and interest in and to all property that has not been conveyed pursuant to another closing delivery described above. With respect to all documents, assigning, transferring or conveying the Property to Tenant (excluding only the deed which shall be in the form described in Section 6.2.1 above), all such assignments, transfers and conveyances shall be made with special warranty of title free and clear of all liens and encumbrances in "as is, where is" condition;

               e. Deliver to Tenant all documents, records, files, books and records pertaining to the ownership, use or operation of the Property not therefore delivered; and

               f. Execute, acknowledge and deliver as appropriate, all additional documents which may be necessary or appropriate to carry out the provisions of this Agreement including, without limitation, a settlement statement and any construction lien affidavits or other items necessary to permit Tenant to obtain the specified title insurance.

          2. By Tenant. At Closing, the Tenant shall take each of the following actions:

               a. Deliver to the Title Agent conducting Closing funds sufficient to complete Closing in accordance with this Exhibit (i.e., the Purchase Price, subject to any adjustments required by this Agreement); and

               b. Execute, acknowledge and deliver as appropriate, all additional documents which may be necessary or appropriate to carry out the provisions of the contract evidenced by this Exhibit G including, without limitation, a settlement statement.

     C. Location of Closing. Closing shall be conducted on the Closing Date in a location mutually agreeable to Landlord and Tenant, or in the absence of mutual agreement, in the offices of Hill, Ward & Henderson, P.A.

     D. Closing Cost Adjustments and Prorations. Landlord shall pay for documentary stamp taxes on the deed and owner's title insurance for the benefit of Tenant and Tenant shall pay for the recording fee for the deed. The Rent (including, without limitation, Base Rent and Operating Expenses) shall be adjusted as of the day immediately preceding the Closing Date. Each party shall pay its own attorneys' fee.

     VII. Default. If Landlord defaults under the terms of the contract evidenced by this Exhibit G, Tenant shall be entitled to exercise all of its rights and remedies under Florida law. If Tenant shall fail to perform its obligation under this contract evidenced by this Exhibit G to make full Closing in accordance with the terms hereof, Landlord shall be entitled to terminate this contract by written notice to Tenant and retain the Deposit as its sole remedy in which event the Lease Agreement shall remain in full force and effect.

                                   EXHIBIT H
--------------------------------------------------------------------------------


ISSUING BANK:  NationsBank, N.A.                       ISSUE DATE:______________
EXPIRY DATE: ___________________
                                                       AMOUNT: $2,500,000.00

BENEFICIARY:        Orix Hogan Burt Pinellas Venture
               c/o Hogan Burt
               101 E. Kennedy Blvd., Suite 4000
               Tampa, Florida 33602
               Attn: James T. Burt, II

DEAR GENTLEMEN:

     WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____, IN BENEFICIARY'S FAVOR FOR THE ACCOUNT OF DIGITAL LIGHTWAVE, INC., 601 CLEVELAND STREET, 5TH FLOOR, CLEARWATER, FLORIDA 33755, UP TO THE AGGREGATE TOTAL AMOUNT OF U.S. $2,500,000.00 AVAILABLE BY PAYMENT, AGAINST BENEFICIARY'S SIGHT DRAFT(S) DRAWN ON NATIONSBANK, N.A., ACCOMPANIED BY THE FOLLOWING DOCUMENT:

     A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AN OFFICER OR ANY AUTHORIZED AGENT OF THE BENEFICIARY WITH THE FOLLOWING WORDING:

     TENANT IS IN DEFAULT IN THE AMOUNT OF $__________ UNDER THAT CERTAIN LEASE AGREEMENT BEARING AN EFFECTIVE DATE OF JANUARY 9, 1998 BY AND BETWEEN THE APPLICANT AS TENANT AND BENEFICIARY AS LANDLORD.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE UNLESS AT LEAST (30) THIRTY DAYS PRIOR TO SUCH DATE, WE SHALL NOTIFY YOU IN WRITING AT THE ABOVE ADDRESS BY REGISTERED MAIL OR COURIER SERVICE THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE YOU MAY DRAW UNDER THIS LETTER OF CREDIT ON OR BEFORE THE THEN CURRENT EXPIRATION DATE AGAINST PRESENTATION OF YOUR SIGHT DRAFT DRAWN ON US ACCOMPANIED BY THE WRITTEN STATEMENT ABOVE.

THIS LETTER OF CREDIT MAY BE SUCCESSIVELY TRANSFERRED IN FULL (BUT NOT IN PART) BY THE ISSUING BANK PROVIDED THAT YOU DELIVER TO US OUR WRITTEN FULL TRANSFER FORM M-4 (M-4 ATTACHED OR TO FOLLOW BY MAIL). THE ORIGINAL LETTER OF CREDIT TOGETHER WITH ALL ORIGINAL AMENDMENTS (IF ANY) MUST BE RETURNED TO US WITH THE COMPLETED TRANSFER FORM AND PAYMENT OF OUR CUSTOMARY CHARGES.

ANY DRAFT DRAWN UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER IRREVOCABLE
STANDBY LETTER OF CREDIT NO.        ISSUED BY NATIONSBANK, N.A."

UNLESS OTHERWISE EXPRESSLY STATED THIS LETTER OF CREDIT IS SUBJECT TO THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE

TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON PRESENTATION TO US AT 18167 U.S. HWY 19 NORTH, SUITE 600, CLEARWATER, FLORIDA 33764, ATTN: COMMERCIAL BKG DEPT., OR 901 MAIN STREET, 9TH FLOOR, DALLAS, TEXAS 75202-0483, ATTN:
LETTER OF CREDIT DEPT., ON OR BEFORE ________________, THE EXPIRATION DATE OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

                                   EXHIBIT I

                                   DRAFT FORM

                          IRREVOCABLE LETTER OF CREDIT



Number:                                                  Date: January 30, 1998
       ----------------------

Expiration Date:                                            Amount:  $1,000,000
                -------------                                        ----------

To:  Digital Lightwave, Inc.       (Beneficiary)
     601 Cleveland St., 5th Floor
     Clearwater, FL  34615

Gentlemen:

We hereby issue out IRREVOCABLE LETTER OF CREDIT No. _____________ in your favor for the account ORIX Real Estate Equities, Inc. up to the aggregate amount of $1,000,000.00 available by your drafts at sight drawn on The Sumitomo Bank, Ltd. Chicago Branch with the original Letter of Credit for our endorsement and accompanied the following:

     A statement from the Beneficiary that ORIX Hogan-Burt Pinellas Venture ("Landlord") is in default in the amount of $ ___________, under that certain Lease Agreement bearing an effective date of January 9, 1998 by and between the Landlord and the Beneficiary as Tenant.

Partial drawings are permitted.

This letter of credit expires at this office on [January 25, 1999].

In the event that the expiry date of this Letter of Credit has not been extended to a date on or after six months from the Substantial Completion Date and the Landlord's Work and Tenant Improvements have not been delivered, then in addition to any other basis upon which you otherwise may draw on this Letter of Credit, and in lieu of the statement referred to above, you may draw on this Letter of Credit at any time during the thirty (30) day period prior to the expiry hereof.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

We hereby agree with you that a draft drawn under and incompliance with the terms of this Letter of Credit will be duly honored if presented to us on or before the above stated expiration date.